Exhibit 4.52

EXECUTION VERSION

CEMEX, S.A.B. DE C.V.,

THE BANK OF NEW YORK MELLON

AS TRUSTEE

AND

CIBANCO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE

AS MEXICAN TRUSTEE

CONVERTIBLE SUBORDINATED NOTES DUE 2020

Indenture

Dated as of March 13, 2015

i

(continued)

(continued)

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THIS INDENTURE, dated as of March 13, 2015, is between CEMEX, S.A.B. de C.V. a publicly traded variable capital corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Issuer”), The Bank of New York Mellon, as trustee (the “Trustee”) and, solely for compliance with certain Mexican law requirements set forth in Section 7.01(b) and Section 7.06, CIBanco S.A., Institución de Banca Múltiple (the “Mexican Trustee”). The Issuer has duly authorized the creation of its Convertible Subordinated Notes due 2020 (the “Notes”) and to provide therefor the Issuer, the Trustee and the Mexican Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time of the Notes:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

“3-month LIBOR Rate” means the rate for deposits in U.S. dollars with an Index Maturity of three months, which appears on the Bloomberg page “GDCO 1395 1”, or any other page as may replace such page on Bloomberg, as of 11:00 a.m., London time, on the day that is two London Banking Days preceding March 13, 2015.

“5-Year Swap Rate” means on any day, the semi-annual mid-swap rate for U.S. dollar swap transactions with a maturity of five years displayed on the Reference Screen Page on that day. If the 5-Year Swap Rate does not appear on the Reference Screen Page on that day, the Calculation Agent shall request each of the Reference Banks to provide it with its 5-Year Swap Rate Quotation and will determine the 5-Year Swap Rate as the Reference Bank Rate on that day.

“5-Year Swap Rate Quotation” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Issue Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, and (iii) has a floating leg based on the 3-month LIBOR Rate (calculated on an Actual/360 day count basis).

“Additional Interest” means any interest payable pursuant to Section 4.09 or Section 6.02(b).

“ADR” means American Depositary Receipts representing ADS.

“ADS” means American Depositary Shares of the Issuer created pursuant to the Second Amended and Restated Deposit Agreement (A and B share CPOs), dated August 10, 1999, among CEMEX, S.A.B. de C.V., Citibank, N.A. and holders and beneficial owners of American Depositary Shares, as the same may be amended, modified or replaced.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent, Calculation Agent, Conversion Agent or co-registrar.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, or to the delegending of Global Securities or ADSs, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

“Available Treasury Shares” means, as of any time of determination, Ordinary Shares of the Issuer available in treasury, and for which the Issuer has obtained any approval (including satisfaction or waiver of preemptive rights), taken such corporate action and made such contractual arrangements necessary such that, at the time at which Notes could be converted, the Issuer will be able to deliver such Ordinary Shares to timely satisfy its conversion obligations relating to the Notes, including by causing such Ordinary Shares to underlie any necessary CPOs, provided that Available Treasury Shares shall not include the number of Ordinary Shares available in treasury needed to satisfy any and all of the Issuer’s contingent or non-contingent obligations to deliver Ordinary Shares (other than in connection with a conversion of the Notes), including, without limitation, in connection with any employee compensation arrangements and the settlement of conversions of securities convertible into Ordinary Shares (including, without limitation, the Mandatory Convertible Securities issued on December 10, 2009, the 3.25% Convertible Subordinated Notes due 2016 and the 3.75% Convertible Subordinated Notes due 2018 ). When “Available Treasury Shares” is referred to in comparison to the number of ADSs necessary to satisfy conversion obligations at a certain point in time, in order to facilitate such comparison, “Available Treasury Shares” shall be expressed as the number of ADSs that would represent the number of Available Treasury Shares held by the Issuer at such time (through the CPOs that are necessary to evidence such Ordinary Shares).

“Bankruptcy Event of Default” means:

(1)	the entry by a court of competent jurisdiction of: (i) a decree, order for relief or declaration in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law, or (ii) a decree or order (A) adjudging or declaring any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment, insolvency, bankruptcy, concurso mercantil, quiebra or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up, liquidation, dissolution, bankruptcy or quiebra of the affairs of any Bankruptcy Party, and in each case, the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(2)	(i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law (including insolvency, bankruptcy, concurso mercantil or quiebra) or of any other case or proceeding to be adjudicated of declared a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree, declaration or order for relief in respect of such Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy, insolvency case, liquidation or dissolution action or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or management or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, (vii) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of such Bankruptcy Party, or (viii) the taking of corporate action by any Bankruptcy Party in furtherance of any action referred to in clauses (i) – (vii) above.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors and the Mexican Ley de Concursos Mercantiles, as amended.

“Bankruptcy Party” means the Issuer and any Significant Subsidiary of the Issuer or group of Subsidiaries that, taken together would constitute a Significant Subsidiary of the Issuer.

“Beneficial Owner” will be determined in accordance with Rule 13d-3 under the Exchange Act as in effect on the date of the Indenture, and “Beneficially Own”, “Beneficially Owned” and “Beneficial Ownership” have meanings correlative to that of Beneficial Owner.

“Board of Directors” means, as to any Person, the board of directors, any duly authorized management committee or similar governing body of such Person, or any duly authorized committee thereof, having the requisite authority.

“Calculation Agent” means The Bank of New York Mellon or any successor appointed by the Company, acting as calculation agent in respect of the Notes.

“Capital Stock” of any Person means any and all ordinary shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of the definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Certificados Bursátiles” means Mexican law governed debt securities issued by the Issuer and guaranteed (por aval) by CEMEX México, S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V., wholly owned Subsidiaries of the Issuer, and placed in the Mexican capital markets with the approval of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.).

“Change of Control” means acquisition of the Beneficial Ownership of twenty percent (20%) or more in voting power of the Issuer’s outstanding Voting Stock by any Person.

“Commission” means the United States Securities and Exchange Commission.

“Commodity Price Purchase Agreement” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person from fluctuations in commodity prices.

“Contingent Convertible Units” means the Issuer’s Contingent Convertible Units issued on October 3, 2014.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its duties under this Indenture shall be administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street, 7W, New York, NY 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“CPO” means an ordinary participation certificate (certificado de participación ordinario) having Ordinary Shares as underlying securities.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means any receiver, trustee, assignee, conciliador, síndico, liquidator or similar official under any Bankruptcy Law.

“Daily VWAP” means, for each of the 5 consecutive Trading Days in the Averaging Period, the per ADS volume-weighted average price on Bloomberg page “CX US<equity>VWAP” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day using the Bloomberg calculation method (or if such volume-weighted average price is unavailable or in the Issuer’s commercially reasonable judgment is manifestly incorrect), the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” will be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Designated Senior Indebtedness” means (i) the Issuer’s obligations under the Facilities Agreement and in respect of the indebtedness subject thereto and (ii) any other Senior Indebtedness which, on the date of a payment default or the delivery of a Payment Blockage Notice, has an aggregate amount outstanding of, or under which, on such date, the holders thereof are committed to lend up to, at least U.S.$50 million.

“DTC” means The Depository Trust Company, a New York corporation.

“Electronic Means” mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Ex-Dividend Date” means the first date on which ADSs trade on the applicable exchange or in the applicable market, in a regular way, without the right attached to Ordinary Shares to receive the issuance or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statues thereto together with, in either case, the rules and regulations promulgated thereunder.

“Existing Notes” means the Issuer’s 4.875% Convertible Subordinated Notes due 2015.

“Facilities Agreement” means the Facilities Agreement, dated as of September 12, 2012, entered into among the Issuer and certain Subsidiaries of the Issuer, the financial institutions and noteholders party thereto, Citibank International PLC, as administrative agent, and Wilmington Trust (London) Limited, as security agent, as such agreement may be amended, modified or waived from time to time.

“Fundamental Change” means:

(1)	a Change of Control;

(2)

the consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Issuer pursuant to which all or substantially all of the Issuer’s shares of Capital Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Issuer’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this clause (2) as an “Event”); provided, however, that any such Event where the holders of more than fifty percent (50%) of the Issuer’s Capital Stock immediately prior to such Event, own, directly or indirectly, more than fifty percent (50%) of all classes of Capital Stock of the continuing or surviving Person or transferee or the parent thereof immediately after such Event shall not be a “Fundamental Change”;

(3)	during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors of the Issuer, together with any new directors whose election to the Board of Directors of the Issuer, or whose nomination for election by the Issuer’s stockholders, was approved by a vote of a majority of the Issuer’s stockholders, cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office;

(4)	the Issuer’s stockholders approve any plan or proposal for the Issuer’s liquidation or dissolution (other than any liquidation or dissolution that is part of a merger event and excluded from the definition of “Fundamental Change” by reason of the proviso in clause (2) above); or

(5)	the ADSs cease to be listed for trading on a U.S. national securities exchange.

If any transaction in which Ordinary Shares, CPOs or ADSs are replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Issuer in this definition of “Fundamental Change” (and, for the avoidance of doubt, the Issuer’s Ordinary Shares, CPOs and ADSs) will apply to such other entity (and securities issued by it) instead.

“GAAP” means IFRS as in effect on the Unit Issue Date.

“Global Security” means Notes represented by a certificate in definitive, fully registered form of securities without interest coupons in global form that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made part of this Indenture.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Purchase Agreement or any Transportation Agreement, in each case, not entered into for speculative purposes.

“Holder” means the Person in whose name a Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent (including obligations por aval), in respect of: (i) borrowed money; (ii) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) Capitalized Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) Hedging Obligations, if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person) measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such indebtedness and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest” means (except as otherwise specifically provided in this Indenture) any accrued and unpaid interest in respect of the Notes, including Additional Interest and Additional Amounts, if any.

“Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2015.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Issue Date” means March 13, 2015.

“Issuer” means the party named as such in the Preamble until a successor replaces it in accordance with Article V and thereafter means the successor.

“Issuer Order” means a written order of the Issuer signed by an Officer of the Issuer.

“Last Reported Sale Price” of ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the ADSs on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per ADS in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group. or a similar organization selected by the Issuer. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per ADS on the relevant date from each of at least three nationally recognized independent investment banking firms the Issuer selects for this purpose. When used in relation to an Ordinary Share, “Last Reported Sale Price” means, with respect to any day, the per share price of an Ordinary Share obtained by dividing (i) the quotient of the Last Reported Sale Price of an ADS for that day, divided by the number of CPOs represented by an ADS at the time of determination by (ii) the number of Ordinary Shares underlying a CPO at the time of determination; provided that if the Ordinary Shares no longer constitute securities underlying CPOs at the time of determination, references in this definition (other than in this proviso) to CPOs will be deemed to have been replaced by a reference to ADSs.

“LGTOC” means the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security or similar trust, security interest or encumbrance of any kind in respect of such asset. The Issuer shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligations or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Marginal Spread” means the number of basis points determined by reference to the following chart; provided, however, that if any event that would give rise to an adjustment to the Conversion Rate under Section 12.05 occurs between September 26, 2014 and the final day of the Averaging Period, the Issuer will adjust the 5 Day Average VWAP as applied to the table below using an adjustment factor inverse to the factor that would have been applicable to the adjustment to the Conversion Rate that would have been required under Section 12.05 had the relevant event occurred after the Conversion Rate had been established, applied by the Issuer in a good faith manner to the applicable values:

5 Day Average VWAP	Marginal Spread
Greater than $8.62	0 basis points
Less than or equal to $8.62, but greater than $8.00	50 basis points
Less than or equal to $8.00, but greater than $7.50	137.5 basis points
Less than or equal to $7.50, but greater than $7.00	200 basis points
Less than or equal to $7.00, but greater than $6.50	250 basis points
Less than or equal to $6.50, but greater than $6.00	287.5 basis points
Less than or equal to $6.00	350 basis points

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the ADSs trade or are quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time, on any Trading

Day, of an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options, contracts or future contracts relating to ADSs.

“Maturity Date” means March 15, 2020.

“Maximum Issuable Amount” means the aggregate principal amount of Notes to be issued in settlement of the Issuer’s Contingent Convertible Units ( not to exceed U.S.$200,000,000) as specified in an Officer’s Certificate delivered to the Trustee.

“Mexican Law Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture

“New York Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to remain closed.

“Offering Memorandum” means the final offering memorandum related to the Contingent Convertible Units and the Notes, dated September 26, 2014.

“Officer” means the President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, any member of the Board of Directors, any attorney-in-fact acting under a duly granted power-of-attorney providing authority or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by one Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Counsel may be an employee of or counsel to the Issuer.

“Ordinary Shares” means series A common stock or series B common stock of the Issuer, or any other shares of Capital Stock of the Issuer that are issued in exchange for, or otherwise replace, any of the foregoing, including any Reference Property. References to the Issuer in this definition shall also include any successor or purchasing corporation, or its direct or indirect parent entity, the common stock of which constitutes Reference Property, subject to compliance with Section 12.06.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pesos” or “Ps.” means the lawful currency of Mexico.

“Preliminary Offering Memorandum” means the preliminary offering memorandum related to the Contingent Convertible Units and the Notes, dated September 22, 2014.

“Pricing Term Sheet” means the pricing term sheet related to the Contingent Convertible Units and the Notes, dated September 26, 2014.

“Public Registry of Commerce” means the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of Monterrey, Nuevo León, México.

“Record Date” means the March 1 and September 1 immediately preceding each Interest Payment Date.

“Reference Bank Rate” means the percentage rate determined by the Calculation Agent on the basis of the 5-Year Swap Rate Quotations provided by the Reference Banks to the Calculation Agent at approximately 11:00 a.m. (New York time) on the second New York Business Day preceding the Issue Date. If at least three quotations are provided by the Reference Banks, the Reference Bank Rate will be determined by the Calculation Agent on the basis of the arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three quotations are provided by the Reference Banks, the Reference Bank Rate will be determined by the Calculation Agent by obtaining the semi-annual mid-swap rate for U.S. dollar swap transactions with a maturity of five years as displayed on the Reference Screen Page on the last calendar day prior to the Issue Date on which such quotation was displayed.

“Reference Banks” means five major banks in the interbank market selected by the Issuer and notified to the Calculation Agent.

“Reference Screen Page” means Bloomberg page “ISDA1” (or such other page as may replace that page on Bloomberg) as at 11:00 a.m. (New York Time).

“Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Resale Restriction Delegending Date” means the date that is one year after the Unit Issue Date.

“Restricted ADS Legend” means the legend substantially in the form as set forth in Exhibit B hereto, which is incorporated in and expressly made a part of this Indenture.

“Restricted Note” means any Note until such time as (i) such Note has been transferred pursuant to an effective shelf registration statement or (ii) the Restricted Securities Legend therefor has been removed pursuant to Section 2.07(c) or (d).

“Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statues thereto together with, in either case, the rules and regulations promulgated thereunder.

“Senior Indebtedness” means all Indebtedness of the Issuer except for:

(1)	Indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinated to or ranks equally with the Notes; and

(2)	Indebtedness between or among the Issuer and any of its Subsidiaries.

“Significant Subsidiary” means any Subsidiary of the Issuer that at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than fifty percent (50%) of (a) in the case of a corporation, the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency that has not occurred and is not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the voting or other power to control the actions of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the voting or other power to control the actions of such trust or estate, is at the time directly or indirectly owned or controlled by (x) such Person, (y) such Person and one or more of its other Subsidiaries or (z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to a “Subsidiary” shall refer to a Subsidiary of the Issuer.

“Trading Day” means, with respect to ADSs, a day during which trading in the Issuer’s ADSs generally occurs on the primary exchange or quotation system on which the Issuer’s ADSs then trade or are quoted and there is no Market Disruption Event.

“Transportation Agreement” means, in respect of any Person, any agreement or arrangement designed to protect such Person from fluctuations in prices related to transportation.

“Trustee” means the party named as such in the Preamble and any successor that replaces it in accordance with the applicable provisions of this Indenture, including any attorney-in-fact for the Trustee pursuant to a valid power of attorney issued by the Trustee to such attorney-in-fact.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unit Issue Date” means October 3, 2014.

“U.S.” means the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or Interest on the Notes, the U.S. Government Obligations shall be payable as to principal or Interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Issuer’s option.

“U.S. Legal Tender” or “U.S.$” means such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” with respect to any Person, means securities of any class of capital stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

SECTION 1.02. Other Definitions.

Defined in Section
“5 Day Average VWAP”	Section 12.04
“Additional ADSs”	Section 12.12(a)
“Additional Amounts”	Section 4.12(b)
“ADS Price”	Section 12.12(a)
“Authorized Agent”	Section 10.10(c)
“Authorized Officers”	Section 10.02
“Averaging Period”	Section 12.04
“Banamex”	Section 12.02
“Business Day”	Section 10.06
“Change of Control Purchase Date”	Section 12.12(b)
“Change of Control Offer”	Section 3.03(a)
“Change of Control Payment”	Section 3.03(a)
“Conversion Agent”	Section 2.03
“Conversion Date”	Section 12.02
“Conversion Rate”	Section 12.04
“Definitive Security”	Section 2.07(b)(i)
“Dividend Record Date”	Section 12.05(a)(i)
“Effective Date”	Section 12.12(a)
“Event of Default”	Section 6.01
“Expiration Date”	Section 12.05(a)(v)
“Expiration Time”	Section 12.05(a)(v)
“Financial Statements”	Section 10.01(b)
“Fundamental Change Notice”	Section 12.12(b)

“Initial Conversion Price”	Section 12.04
“Instructions”	Section 10.02
“Junior Securities”	Section 11.14
“Make Whole Fundamental Change Premium”	Section 12.12(a)
“Make Whole Table”	Section 12.12(a)
“Mexican Trustee”	Preamble
“Net Total Assets”	Section 10.01(c)
“Notes”	Preamble
“Paying Agent”	Section 2.03
“Payment Blockage Notice”	Section 11.05(b)
“Payment Blockage Period”	Section 11.05(b)
“Payment Default”	Section 11.05(a)
“Payment of the Notes”	Section 11.05(a)
“Permitted Merger Jurisdictions”	Section 5.01(a)(ii)(A)
“Reference Property”	Section 12.06
“Register”	Section 2.03
“Registrar”	Section 2.03
“Rights Distribution Record Date”	Section 12.05(a)(ii)
“Settlement”	Section 12.02
“Spin-Off”	Section 12.05(a)(iii)
“Successor Issuer”	Section 5.01(a)(ii)
“Tax Redemption”	Section 3.01(a)
“Tax Redemption Date”	Section 3.01(e)
“Tax Redemption Notice”	Section 3.01(e)
“Tax Redemption Price”	Section 3.01(a)
“Taxes”	Section 4.12(a)
“Taxing Jurisdiction”	Section 3.01(a)
“USA Patriot Act”	Section 10.18
“Valuation Period”	Section 12.05(a)(iii)

SECTION 1.03. [Reserved].

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) the male, female and neuter genders include one another;

(vi) the word “including” wherever used will be deemed to be followed by the word “without limitation”;

(vii) references to agreements and other instruments include subsequent amendments thereto; and

(viii) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

ARTICLE II

THE NOTES

SECTION 2.01. Form and Dating.

(a) Form and Dating.

(i) The Notes shall be issued in the form of one or more definitive, fully registered form of securities without interest coupons, with their English and Spanish text side-by-side, provided, however, that in case of any inconsistency or question as to the proper interpretation or construction of the Notes between the text in English and the text in Spanish, the English text shall control in all cases. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The terms and provisions of the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(ii) Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(iii) Notes that were originally issued to qualified institutional buyers in reliance on Rule 144A under the Securities Act will be issued in the form of one or more permanent Global Securities.

(iv) Each such Global Security shall be issued with the Restricted Securities Legend, the Global Securities Legend and the Mexican Law Legend.

(v) Any Global Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Issuer and the Mexican Trustee and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Any Global Security may be represented by more than one certificate.

(vi) The Notes may have notations, legends or endorsements as specified in this Indenture or as otherwise required by law, stock exchange rule or Depositary rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them.

(b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer and the Mexican Trustee shall execute and the Trustee shall, in accordance with this Section 2.01(b) and upon Issuer Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or a nominee of the Depositary (which, in the case of DTC, shall initially be Cede & Co.), (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary pursuant to (in the case of DTC) a FAST Balance Certificate Agreement between the Depositary and the Trustee, and (iii) shall bear appropriate legends as set forth herein.

Except as provided in Section 2.11(b)(iv), Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.07 and Section 2.11, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes in definitive form.

SECTION 2.02. Execution and Authentication. Two Officers (who shall be members of the Board of Directors) shall sign the Notes for the Issuer by manual or facsimile signature.

(a) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(c) The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of up to the Maximum Issuable Amount upon receipt of an Issuer Order, which shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

(d) The Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 and multiples of U.S.$1,000 in excess thereof.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuer or an Affiliate of the Issuer.

(f) If any successor that has replaced the Issuer in accordance with Article V has executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of such successor, be exchanged for other Notes executed in the name of such successor with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of such successor, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of such successor pursuant to this Section 2.02(f) in exchange or substitution for or upon registration of transfer of any Notes, such successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes then outstanding for Notes authenticated and delivered in such new name.

(g) The Notes shall also be signed by a duly authorized attorney-in-fact of the Mexican Trustee by manual or facsimile signature.

SECTION 2.03. The Trustee, Registrar, Paying Agent, Calculation Agent and Conversion Agent. The Issuer shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) where Notes may be presented for payment (“Paying Agent”); (iii) an office or agency where Notes may be presented for conversion (the “Conversion Agent”); and (iv) where notices and demands to or upon the Issuer in respect of Notes and this Indenture may be served by the Holders. Through such time as the interest rate on the Notes shall be determined, the Issuer shall maintain a Calculation Agent in respect of the Notes. The Registrar shall keep a Register (“Register”) of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more additional paying agents, one or more additional calculation agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, the term “Calculation Agent” includes any additional calculation agent and the term “Conversion Agent” includes any additional conversion agent. The Issuer may change any Paying Agent, Registrar, Calculation Agent, Conversion Agent or co-registrar without prior notice. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Calculation

Agent, Conversion Agent or co-registrar not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, Calculation Agent, Conversion Agent or co-registrar, except that for purposes of Article VIII and Section 3.03, neither the Issuer nor any of its Subsidiaries shall act as Paying Agent and neither the Issuer nor any of its Subsidiaries shall act as Calculation Agent. If the Issuer fails to appoint or maintain another entity as Registrar, Paying Agent, Calculation Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such. The Issuer designates the Borough of Manhattan, New York City, office or agency of the Trustee as one such office or agency of the Issuer required by this Section 2.03, until such time as another office or agency located in the Borough of Manhattan is designated as such, and appoints the Trustee as Registrar, Paying Agent, Calculation Agent, Conversion Agent and agent for service of demands and notices in connection with the Notes and this Indenture until such time as another Person is appointed as such.

SECTION 2.04. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent (other than the Trustee, who hereby so agrees) to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or Interest on the Notes, and will notify the Trustee of any default by the Issuer in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of all money held by it as Paying Agent. Upon any proceeding under any Bankruptcy Law with respect to the Issuer or any of its Affiliates, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Issuer or such Affiliate as Paying Agent.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06. Legends; Transfer Restrictions. (a) Each Global Security shall bear the Global Securities Legend.

(b) Each Restricted Note shall bear the Restricted Securities Legend. Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(c) Each Note shall bear a Mexican Law Legend.

(d) As used in this Section 2.06 and in Section 2.07, the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Restricted Note. The Registrar shall not register any transfer of a Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.06 and in Section 2.07.

(e) Every ADR certificate representing an ADS issued in the circumstances described in Section 12.11 hereof shall bear the applicable Restricted ADS Legend unless removed in accordance with the provisions of Section 12.11.

SECTION 2.07. Transfer and Exchange. (a) When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions specified herein and the related certificate are met. To permit registrations of transfers and exchanges, the Issuer shall issue and the Trustee shall authenticate Notes at the Registrar’s request, bearing certificate numbers not contemporaneously outstanding. No service charge shall be imposed on a Holder for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer and the Registrar may require payment of a sum sufficient to cover any transfer Tax or other governmental charge payable upon exchanges pursuant to Section 2.11, Section 9.05 or Section 12.02.

The Issuer or the Registrar shall not be required to register the transfer of any Notes surrendered for repurchase pursuant to Section 3.03.

All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 2.07, Section 2.11 and the Applicable Procedures.

Except for transfers or exchanges made in accordance with paragraphs (i) through (iii) of this Section 2.07(b) and Section 2.11, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(i) Global Security to Definitive Security. If an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a definitive registered note (such Note, a “Definitive Security”), such owner may, subject to the restrictions on transfer set forth herein and such Global Security and the Applicable Procedures, cause the exchange of such interest for one or more Definitive Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Registrar of (1) instructions from the Depositary and/or its participants directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (2) in the case of a Restricted Note, such certifications or other information and, except in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of the same aggregate principal amount in accordance with the instructions referred to above.

(ii) Definitive Security to Definitive Security. If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Security, such Holder may, subject to the restrictions on transfer set forth herein and in such Definitive Security, cause the transfer of such Definitive Security (or any portion thereof in a principal amount equal to an authorized denomination) to such transferee. Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the Definitive Security, or portion thereof, to be transferred (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (3) in the case of a Restricted Note, such certifications or other information and, except in the case of transfers to Persons pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar, shall cancel or cause to be canceled such Definitive Security and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Security is transferred as aforesaid, concurrently therewith the Issuer shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Security in a principal amount equal to the principal amount which has not been transferred. A Holder of a Definitive Security may at any time exchange such Definitive Security for one or more Definitive Securities of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Security, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Security and concurrently therewith the Issuer shall execute and Trustee shall authenticate and deliver, one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security being exchanged.

(iii) Definitive Security to Global Security. If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Security, such Holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Security and the rules of the Depositary cause the exchange of such Definitive Security for a beneficial interest in the Global Security. Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Definitive Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) the assignment form on the back of the Definitive Security completed in full, and (4) in the case of a Restricted Note, such certifications or other information and legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Definitive Security canceled.

All Definitive Securities shall be issued in minimum principal amounts of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

(c) So long as and to the extent that the Notes are represented by one or more Global Securities held by or on behalf of the Depositary only, the Issuer may accomplish any delegending of such Notes represented by such Global Securities at any time on or after the Resale Restriction Delegending Date, to the extent such Notes are freely tradable without restrictions under applicable securities laws, by:

(i) providing written notice to the Trustee that the Resale Restriction Delegending Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Notes;

(ii) providing written notice to Holders of the Notes that the Restricted Securities Legend has been removed or deemed removed;

(iii) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv) complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

(d) Transfers of Notes and Restricted Notes.

(i) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) not bearing (or not required to bear upon such transfer, exchange or replacement) a Restricted Securities Legend, the Registrar shall exchange such Notes (or beneficial interests) for Notes (or beneficial interests in a Global Security) not bearing a Restricted Securities Legend.

(ii) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) bearing a Restricted Securities Legend at any time prior to the time the Issuer has provided notice of the occurrence of the Resale Restriction Delegending Date, the Registrar shall deliver only Notes (or beneficial interests in a Global Security) bearing a Restricted Securities Legend unless (i) such Notes (or beneficial interests) are transferred pursuant to an effective shelf registration statement; (ii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 under the Securities Act upon delivery to the Registrar of a certificate of the transferor in the form contained in Exhibit A hereto and an Opinion of Counsel reasonably satisfactory to the Registrar; (iii) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Delegending Date and are freely tradable without restriction under applicable securities laws; or (iv) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably required by and satisfactory to it to the effect that neither such Restricted Securities Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Issuer shall deliver to the Trustee an Officer’s Certificate promptly upon effectiveness, withdrawal or suspension of any shelf registration statement that is or has previously been declared effective with respect to the Notes.

(e) Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Definitive Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such Opinions of Counsel, certificates and such other evidence reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act, or as otherwise set forth in this Indenture.

(f) Any Note or ADS issued upon the conversion or exchange of a Note that, prior to the date upon which the Issuer instructs the Trustee to remove the Restricted Securities Legend pursuant to Section 2.07(c) above, is purchased or owned by the Issuer or any Affiliate thereof, may not be resold by the Issuer, and the Issuer may not permit any such Affiliate to resell it, unless (x) bearing a CUSIP that is different from the CUSIP for the Notes or ADSs issued prior to such date and not acquired by the Issuer or any Affiliate thereof prior to such date or (y) registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being “restricted securities” (as defined under Rule 144). For the avoidance of doubt, this Section 2.07(f) shall not be applicable to resales to which Section 4.09(b) applies.

(g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no obligations or duties to the holders of any ADSs issued pursuant to Article XII hereof.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Security, Agent Members or any other Persons with respect to the accuracy of the records of DTC or its nominee or of Agent Members, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

SECTION 2.08. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue (after the execution by two Officers, who shall also be members of the Board of Directors), the Mexican Trustee shall sign and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee, the Mexican Trustee or the Issuer as a condition of receiving a replacement Note, such Holder shall provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of the Issuer, the Mexican Trustee and the Trustee, to fully protect the Issuer, the Mexican Trustee, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Issuer, the Mexican Trustee and the Trustee may charge the relevant Holder for their expenses in replacing any Note.

The Trustee or any authenticating agent may authenticate any such substituted Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Mexican Trustee, the Issuer and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Issuer and the Trustee may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature, or has been submitted for repurchase pursuant to Section 3.03 or is about to be converted into ADSs pursuant to Article XII, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Mexican Trustee, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such action, and, in case of destruction, loss or theft, evidence satisfactory to the Issuer, the Mexican Trustee, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.

SECTION 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section 2.09 as not outstanding.

If a Note is replaced pursuant to Section 2.08, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If Notes are considered paid under Section 4.01, converted under Article XII or redeemed or repurchased pursuant to Section 3.01 or Section 3.03, they shall cease to be outstanding and Interest on them shall cease to accrue, except as may be otherwise set forth herein.

Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.10. When Treasury Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Prior to any such determination, the Issuer shall be obliged to advise the Trustee of any Notes owned by the Issuer or an Affiliate of the Issuer.

SECTION 2.11. Temporary Notes; Definitive Securities. (a) Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes, which shall also be signed by the Mexican Trustee. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare, the Mexican Trustee shall sign and the Trustee shall authenticate Definitive Securities in exchange for temporary Notes.

(b) Definitive Securities.

(i) Except for transfers made in accordance with Section 2.07(b), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Definitive Securities only if such transfer complies with Section 2.07 and (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (y) an Event of Default has occurred and is continuing, or (z) the Issuer, in its sole discretion, determines that the Global Security will be exchangeable for Definitive Securities in registered form and notifies the Trustee of its decision.

(ii) In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (x) of Section 2.11(b)(i), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer (by means of the execution by two Officers, who shall also be members of the Board of Directors) and the Mexican Trustee shall execute, and upon Issuer Order the Trustee shall authenticate and deliver to each Person identified by DTC and/or its participants in exchange for its interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations, and the Registrar shall register such exchanges in the Register.

(iii) In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (y) of Section 2.11(b)(i), if an Event of Default has occurred and is continuing, upon receipt by the Registrar of instructions from Agent Members on behalf of the owner of a beneficial interest in a Global Security directing the Registrar to exchange such beneficial owner’s beneficial interest in such Global Security for Definitive Securities, subject to and in accordance with the Applicable Procedures, the Issuer (by means of the execution by two Officers, who shall also be members of the Board of Directors) and the Mexican Trustee shall promptly execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery to such beneficial owner, Definitive Securities in a principal amount equal to such beneficial interest in such Global Security.

(iv) If (A) an event described in clause (x) of Section 2.11(b)(i) occurs and Definitive Securities are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner instructions to obtain Definitive Securities due to an event described in clause (y) of Section 2.11(b)(i) and Definitive Securities are not issued promptly to any such beneficial owner, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Notes as if such Definitive Securities had been issued.

(c) Any Global Security or interest therein that is transferable to the beneficial owners thereof in the form of Definitive Securities shall, if held by the Depositary, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section 2.11(c) shall be executed, authenticated and delivered only in denominations of U.S.$1,000 and multiples of U.S.$1,000 in excess thereof and registered in such names as the Depositary and/or its participants shall direct.

(d) Prior to any transfer pursuant to Section 2.11(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) The Issuer will make available to the Trustee a reasonable supply of certificated Notes in definitive form without interest coupons.

SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation. All Notes so surrendered to the Trustee shall be cancelled promptly by the Trustee. Upon written instructions of the Issuer, the Trustee shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities and, after such disposition, shall upon written request deliver a certificate of disposition to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any Holder has (i) converted pursuant to Article XII hereof, or (ii) submitted for repurchase pursuant to Section 3.03 hereof (unless validly revoked pursuant to Section 3.04).

SECTION 2.13. [Reserved].

SECTION 2.14. CUSIP Number. (a) The Issuer, in issuing the Restricted Notes, will use a restricted CUSIP number for such Notes until such time as the Restricted Securities Legend is removed pursuant to Section 2.07(c) or Section 2.07(d). At such time as the applicable restrictive legend is removed from such Notes pursuant to Section 2.07(c) or Section 2.07(d), the Issuer will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed.

(b) The Issuer, upon issuing ADSs upon conversion of Restricted Notes, will use a restricted CUSIP number for such ADSs. With respect to each ADR representing such ADS, until such time as the applicable Restricted ADS Legend is removed pursuant to Section 2.07(c) or Section 2.07(d) from such ADR, such restricted CUSIP will be the CUSIP numbers for such ADR. At such time as the applicable restrictive legend is removed from such ADR pursuant to Section 2.07(c) or Section 2.07(d), an unrestricted CUSIP number for such ADR will be deemed to be the CUSIP number therefor, but only with respect to the ADRs where so removed.

(c) The Trustee shall use the applicable CUSIP number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such number. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP number.

ARTICLE III

REDEMPTION AND REPURCHASE OF NOTES

SECTION 3.01. Redemption of Notes at the Option of the Issuer. (a) If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of any government or jurisdiction (a “Taxing Jurisdiction”) affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations becomes effective on or after the Unit Issue Date (which, in the case of a merger, consolidation or other transaction permitted and described under Article V, shall be for purposes of the provision being described, the date of such merger, consolidation or other transaction) the Issuer would be obligated, after taking all reasonable measures to avoid such requirement, to pay Additional Amounts in excess of those attributable to a withholding Tax rate of 10% with respect to the Notes, then, at the Issuer’s option, the Issuer may give a Tax Redemption Notice whereupon the Notes shall be redeemed (a “Tax Redemption”) in whole, but not in part, at a redemption price (the “Tax Redemption Price”) equal to 100% of the outstanding principal amount, plus Interest, if any, up to but not including the Tax Redemption Date; provided, however, that (1) no Tax Redemption Notice may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay the Additional Amounts described in the preceding sentence if a payment on the Notes were then due (in excess of the Additional Amounts payable on the date hereof), (2) at the time such Tax Redemption Notice is given such obligation to pay such Additional Amounts remains in effect, and (3) the Issuer shall have satisfied the additional requirements set forth in paragraph (b) of this Section 3.01. A Tax Redemption Notice, once delivered by the Issuer or caused to be delivered by the Issuer, shall be irrevocable.

(b) Prior to the publication of any Tax Redemption Notice, the Issuer will deliver to the Trustee:

(i) an Officer’s Certificate stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Issuer’s right to redeem set forth above have occurred, and

(ii) an Opinion of Counsel of recognized standing in the affected Taxing Jurisdiction to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

(c) The Issuer shall not have the right to exercise any such optional redemption at any time when it is prohibited from having such an option under the Facilities Agreement. Upon delivery of a Tax Redemption Notice, each Holder will have the option to convert its Notes as if a Fundamental Change had occurred by delivering a notice of conversion of the Notes to the Trustee no later than the close of business on the fourth Business Day immediately preceding the Tax Redemption Date set forth in the Tax Redemption Notice. Such conversion shall be made at the Make Whole Fundamental Change Premium, determined as set forth in Section 12.12; provided that the “ADS price” used by the Issuer in the calculation of the make whole amount shall be the Last Reported Sale Price of the ADSs on the Trading Day immediately preceding the date the Tax Redemption Notice is delivered by the Issuer or caused to be delivered by the Issuer and “Effective Date” used in such calculation shall be the Trading Day immediately preceding such date of delivery. The settlement of such conversion shall be made in accordance with the settlement provisions set forth in Section 12.12.

(d) If the Issuer sets a Tax Redemption Date between a Record Date and the corresponding Interest Payment Date, the Issuer will not pay accrued Interest to any redeeming Holder, and will instead pay the full amount of the relevant Interest payment on such Interest Payment Date to the Holder of record on such Record Date.

(e) If the Issuer elects to exercise the redemption right described in Section 3.01(a), it shall give, or cause to be given by the Trustee, irrevocable written notice of redemption (the “Tax Redemption Notice”) not less than 30 days nor more than 60 days before the Tax Redemption Date to the Trustee, the Paying Agent and each Holder at the addresses as shown on the Register. The Tax Redemption Notice shall include such notices as are required by law and shall state: (i) the aggregate principal amount of Notes to be redeemed; (ii) the CUSIP number or numbers of the Notes being redeemed; (iii) the Business Day on which the redemption will be effected (the “Tax Redemption Date”); (iv) the Tax Redemption Price; (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes; (vi) that Interest to, but excluding, the Tax Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue; (vii) that the Holder has a right to convert the Notes called for redemption at a Make Whole Fundamental Change Premium; (viii) the Conversion Rate on the date of Tax Redemption Notice; (ix) the method of calculating the number of ADSs to be delivered to the Holder upon conversion with respect to any conversions made prior to the Tax Redemption Date; (x) the applicable information required to be contained in a Fundamental Change Notice as set forth in Section 12.12(b); and (xi) if required, whether the Issuer has an effective resale shelf registration statement with respect to any ADSs it may issue as payment for the Make Whole Fundamental Change Premium and, if so, include a selling ADS holder questionnaire to enable each Holder or beneficial owner of Notes to be named as a seller in such resale shelf registration statement. Simultaneously with providing the Tax Redemption Notice, the Issuer shall also issue a press release announcing the occurrence of such Tax Redemption.

(f) On the third Business Day following the Tax Redemption Date, the Issuer shall issue and shall deliver to each Holder of record on the Tax Redemption Date at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full ADSs issuable in accordance with the provisions of Section 3.01(b) and Section 3.01(c).

SECTION 3.02. [Reserved].

SECTION 3.03. Repurchase Upon a Change of Control at the Option of the Holders. (a) Upon the occurrence of a Change of Control, the Issuer shall notify the Holders, the Mexican Trustee and the Trustee in writing of such occurrence and shall be required to make an offer (the “Change of Control Offer”) to repurchase all Notes then outstanding at a repurchase price in cash (the “Change of Control Payment”) equal to 100% of the principal amount thereof, plus Interest, to, but excluding, the Change of Control Purchase Date (as defined in Section 12.12(b)) (unless the Change of Control Purchase Date is between a Record Date and the Interest Payment Date to which it relates, in which case the Issuer will pay Interest on such Interest Payment Date to the Holder of record on such Record Date and the Change of Control Payment will be equal to 100% of the principal amount of the Notes subject to repurchase and will not include Interest).

(b) Notice of a Change of Control shall be made in accordance with the provisions set forth under Section 12.12(b).

(c) The Issuer will not be required to make a Change of Control Offer if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 3.04. General Provisions Applicable to Repurchases. The following additional provisions shall apply to repurchases pursuant to Section 3.03.

(a) To exercise its rights under Section 3.03, a Holder must deliver the Notes to be purchased to the Paying Agent, together with a written purchase notice, after receipt of the Fundamental Change Notice and on or before the Business Day immediately preceding the Change of Control Purchase Date. The purchase notice must contain: (x) if the Notes are not certificated, the Holder’s notice must comply with appropriate DTC procedures or, if the Notes are certificated, the notice shall include the certificate numbers of the Holder’s Notes to be delivered for purchase; (y) the portion of the principal amount of the Holder’s Notes to be purchased, which must be U.S.$1,000 or a multiple of U.S.$1,000; provided that the portion not to be purchased is in a minimum principal amount of U.S.$1,000; and (z) that the Holder’s Notes are to be purchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture. In addition, if the Notes are certificated, the Notes delivered for repurchase shall be duly endorsed for transfer and the written purchase notice in the appropriate form on the reverse side of the Notes shall be duly completed. No Notes of a principal amount of less than U.S.$1,000 shall be purchased by the Issuer in part.

(b) On the Business Day prior to the Change of Control Purchase Date, the Issuer will deposit with the Trustee or with the Paying Agent an amount of money in immediately available funds sufficient to repurchase on such date all the Notes (or portions thereof) tendered for repurchase (other than those theretofore surrendered for conversion into ADSs) and not withdrawn, provided that if such payment is made on the Change of Control Purchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date.

(c) A Holder that has exercised a repurchase right will receive the Change of Control Payment, promptly following the later of (i) the Change of Control Purchase Date or (ii) the time of book-entry transfer or the delivery of the Notes. If the Paying Agent holds money or securities sufficient to pay the cash portion of the purchase price of the Notes to be repurchased on the second Business Day following the Change of Control Purchase Date, then the following shall occur:

(A) the Notes tendered for purchase and not withdrawn will cease to be outstanding and Interest, if any, will cease to accrue on such Notes on the Change of Control Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent); and

(B) all other rights of the Holders with respect to the Notes tendered for purchase and not withdrawn will terminate on the Change of Control Purchase Date (other than the right to receive the Change of Control Payment upon delivery or transfer of the Notes).

(d) Any Change of Control Offers shall be made by the Issuer in compliance with all applicable provisions of the Exchange Act, all applicable tender offer rules promulgated thereunder and all other federal and state securities laws, to the extent such laws and regulations are then applicable and shall include all instructions and materials (such as the filing of a Schedule TO or any other required schedule) that the Issuer shall reasonably deem necessary to enable each such Holder to tender its Notes. The Issuer will not purchase Notes if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Change of Control Purchase Date.

(e) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent an election to have its Notes purchased pursuant to Section 3.03 shall have the right to withdraw such election in whole or in a portion thereof that is a principal amount of U.S.$1,000 or in an integral multiple thereof (provided that the portion not to be so purchased is in a minimum principal amount of U.S.$1,000), if the Paying Agent receives, not later than close of business on the Business Day immediately preceding the Change of Control Purchase Date, a facsimile transmission or written letter, which may be sent via, mail setting forth (i) the name of the Holder; (ii) the principal amount of withdrawn Notes, which must be U.S.$1,000 or a multiple of U.S.$1,000, and provided that the portion remaining to be repurchased is in a minimum principal amount of U.S.$1,000; (iii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with appropriate DTC procedures; and (iv) the principal amount, if any, which remains subject to the notice of election.

(f) If a Holder has already delivered a purchase notice as described in Section 3.03 with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has withdrawn the purchase notice in accordance with Section 3.04(e).

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Notes and Determination of Interest Rate. The Issuer shall pay the principal of and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, Interest or cash payments to be made pursuant to Article III shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer or a Subsidiary of the Issuer or any Affiliate of the Issuer) holds as of 10:00 a.m. New York City time on that date immediately available funds designated for and sufficient to pay all principal, Interest and cash payments to be made pursuant to Article III then due; provided, however, that money held by the Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article XI hereof or the payment of which to the Holders is prohibited by Article XI shall not be considered to be designated for the payment of any principal of or Interest on the Notes within the meaning of this Section 4.01.

The interest rate applicable to the Notes shall equal a fixed rate determined by the Calculation Agent as the sum of (a) the 5-Year Swap Rate on the second New York Business Day preceding the Issue Date, (b) 195 basis points and (c) the Marginal Spread. The interest rate applicable to the Notes before taking into account the Marginal Spread shall be determined by the Calculation Agent no later than 6:00 p.m. (New York time) on the second New York Business Day preceding the Issue Date and shall equal a fixed rate equal to the 5-Year Swap Rate on the second New York Business Day preceding the Issue Date plus 195 basis points. The interest rate applicable to the Notes taking into account the Marginal Spread shall be determined by the Calculation Agent no later than 6:00 p.m. (New York time) on the New York Business Day following the final Trading Day of the Averaging Period upon receipt of an Officer’s Certificate of the Issuer certifying the 5 Day Average VWAP and shall equal a fixed rate equal to the 5-Year Swap Rate on the second New York Business Day preceding the Issue Date plus 195 basis points plus the Marginal Spread. Such Officer’s Certificate shall be delivered by the Issuer to the Calculation Agent no later than 2:00 p.m. (New York time) on the New York Business Day following the final Trading Day of the Averaging Period. For the avoidance of doubt, the Notes shall bear interest at a single fixed rate accruing from the Issue Date.

The Calculation Agent shall notify the Issuer in writing of each of these interest rates promptly upon determination thereof. Upon receipt of each such written notice, the Issuer shall promptly notify Holders and the Trustee of the relevant interest rate and will make that information available on its website. The Calculation Agent shall not at any time be under any duty or responsibility to any Holder to determine whether Interest is payable, or with respect to the nature, extent, or calculation of the amount of Interest owed. For the avoidance of doubt, the Calculation Agent shall be entitled to all benefits and protection of this Indenture in respect of any actions taken by it pursuant to this Section 4.01 prior to the date of this Indenture.

To the extent lawful, the Issuer shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Notes per annum; and (ii) overdue installments of Interest (without regard to any applicable grace period) at the same rate per annum, in each case during the period in which such Default is continuing.

SECTION 4.02. Reports. (a) The Issuer shall furnish to the Trustee within 15 days after the same are required to be filed with the Commission any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).

(b) In the event that the Issuer is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Issuer shall:

(i) provide the Trustee and the Holders with:

(A) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission for the filing of Form 20-F (or any successor form) by “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act (or any successor rule));

(B) reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet, income statement and cash flow statement) including a discussion of financial condition and results of operations of the Issuer in accordance with past practice, within 45 days after the end of each of the first three fiscal quarters of each fiscal year; and

(C) such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported on a Form 6-K (or any successor form); and

(ii) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (i) above within the periods specified for such filings under the Exchange Act (whether or not applicable to the Issuer).

(c) In addition, at any time when the Issuer is not subject to or is not current in its reporting obligations under clause (ii) of Section 4.02(b), the Issuer shall make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificates).

(e) As provided in Articles 210 Bis, 212 and any other related Articles of the LGTOC, so long as any Notes remain outstanding:

(i) within four months after the end of each fiscal year, the Issuer’s Board of Directors shall notify the shareholders of the number of Notes that have been converted into ADSs in accordance with this Indenture as of the date thereof. Such notification shall include the number of underlying Ordinary Shares of the Issuer and CPOs that were subscribed or released as a result of such conversion and shall be notarized before a Mexican notary public and filed with the Public Registry of Commerce; and

(ii) the Issuer shall publish, on an annual basis, its balance sheet corresponding to the previous fiscal year in the Mexican Official Gazette of the Federation (Diario Oficial de la Federación), duly certified by a public accountant.

SECTION 4.03. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer (which fiscal year ends on December 31 of each year, subject to any change in fiscal year following the Issue Date) an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.04. Maintenance of Office or Agency. The Issuer shall maintain or cause to be maintained the office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee and the Mexican Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Mexican Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.05. [Reserved].

SECTION 4.06. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder. If for any reason the Mexican Trustee resigns or is removed, the Issuer shall take all actions to appoint a new Mexican trustee so that there shall at all times be a Mexican banking institution acting as Mexican Trustee hereunder and for the purposes of the duties of the Mexican Trustee set forth herein.

SECTION 4.07. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Issuer’s obligation to pay the Notes; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08. [Reserved].

SECTION 4.09. Additional Interest. (a) If, at any time during the six months to one year period following the Unit Issue Date, (i) the Issuer fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than any current report on Form 6-K), or (ii) the Notes are not otherwise freely tradable by Holders (other than Holders who are Affiliates of the Issuer or any Person that has been an Affiliate of the Issuer at any time during the three months preceding the applicable date) as a result of restrictions pursuant to the U.S. securities laws or the terms of this Indenture or the Notes and unless the Issuer has designated an effective shelf registration statement usable for the resale of the Notes or any ADSs issuable upon conversion of the Notes at such time, the Notes will accrue Additional Interest at the rate of 0.50% per annum on the outstanding principal amount of Notes, such additional accrual to begin at such time as either of the conditions described in clauses (i) and (ii) of this sentence exist and to end at the earlier of (x) the end of such one year period and (y) the time with such conditions no longer exist. For the avoidance of doubt, Additional Interest shall not accrue for each day on which such registration statement remains effective and useable by Holders for the resale of the Notes and any ADSs. The Issuer shall pay such Additional Interest in cash on each Interest Payment Date to the Person who is the Holder of record of the Notes on the immediately preceding Record Date and if and when the conditions described in clauses (i) and (ii) of the preceding sentence no longer exist, accrued and unpaid Additional Interest through the date such conditions last existed will be paid in cash on the subsequent Interest Payment Date to the record Holder on the Record Date. Unless:

(i) the Restricted Securities Legend on the Notes has been removed, and

(ii) the Notes are freely tradable pursuant to Rule 144 under the Securities Act without restrictions by Holders other than Affiliates of the Issuer or any Person that has been an Affiliate of the Issuer at any time during the three months preceding the applicable date (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), as of the 365th day after the Unit Issue Date, the Issuer will, at its election, either (A) pay Additional Interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes or (B) designate an effective shelf registration statement useable for the resale of the Notes or any ADSs issuable upon conversion of the Notes, in which case Additional Interest shall not accrue for each day on which such registration statement remains effective and useable by Holders for the resale of the Notes and any ADSs. To the extent the Issuer elects to pay such Additional Interest, and for so long as a condition described in either clause (i) or (ii) of the preceding sentence continues to fail to be satisfied, the Issuer shall pay such Additional

Interest in cash on each Interest Payment Date to the Person who is the Holder of record of the Notes on the immediately preceding Record Date. In no event shall Additional Interest accrue under the terms of this Indenture (taking any Additional Interest under the provision described in this Section 4.09 together with any Interest under Section 6.02(b)) at an annual rate in excess of 0.50%, in the aggregate, for any violation or default caused by the Issuer’s failure to be current in respect of its Exchange Act reporting obligations.

(b) During the period of one year after the Unit Issue Date, the Issuer will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Notes that have been reacquired by the Issuer or acquired by any of them, unless the Notes so resold bear a CUSIP that is different from the CUSIP for the Notes issued on the Issue Date and not acquired by the Issuer or any of its Affiliates during such one year period. For the avoidance of doubt, this Section 4.09(b) shall not be applicable to any conversion or exchange of Notes to which Section 2.07(f) applies.

SECTION 4.10. Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders pursuant to Section 4.09 or Section 6.02(b) hereof, the Issuer shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Issuer’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Issuer to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee or the Mexican Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.12. Payment of Additional Amounts. (a) All payments made by the Issuer under, or with respect to, the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any Taxing Jurisdiction unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) If the Issuer is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i) any Taxes imposed solely because at any time there is or was a connection between the Holder and a Taxing Jurisdiction (other than the mere purchase of the Notes, or receipt of a payment or the ownership or holding of a Note),

(ii) any estate, inheritance, gift, sales, transfer, personal property or similar Tax imposed with respect to the Notes,

(iii) any Taxes imposed solely because the Holder or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the Holder or any beneficial owner of the Note if compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, the Tax, assessment or other governmental charge and the Issuer has given the Holders at least 30 days’ prior notice that Holders shall be required to provide such information and identification,

(iv) any Taxes payable otherwise than by deduction or withholding from payments on the Notes,

(v) any Taxes with respect to such Note presented for payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30 day period, and

(vi) any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

(c) The obligations in Section 4.12(a) and Section 4.12(b) shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor to the Issuer. The Issuer shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Issuer shall use all reasonable efforts to obtain certified copies of Tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Jurisdiction imposing such Taxes and shall furnish such certified copies to the Trustee within 30 days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such Tax receipts are not reasonably available to the Issuer, furnish such other documentation that provides reasonable evidence of such payment.

(d) The limitations on the obligations to pay additional amounts stated in clause (iii) of Section 4.12(b) shall not apply if the provision of information, documentation or other evidence described in clause (iii) of Section 4.12(b) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. Tax law, regulation (including proposed regulations) and administrative practice. The limitations on the obligations to pay additional amounts in clause (iii) of Section 4.12(b) shall not apply with respect to Taxes imposed by Mexico or any political subdivision or taxing authority thereof if the Issuer can otherwise obtain the application of the lower withholding tax rate in effect unless (A) the provision of the information, documentation or other evidence described in clause (iii) of Section 4.12(b) is expressly required by statute, regulation, or published administrative practice of general applicability, (B) the Issuer cannot obtain the information, documentation or other evidence necessary to comply with the applicable laws and regulations on its own through reasonable diligence and without requiring it from Holders, and (C) the Issuer otherwise would meet the requirements set forth under applicable law and regulations. In addition, clause (iii) of Section 4.12(b) does not and shall not be construed to require that any Person, including any non-Mexican pension fund, retirement fund, financial institution or any other Holder or beneficial owner of a Note, register with, or to provide periodic information to, the Mexican Ministry of Finance and Public Credit or with the Tax Administration Service (Servicio de Administración Tributaria) to obtain eligibility for an exemption from, or a reduction of, Mexican withholding Tax.

(e) Any reference in this Indenture, any supplemental indenture or the Notes to principal, Interest or any other amount payable in respect of the Notes by the Issuer shall be deemed also to refer to any Additional Amount that may be payable with respect to that amount under the obligations referred to in this subsection.

(f) In the event that Additional Amounts actually paid with respect to the Notes pursuant to this Section 4.12 are based on rates of deduction or withholding of withholding Taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding Tax, then such Holder shall, by accepting such Notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer. However, by making such assignment, the Holder makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto including making any filing to request a refund.

(g) For purposes of this Section 4.12, references to “payments” made by the Issuer under, or with respect to, the Notes shall include the conversion of Notes by the Issuer.

SECTION 4.13. Spanish Version, Notarization and Registration. This Indenture shall be executed in both English and Spanish. Concurrently with the execution of this Indenture, the Issuer, the Trustee and the Mexican Trustee shall execute a Spanish version of this Indenture before a Mexican notary public, provided, however, that in case of any inconsistency or question as to the proper interpretation or construction of this Indenture between the text in English and the text in Spanish, the English text shall control in all cases.

SECTION 4.14. Registration with the Pubic Registry of Commerce. Within forty-five (45) days after the date hereof, the Issuer shall provide the Trustee and the Mexican Trustee with a copy of the public instrument containing the notarized Spanish version of this Indenture, duly filed with, and stamped as registered by, the Public Registry of Commerce.

SECTION 4.15. Compliance with Mexican Law Provisions. (a) The Issuer shall, at all times during the term of this Indenture, comply with all applicable provisions set forth in applicable Mexican Laws, including without limitation, Chapter V (Capítulo V) of the LGTOC.

(b) In accordance with paragraph III of Article 210 Bis of the LGTOC, the issue price of the Notes shall not be less than the Notes’ nominal amount.

ARTICLE V

SUCCESSORS

SECTION 5.01. Merger, Consolidation and Sale of Assets. The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Issuer is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s properties and assets (determined on a consolidated basis for the Issuer and its Subsidiaries), to any Person unless:

(a) either:

(i) the Issuer shall be the surviving or continuing corporation, or

(ii) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and its Subsidiaries substantially as an entirety (the “Successor Issuer”):

(A) shall be a corporation organized and validly existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof (the “Permitted Merger Jurisdictions”); and

(B) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal and Interest on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Issuer to be performed or observed and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with this Indenture;

(b) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) of this Section 5.01, no Default or Event of Default shall have occurred or be continuing.

(c) if the Issuer merges with a corporation, or the Successor Issuer is organized under the laws of any of the Permitted Merger Jurisdictions, the Issuer or the Successor Issuer will have delivered to the Trustee an Opinion of Counsel that, as applicable:

(i) the Holders will not recognize income, gain or loss for the purposes of the income Tax laws of United States or the applicable Permitted Merger Jurisdiction as a result of the transaction and will be taxed in the Holder’s home jurisdiction in the same manner and on the same amounts (assuming solely for this purpose that no additional amounts are regarded to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred;

(ii) any payment of principal or Interest on the Notes will be paid in compliance with any requirements under Section 4.12; and

(iii) no other Taxes on income, including capital gains, will be payable by Holders under the laws of United States or the applicable Permitted Merger Jurisdiction relating to the acquisition, ownership or disposition of the Notes, including the receipt of Interest or principal thereon; provided that the Holder does not use or hold, and is not deemed to use or hold, the Notes in carrying on a business in the United States or the applicable Permitted Merger Jurisdiction.

(d) The provision of clause (b) of this Section 5.01 shall not apply to:

(1) any transfer of the properties or assets of a Subsidiary of the Issuer to the Issuer;

(2) any merger of a Subsidiary of the Issuer into the Issuer; or

(3) any merger of the Issuer into a Subsidiary of the Issuer.

(e) For purposes of the covenant in this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(f) Upon any such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition in accordance with this Section 5.01, the Successor Issuer formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor had been named as the Issuer therein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

(g) The Issuer or such Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, combination,

sale, assignment, disposition, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02. Purchase Option on Fundamental Change. This Article V does not affect the obligations of the Issuer (including without limitation any successor to the Issuer) under Section 3.03.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” with respect to any Notes occurs if:

(a) the Issuer defaults in the payment in respect of the principal of any Note when due at maturity, upon redemption or repurchase pursuant to Article III, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI;

(b) the Issuer defaults in the payment of any Interest on any Note when due and payable, whether or not such payment is prohibited by the subordination provisions set forth in Article XI, including any Interest payable in connection with a redemption or repurchase pursuant to Article III, and continuance of such default for a period of 30 days or more;

(c) the Issuer defaults in the delivery when due of ADSs deliverable upon conversion with respect to the Notes in accordance with Article XII, which default continues for a period of five Business Days or more;

(d) the Issuer fails to provide a timely Fundamental Change Notice in accordance with Section 12.12(b);

(e) the Issuer fails to comply with the covenant described in clause (b) of Section 12.08;

(f) failure by the Issuer to comply with the covenant described in clause (a) of Section 12.08 that continues for a period of 30 days after the Issuer receives written notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

(g) the Issuer defaults (other than a default set forth in clauses (a) through (f) above) in the performance of, or breaches, any other covenant or agreement of the Issuer set forth in this Indenture or the Notes and fails to remedy such default or breach within a period of 45 days after its receipt of written notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

(h) the Issuer or any of the Issuer’s “Significant Subsidiaries” (as defined in Article 1, Rule 1-02 of Regulation S-X) defaults with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed having a principal amount in excess of U.S.$50 million in the aggregate, whether such Indebtedness now exists or shall hereafter be created, (i) resulting in such Indebtedness becoming or being declared due and payable prior to its express maturity date or (ii) constituting a failure to pay at least U.S.$50 million of such Indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness or rescission of such declaration;

(i) a final judgment for the payment of U.S.$100 million or more (excluding any amounts covered by insurance or bond) is rendered against the Issuer or any Significant Subsidiary by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(j) a Bankruptcy Event of Default occurs.

SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default with respect to the Issuer specified in Section 6.01(j)) occurs and is continuing, then and in every such case (i) the Trustee, by written notice to the Issuer, or (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare all of the unpaid principal of, and Interest, on all the Notes to be due and payable. Upon such declaration such principal amount, and Interest, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary, but subject to the provisions of Article XI hereof. If the Event of Default with respect to the Issuer specified in Section 6.01(j) occurs, all unpaid principal of, and Interest on, the Notes then outstanding shall become automatically due and payable, subject to the provisions of Article XI hereof, without any declaration or other act on the part of the Trustee or any Holder.

(b) Notwithstanding any other provision in this Article VI, if an Event of Default occurs arising out of the Issuer’s breach of its obligation to file or furnish reports or other financial information as required under Section 4.02 of this Indenture, the Issuer may elect to pay Additional Interest on the Notes as the sole remedy for such Event of Default, and the Trustee and the Holders will not have any right under this Indenture to accelerate the maturity of the Notes as a result of any such Event of Default, except as provided below. If elected, the Issuer shall pay Additional Interest to all Holders at a rate equal to 0.50% per annum through the 180th day after the occurrence of such Event of Default (which shall be the 135th day after the end of the 45-day grace period set forth in Section 6.01(g)), or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived. On the 181st day, such Additional Interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived prior to such 181st day) and, if the Event of Default is continuing on such

181st day, the Notes will be subject to acceleration as provided in Section 6.02(a). The provisions of this Section 6.02(b) will not affect the rights of the Holders in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation of the Issuer to increase the interest rate of, and the amount of Interest payable on, the Notes pursuant to Section 4.09, except as otherwise provided therein. Any Additional Interest paid pursuant to this Section 6.02(b) will be payable at the times and in the manner provided for the payment of regular Interest on the Notes. In order to elect to pay Additional Interest on the Notes as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with reporting obligations in accordance with this Section 6.02(b), the Issuer must notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default first occurs. If the Issuer fails to timely give such notice, does not pay such Additional Interest or elects not to pay such Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 6.02(a).

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, subject to Article XI, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults; Rescission of Acceleration. The Holders of a majority in aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all the Notes, waive an existing or past Default or Event of Default and its consequences (except a Default or Event of Default in the payment of principal or Interest, in the repurchase of any Notes when required, in the delivery, upon conversion, of ADSs, or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Notes) and rescind any such acceleration with respect to the Notes and its consequences if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (b) all existing Defaults or Events of Default, other than the nonpayment of the principal and Interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and reimburse the Trustee for any and all expenses, disbursements, fees advanced by the Trustee, its agent and its counsel incurred in connection with such Default or Event of Default. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions. Any Notes held by the Issuer or one of the Issuer’s Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders of the Notes.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal and Interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder gives to the Trustee written notice that an Event of Default that has occurred and is continuing;

(ii) the Holders of at least 25% in principal amount of the then-outstanding Notes make a request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such security or indemnity; and

(v) the Holders of a majority in principal amount of the then-outstanding Notes do not give the Trustee a direction that is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and Interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note in accordance with the terms of this Indenture shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, subject to Article XI, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and Interest, if any, remaining unpaid on the Notes and Interest, on overdue principal and Interest, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property. Any receiver, trustee, liquidator, conciliador or sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, Taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. Subject to Article XI, if the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

SECOND: if the Holders proceed against the Issuer directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and Interest, if any, respectively; and

FOURTH: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders made pursuant to this Section 6.10. At least 15 days before any such special record date, the Trustee shall mail to Holders of the Notes a notice that states the special record date, payment date and amount of such Interest to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

THE TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

SECTION 7.01. Duties of the Trustee. (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) The Mexican Trustee shall (i) confirm that the proceeds from the issuance of the Notes are used to repay the Existing Notes that mature without being converted by their holders, (ii) cause the registration of a certified copy of the public instrument containing the notarization of a Spanish version of this Indenture with the Public Registry of Commerce and obtain the registration thereof in the event that the Issuer fails to comply with its obligation to register such public instrument as set forth in Section 4.02(e)(i), and (iii) exercise all rights and comply with all obligations set forth in the LGTOC, including those set forth in Article 217 (Sections I, V, VII and VIII) of the LGTOC.

(c) Except during the continuance of an Event of Default known to the Trustee:

(i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

(d) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (c) of this Section 7.01;

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (c), (d), and (e) of this Section 7.01.

(g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.02. Rights of the Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter contained therein.

(b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other Persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by Officers of the Issuer.

(f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

(h) Except for the confirmation of the Net Total Assets by the Mexican Trustee or as otherwise required pursuant to Section 7.01(b), neither the Trustee nor the Mexican Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that if the Trustee or the Mexican Trustee determine in its discretion to make any such investigation, then they shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Issuer, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee, the Mexican Trustee or any predecessor Trustee or Mexican Trustee, shall be reimbursed by the Issuer upon demand.

(i) The permissive rights of the Trustee or the Mexican Trustee to do things enumerated in this Indenture shall not be construed as a duty. The Trustee and the Mexican Trustee shall not be answerable for other than their respective negligence or willful misconduct.

(j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Rate or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Issuer contemplated by Section 12.05(e).

(k) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b), or (ii) any Event of Default of which a Trust Officer of the Trustee shall have received written notification.

(l) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to conclusively rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by (i) the Trustee in each of its capacities hereunder (including as Registrar, Calculation Agent and Conversion Agent); (ii) to each agent, custodian, and any other such Persons employed to act hereunder; and (iii) to the Mexican Trustee.

(n) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances).

(o) The Trustee or the Mexican Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(p) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of the Trustee. Subject to Section 7.10, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Issuer or an Affiliate of the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or Interest on, any Note, the Trustee may withhold the notice if and so long as a committee of the Trustee’s Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Representation of the Mexican Trustee. Pursuant to Section I of Article 217 and Section V of Article 213 of the LGTOC, the Mexican Trustee hereby represents that it has confirmed the data set forth in the balance sheet dated December 31, 2014 of the Issuer and the Net Total Assets.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee and the Mexican Trustee from time to time and the Trustee and the Mexican Trustee shall be entitled to such compensation for its acceptance of this Indenture and its services hereunder as the Issuer, the Trustee and the Mexican Trustee shall from time to time agree in writing. The Trustee’s and the Mexican Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Mexican Trustee, as applicable, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s or the Mexican Trustee’s agents, counsel and other persons not regularly in its employ; provided that Trustee and the Mexican Trustee shall provide the Issuer reasonable advance notice of any expenditure not in the ordinary course of business; provided, further, that the Issuer shall have no obligation to reimburse the Trustee and the Mexican Trustee with respect to any such expense, disbursement or advance as may be attributable to the Trustee’s or the Mexican Trustee’s negligence, willful misconduct or bad faith.

The Issuer shall indemnify the Trustee and the Mexican Trustee, or any predecessor Trustee or Mexican Trustee, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including Taxes (other than Taxes based upon, measured by or determined by the income of the Trustee and the Mexican Trustee), incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The Trustee and the Mexican Trustee, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Mexican Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim with counsel designated by the Issuer, who may be outside counsel to the Issuer but shall in all events be reasonably satisfactory to the Trustee or the Mexican Trustee, as applicable, and the Trustee and the Mexican Trustee, as applicable, shall cooperate in the defense. In addition, the Trustee and the Mexican Trustee, as applicable, may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Issuer shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement; provided that the Issuer will not be liable for any settlement made without its consent; provided, further, that such consent will not be unreasonably withheld.

The Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee to secure the Issuer’s payment obligations to the Trustee and the Mexican Trustee in this Section 7.07, except that held in trust to pay principal and Interest, if any, on Notes. Such Liens and the Issuer’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee or the Mexican Trustee incurs expenses or renders services after a Bankruptcy Event of Default occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of the Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Issuer’s expense, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein. If the Mexican Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Mexican Trustee with the same effect as if the successor Mexican Trustee had been named as the Mexican Trustee herein.

SECTION 7.10. Eligibility, Disqualification. The Trustee shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with parent, a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Indenture. When (a) the Issuer delivers to the Trustee for cancellation all Notes theretofore authenticated (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, and the Issuer deposits with the Trustee in trust or delivers to the Holders amounts in U.S. Legal Tender or U.S. Government Obligations, or, where required, ADSs or any combination thereof sufficient (calculated as set forth under the terms of this Indenture with respect to such payment) to pay at maturity, on any Tax Redemption Date, Change of Control Purchase Date, upon conversion or otherwise all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and Interest, if any, due or to become due to such date and to satisfy any related obligation to deliver ADS, and if the Issuer also pays, or causes to be paid, all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and Interest, if any, on the Notes, (iii) the obligations under Section 2.03 and Section 8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 10.03 and at the Issuer’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Issuer hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 8.04, all monies and securities deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the Holders of the particular Notes for the payment or conversion of which such monies or securities have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest, if any. The Issuer shall pay and indemnify the Trustee against any Tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and Interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the Notes.

SECTION 8.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Issuer’s demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, or Interest, if any, on Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of, or Interest on such Notes, as the case may be, have become due and payable, shall be repaid to the Issuer by the Trustee on demand; provided, however, that the Issuer, or the Trustee at the request of the Issuer, shall have first caused notice of such payment to the Issuer to be mailed to each Holder of a Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of such Notes shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Issuer makes any payment of Interest on or principal of any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Without the Consent of Holders. The Issuer, the Mexican Trustee and the Trustee may amend this Indenture or the Notes without notice to or the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b) provide for the assumption by a surviving or successor corporation of the obligations of the Issuer under the Indenture or evidence and provide for the acceptance of appointment of a successor Trustee pursuant to this Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code);

(d) add guarantees with respect to the Notes;

(e) secure the Notes;

(f) add to the Issuer’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(g) make any change that does not materially adversely affect the rights of any Holder;

(h) comply with the provisions of any clearing agency, clearing corporation or clearing system, including DTC, the Trustee or the Registrar with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes; and

(i) conform the terms of this Indenture or the Notes to the description thereof in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet.

SECTION 9.02. With the Consent of Holders. Subject to Section 6.07, the Issuer, the Mexican Trustee and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including without limitation consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).

Subject to Section 6.04 and Section 6.07, the Holders of a majority in principal amount of the then-outstanding Notes (including without limitation by consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

However, without the consent of each Holder of an outstanding Note affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or change or have the effect of changing the time for payment of Interest on any Notes;

(c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(d) make any Notes payable in money other than that stated in the Notes;

(e) make any change in provisions of this Indenture entitling each Holder to receive payment of principal and Interest on such Holder’s Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f) reduce the Change of Control Payment of any Note or amend or modify in any manner adverse to the Holders, the Issuer’s obligation to make payment of such Change of Control Payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) make any change in the provisions of the Indenture described under Section 4.12 that adversely affects the rights of any Holder or amend the terms of the Notes, in each case, in a way that would result in a loss of exemption from Taxes;

(h) make any change to the provisions of this Indenture or the Notes that adversely affect the ranking of the Notes; and

(i) make any change that impairs or adversely affects the conversion rights of any Notes.

To secure a consent or waiver of the Holders under this Section 9.02, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Article IX becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Article IX.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a) through (i) of Section 9.02. In such cases, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the Holders of the Notes, except as specified in Section 2.07.

SECTION 9.06. Trustee Protected. The Trustee and the Mexican Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Mexican Trustee. If it does, the Trustee or the Mexican Trustee, as applicable, may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee and the Mexican Trustee shall be entitled to receive, and shall be fully protected in relying upon, (in addition to the documents required by Section 10.04) an Officer’s Certificate and an Opinion of Counsel as conclusive evidence, and each stating that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01. Issuer’s Representations. Pursuant to Articles 210, 210 Bis, 213 and other applicable Articles of the LGTOC, the Issuer hereby represents that:

(a) the offering and sale of the Notes, as well as the execution of this Indenture and any other documents relating to the offering and sale of the Notes, were approved by the shareholders of the Issuer at the extraordinary shareholders meeting of the Issuer held on March 21, 2013;

(b) as provided in paragraph I(b) of Article 213 of the LGTOC, the financial information used as a basis for the issuance of the Notes has been prepared based on the audited consolidated financial statements of the Issuer corresponding to the period ended as of December 31, 2014, certified by Mr. Luis Gabriel Ortiz Esqueda certified public accountant (the “Financial Statements”). A copy of the Financial Statements is attached as Exhibit D hereto;

(c) for purposes of paragraph II (only in connection with paragraph III of Article 210 of the LGTOC) and paragraph V(a) of Article 213 of the LGTOC, based on the Financial Statements, as of December 31, 2014, the (i) total stockholders’ equity (capital contable) of the Issuer was Ps.148,171, (ii) the Issuer’s paid-in capital stock was Ps.105,367, (iii) the amount of the total assets of the Issuer was Ps.514,961, (iv) the amount of the total liabilities of the Issuer was Ps.366,790 and (v) the amount of the net total assets of the Issuer (the “Net Total Assets”) was Ps.148,171.

(d) at the extraordinary shareholders meeting of the Issuer held on March 21, 2013, the Issuer’s shareholders authorized any two members of the Board of Directors to execute the Notes;

(e) the Notes will not be secured by any collateral;

(f) Exhibit E attached hereto includes a summary of the terms of the offering and sale of the Notes, including the information set forth in Article 213 of the LGTOC;

(g) the proceeds of the offering of the Notes shall be used to repay the Existing Notes that mature without being converted by their holders as described in the Offering Memorandum; and

(h) the reallocation and use of all or any part of the Issuer’s common shares currently held in treasury that underlie the Existing Notes to ensure the conversion rights of the Notes was approved at the extraordinary general shareholders’ meeting held on March 21, 2013, in accordance with article 210 Bis, section I, of the General Law of Negotiable Instruments and Credit Operations (Ley General de Títulos y Operaciones de Crédito).

SECTION 10.02. Notices. Any notice or communication among the Issuer, the Mexican Trustee and the Trustee to any of the others is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated in Section 10.09. The Issuer, the Mexican Trustee or the Trustee by notice to each of the others may designate additional or different addresses for subsequent notices or communications.

The Trustee and the Mexican Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee and the Mexican Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures and phone numbers of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee or the Mexican Trustee Instructions using Electronic Means and the Trustee or the Mexican Trustee in its discretion elects to act upon such Instructions, the Trustee’s and the Mexican Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee and the Mexican Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Mexican Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Mexican Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Mexican Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee and the Mexican Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Mexican Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction to the extent that the prior instructions have already been acted upon; provided, however, that such losses, costs or expenses have not arisen from the negligence or willful misconduct of the Trustee or the Mexican Trustee, it being understood that the failure of the Trustee or the Mexican Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an Authorized Officer does not constitute negligence or willful misconduct. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee or the Mexican Trustee, including without limitation the risk of the Trustee or the Mexican Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Mexican Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Mexican Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, (i) all notices to the Trustee shall be effective only upon receipt by a Trust Officer of the Trustee and (ii) all notices to the Mexican Trustee shall be effective only upon receipt by a trust officer of the Mexican Trustee.

Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar and shall be deemed to have been given on the date of such mailing or, in the case of a Global Security, when delivered to DTC in accordance with its procedures. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time. Any notice required to be given by the Issuer may be given by the Trustee on the Issuer’s behalf and at the expense of Issuer.

All notices or communications shall be in writing.

SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.04) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by, an Officer or Officers of the Issuer, or other Persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

Any Officer’s Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Issuer), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.06. Business Days. A “Business Day” is any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law or other governmental action to remain closed. If any Interest Payment Date or other payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no Interest or other amount shall accrue as a result of any such postponement.

SECTION 10.07. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Issuer from time to time shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees and shareholders is a third party beneficiary of this Section 10.07.

SECTION 10.08. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.09. Other Provisions. The Issuer initially appoints the Trustee as Paying Agent, Registrar, Calculation Agent, Conversion Agent and authenticating agent.

The Issuer’s address is:

CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

Garza García, Nuevo León

México 66265

Attention: Chief Financial Officer

Fax: +1 52 81 8888 4465

The Trustee’s address is:

The Bank of New York Mellon

101 Barclay Street – 7W

New York, NY 10286

Attention: International Corporate Trust

Fax: 212-815-5917

The Mexican Trustee’s address is:

CIBanco S.A., Institución de Banca Múltiple

Cordillera de los Andes No. 265 Piso 2

Col. Lomas de Chapultepec

CP. 11000 México, D.F.

Attention: Patricia Flores Milchorena/Mónica Jiménez Labora

Phone: +55 50 63 39 12/ +55 50 63 39 78

Banamex’s address is:

Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex

Calzada del Valle No. 350 Oriente, 1º Piso

Colonia del Valle

66220 San Pedro Garza García, Nuevo León

México

Phone: +52 81 1226 1981

Fax: +52 81 1226 2097

Attention: Nelly Wing

E mail: nwing@banamex.com

SECTION 10.10. Governing Law. (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO AND HOLDERS OF NOTES BY ACCEPTING A BENEFICIAL INTEREST IN THE NOTES EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b) Each of the parties hereto hereby:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. Federal or State court located in the State of New York, County of New York and in the courts of its own corporate domicile, in respect of actions brought against the relevant party as a defendant,

(ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and any right to which it may be entitled, on account of place of residence or domicile,

(iii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding and waives the right to challenge such submission in any other jurisdiction that it may be entitled by reason of its present or future domicile or other reason,

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) The Issuer has appointed CEMEX NY Corporation, 590 Madison Avenue, 41st Floor, New York, New York 10022, Attention: Legal Counsel, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any U.S. Federal or State court located in the State of New York, County of New York. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Issuer agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Issuer of a successor agent in The City of New York, New York as authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

(d) To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

(e) Nothing in this Section 10.10 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

SECTION 10.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.12. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.14. Table of Contents, Headings, etc. The Table of Contents, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15. Currency Indemnity. (a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes or this Indenture, including damages. To the greatest extent permitted under applicable law, any amount received or recovered in currency other than U.S. Legal Tender in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary of the Issuer or otherwise) by any Holder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge of them under the Notes and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). To the greatest extent permitted under applicable law, if that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the Issuer shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase to the greatest extent permitted under applicable law. For the purposes of this Section 10.15, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Issuer contained in this Section 10.15, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Issuer; (iii) shall apply irrespective of any waiver granted by any Holder or the Trustee from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order; and (v) may not be enforceable under Mexican law.

SECTION 10.16. Adjustments for Currency Exchange Rates. In the event that any amount used in any calculation in this Indenture is expressed in Pesos, such amount shall, for purposes of such calculation, be deemed to be converted into U.S. Legal Tender at the spot rate of exchange in The City of New York at which the Trustee on the date of determination is able to purchase U.S. Legal Tender with such amount. The “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Legal Tender.

SECTION 10.17. Change in ADSs or CPOs. (a) If the Issuer’s ADSs issued under a depositary receipt program sponsored by the Issuer cease to represent the Issuer’s CPOs, all references in this Indenture to the Issuer’s ADSs will be deemed to have been replaced by a reference to:

(i) the number of CPOs of the Issuer corresponding to the Issuer’s ADSs on the last day on which the Issuer’s CPOs were represented by ADSs issued under a depositary receipt program sponsored by the Issuer; and

(ii) as adjusted pursuant to the adjustment provisions below, any other property the Issuer’s ADSs represented as if such other property had been distributed to holders of the Issuer’s ADSs on that day.

(b) If the Issuer’s Ordinary Shares cease to be the securities underlying such CPOs issued under a CPO deed entered into by the Issuer with a Mexican Bank as issuer, all references in this Indenture to the Issuer’s CPOs will be deemed to have been replaced by a reference to:

(i) the number of Ordinary Shares of the Issuer corresponding to the Issuer’s CPOs on the last day on which the Issuer’s Ordinary Shares constituted the securities underlying CPOs issued under a CPO deed entered into by the Issuer with a Mexican bank as issuer; and

(ii) as adjusted pursuant to the adjustment provisions below, any other property the Issuer’s CPOs represented as if such other property had been distributed to holders of the Issuer’s CPOs on that day.

SECTION 10.18. USA PATRIOT ACT. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE XI

SUBORDINATION

SECTION 11.01. Notes Subordinated to Senior Indebtedness and Equal in Right of Payment to Unsecured Subordinated Indebtedness. The Issuer covenants and agrees, and each Holder by his acceptance thereof likewise covenants and agrees, that all Notes are subject to the provisions of this Article XI; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Each Holder authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article XI and appoints the Trustee as such Holder’s attorney-in-fact for any and all such purposes.

The payment of the principal of, premium, if any, and Interest on and any other payment due pursuant to this Indenture or any Notes issued hereunder (including, without limitation, the payment or deposit of the Change of Control Payment pursuant to Article III) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the Issue Date or thereafter created, incurred, assumed or guaranteed.

Each Holder by accepting a Note acknowledges and agrees that the subordination provision set forth in this Article XI are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

The Issuer agrees, and each Holder by accepting a Note acknowledges and agrees, that the Indebtedness evidenced by the Note is equal in right of payment to Issuer’s current unsecured subordinated Indebtedness, which includes the Issuer’s 3.25% Convertible Subordinated Notes due 2016 and the Issuer’s 3.75% Convertible Subordinated Notes due 2018, and to any future unsecured subordinated Indebtedness.

SECTION 11.02. Notes Subordinated to Prior Payment of All Senior Indebtedness On Dissolution, Liquidation, Reorganization, etc., of the Issuer. Upon any payment or distribution of the assets of the Issuer of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes, other than money or U.S. Government Obligations deposited in trust as described in Section 11.07), to creditors upon any dissolution, winding-up, total or partial liquidation, insolvency, bankruptcy, concurso mercantil, quiebra or reorganization of the Issuer (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets of the Issuer, or upon any similar proceedings), then in such event:

(a) all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Notes (as defined in Section 11.05) is made;

(b) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes, other than money or U.S. Government Obligations deposited in trust as described in Section 11.07), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article XI, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Issuer being subordinated to the payment of the Notes, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 11.02, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Section 11.06 and Section 11.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

The Issuer shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation, insolvency, bankruptcy, concurso mercantil, quiebra or reorganization of the Issuer.

Upon any prepayment, payment or distribution of assets of the Issuer referred to in this Article XI, the Trustee, subject to the provisions of Section 7.01 and Section 7.02, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI; provided that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article XI.

SECTION 11.03. Holders to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the prior payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of any Indebtedness of the Issuer which by its express terms is subordinated to Indebtedness of the Issuer to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness until the principal of and Interest on the Notes shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article XI, and no payment pursuant to the provisions of this Article XI to the holders of Senior Indebtedness by the Holders shall, as among the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Issuer to or on account of Senior Indebtedness, it being understood that the provisions of this Article XI are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 11.04. Obligations of the Issuer Unconditional. Nothing contained in this Article XI or elsewhere in this Indenture or in any Note is intended to or shall impair the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and Interest on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article VI, and the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Issuer received upon the exercise of any such remedy.

SECTION 11.05. Issuer Not to Make Payment with Respect to Notes in Certain Circumstances. (a) Subject to Section 11.14, upon the occurrence of any default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness (a “Payment Default”), unless and until the amount of Senior Indebtedness affected by such Payment Default then due shall have been paid in full, or such Payment Default shall have been cured or waived or shall have ceased to exist, the Issuer shall not pay principal of, premium, if any, or Interest on the Notes or any other amount due pursuant to this Indenture or any Notes or make any deposit pursuant to Article III or Section 8.01 and shall not repurchase, redeem or otherwise retire any Notes (collectively, “Payment of the Notes”).

(b) Unless Section 11.02 shall be applicable, upon (1) the occurrence of a default on Designated Senior Indebtedness (other than a Payment Default) that occurs and is continuing that permits the holders of such Designated Senior Indebtedness (or their Representative or Representatives) to accelerate its maturity and (2) receipt by the Issuer and the Trustee from the holders of such Designated Senior Indebtedness or their respective agents or Representatives of written notice (a “Payment Blockage Notice”) of such occurrence and the imposition of a Payment Blockage Period hereunder, then the Issuer shall not make any Payment of the Notes for a period (the “Payment Blockage Period”) commencing on the earlier of the date of receipt by the Issuer or the Trustee of such notice and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 11.05) (x) the date 179 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Issuer or the Trustee from such holders of such Designated Senior Indebtedness, or their respective agents or Representatives, after which, in case of clause (x), (y) or (z), as the case may be, the Issuer shall resume making any and all required payments (unless such Designated Senior Indebtedness has been accelerated). Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Designated Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

(c) In the event that, notwithstanding the provisions of this Section 11.05, any Payment of the Notes shall be made by or on behalf of the Issuer and received by the Trustee, any Holder or any Paying Agent (or, if the Issuer is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 11.05, then, unless and until the amount of Senior Indebtedness then due, as to which a default shall have occurred, shall have been paid in full, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 11.06 and Section 11.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness. The Issuer shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 11.06. Notice to Trustee. (a) The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes, but failure to give such notice shall not affect the subordination provided in this Article XI of the Notes to Senior Indebtedness. Within 30 calendar days after the occurrence of any event which would constitute a Default or an Event of Default, the Issuer shall deliver notice to the Trustee of such events, their status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Issuer or from the holder or holders of Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Section 7.01 and Section 7.02, shall be entitled to assume conclusively that no such facts exist.

(b) The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.07. Application by Trustee of Monies Deposited with It. Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Section 8.01 and not in violation of this Article XI shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of monies by the Issuer with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or Interest on any Notes shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.05; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or Interest on any Note), a Trust Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date. This Section 11.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article XI.

SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuer, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No amendment of this Article XI or any defined terms used herein or any other Sections referred to in this Article XI which adversely affects the rights hereunder of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

SECTION 11.09. Trustee to Effectuate Subordination. Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.10. Right of Trustee to Hold Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 11.11. Article XI Not to Prevent Events of Default. The failure to make a Payment of the Notes by reason of any provision in this Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 11.12. No Fiduciary Duty Created to Holders of Senior Indebtedness. Notwithstanding any other provision in this Article XI, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 11.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Section 11.06, Section 11.10 and Section 11.12 shall not apply to the Issuer if it acts as Paying Agent.

SECTION 11.14. Certain Conversion Deemed Payment. For the purposes of this Article XI only, (1) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article XII shall not be deemed to constitute a payment or distribution on account of the principal of or premium or Interest on Notes or on account of the purchase, redemption, retirement or other acquisition of Notes and shall not be prohibited by Section 11.02, and (2) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of principal of such Note. The term “Junior Securities” means (a) shares of any stock of any class, ordinary participation certificates (certificados de participación ordinarios) or other securities having stock of the Issuer as underlying securities or ADRs, of the Issuer and (b) securities of the

Issuer which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article XII.

SECTION 11.15. Contractual Subordination. This Article XI represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the Title 11, U.S. Code.

SECTION 11.16. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Indebtedness (or their Representative or Representatives) of the acceleration.

ARTICLE XII

CONVERSION

SECTION 12.01. Right to Convert. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert at any time after the last Trading Day in the Averaging Period and prior to the close of business on the fourth Business Day immediately preceding the Maturity Date, provided, however, that a Holder may convert a Note or portion thereof subject to an election for repurchase only if such Holder withdraws such election in accordance with Section 3.04(e) to convert the principal amount of any Note held by such Holder, or any portion of such principal amount which is U.S.$1,000 or an integral multiple thereof, provided further that the portion not so converted is in a minimum principal amount of U.S.$1,000, into fully paid and non-assessable CPOs; provided that the Issuer’s obligation to deliver CPOs shall, except as otherwise provided in this Article XII, be satisfied by delivering a number of ADSs based on the Conversion Rate in effect at such time, by surrender of the Note to be so converted in whole or in part in the manner provided in Section 12.02. A Holder is not entitled to any rights of a holder of ADSs until such Holder has converted his or her Notes to ADSs, and only to the extent such Notes are deemed to have been converted to ADSs under this Article XII.

SECTION 12.02. Exercise of Conversion Privilege; Issuance of ADSs on Conversion; No Adjustment for Interest or Dividends. To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained by the Issuer pursuant to Section 4.04, and shall give a duly signed written notice of conversion, in the form provided on the Notes or available from the Conversion Agent (or such other notice which is acceptable to the Issuer) to the Conversion Agent, that the Holder elects to convert such Note or such portion thereof specified in said notice and the Conversion Agent shall give notice to the Issuer (at the address provided in Section 10.09 with a copy to Francisco J. Contreras Navarro (Fax: +1 52 81 8888 4465)) and Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex (“Banamex”) (at the address provided in Section 10.09) of receipt of such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for ADSs which are issuable on such conversion shall be issued, and shall be accompanied by transfer Taxes, if required pursuant to Section 12.07. Each such Note surrendered for conversion shall, unless the ADSs issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or his or her duly authorized attorney. The date on which the requirements set forth in this paragraph have been satisfied with respect to a Note (or portion thereof) will be the “Conversion Date” and a converting Holder will become the record holder of any ADSs upon such conversion as of such Conversion Date. To exercise, in whole or in part, the conversion privilege with respect to a beneficial interest in a Global Security, a holder of such a beneficial interest must comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and pay any funds required by the sixth paragraph of this Section 12.02 or by Section 12.07. Subject to the foregoing procedures, any Holder of a Definitive Security who wishes to exercise the conversion privilege with respect to such Definitive Security must (i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice; (ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent; (iii) if required by the Issuer or the Conversion Agent, furnish appropriate endorsements and transfer documents; (iv) pay all transfer or similar Taxes if required pursuant to Section 12.07; and (v) if required under the terms of this Indenture, pay funds equal to the amount of Interest payable on the next Interest Payment Date.

On the third Business Day following the relevant Conversion Date, the Issuer shall issue and shall deliver or shall cause issuance and delivery (such delivery referred to herein as the “Settlement”) to such Holder at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of ADSs issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article XII.

No Interest shall accrue on Notes between the Conversion Date and the Settlement date.

If any calculation required in order to determine the number of ADSs the Issuer must deliver in respect of a given conversion of Notes is based on data or other information that will not be available to the Issuer on the date the requirements set forth in the first paragraph of this Section 12.02 have been satisfied, the Issuer will delay Settlement of that conversion until no later than the third Business Day after the relevant data or information becomes available. In case any Note of a denomination of an integral multiple greater than U.S.$1,000 is surrendered for partial conversion, and subject to Section 2.02, the Issuer shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and deliver to the Holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note provided that the minimum principal amount of such new note is U.S.$1,000.

Each conversion shall be deemed to have been effected with respect to a Note (or portion thereof) on the Conversion Date, and the Person in whose name any certificate or certificates for ADSs are issuable upon such conversion shall be deemed to have become on said date the holder of record of the ADSs represented thereby. Any such surrender on any date when the Issuer’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note is surrendered.

If any Note or a portion thereof is surrendered for conversion after 5:00 p.m. New York City time on a Record Date but prior to 9:00 a.m. New York City time on the immediately following Interest Payment Date, Holders of such Notes at 5:00 p.m. New York City time on the regular Record Date will receive payment of the Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on the Record Date. Any Note or portion thereof surrendered for conversion by a Holder during the period from 5:00 p.m. New York City time on the Record Date through 9:00 a.m. New York City time on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Issuer, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made (1) if the Notes are surrendered for conversion after 5:00 p.m. New York City Time on the Record Date immediately preceding the Maturity Date, (2) if the Issuer has specified a Tax Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (3) if the Issuer has specified a Change of Control Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (4) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note. An amount equal to such payment shall be paid by the Issuer on such Interest Payment Date to the Holder at the close of business on such Record Date; provided, however, that if the Issuer defaults in the payment of Interest, if applicable, on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided in this Section 12.02, no payment of Interest shall be made and no adjustment shall be made for Interest accrued, if any, on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article XII.

With respect to any Notes bearing a Restricted Securities Legend on the date of conversion, the ADSs distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Issuer will affix the applicable Restricted ADS Legend that is set forth in Exhibit B hereto upon such ADSs; provided that if any such ADSs are being immediately resold pursuant to Rule 144 under the Securities Act, such ADSs need not be issued with such legend in connection with such sale.

Upon conversion, a Holder will not be entitled to any additional cash payment for Interest unless such conversion occurs between a Record Date and the corresponding Interest Payment Date. Except in such case, by delivering the amount of cash and/or the number of ADSs issuable on conversion to the Trustee, the Issuer will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay Interest, attributable to the period from the most recent Interest Payment Date to, but not including the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

SECTION 12.03. No Issuance of Fractional Shares. No fractional portions of ADSs shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full ADSs which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional portions of ADSs otherwise would be issuable upon the conversion of any Note or Notes, the Issuer will deliver a number of ADSs rounded up to the nearest whole number of ADSs.

SECTION 12.04. Conversion Rate. The “Conversion Rate” will be equal to (i) 1,000 divided by (ii) the Initial Conversion Price, subject to adjustment as provided in this Article XII. The initial Conversion Rate will be rounded to the nearest ten thousandth of an ADS. The “Initial Conversion Price” for the Notes will be equal to the greater of (a) U.S. $11.20, (b) 130% of the 5 Day Average VWAP of the Issuer’s ADSs, and (c) 110% of the closing price of the Issuer’s ADSs on the New York Stock Exchange (or, if the Issuer’s ADSs are not then traded on such exchange, the principal exchange on which the Issuer’s ADSs are then traded) on the Issue Date. The “5 Day Average VWAP” of the Issuer’s ADSs will be equal to the average of the Daily VWAPs of the Issuer’s ADSs for the 5 trading-day period beginning on March 18, 2015 (the “Averaging Period”).

Notwithstanding the preceding paragraph, if a Fundamental Change occurs after Notes have been issued but prior to completion of the Averaging Period, the Initial Conversion Price will be 130% of the closing sale price of the Issuer’s ADSs on the New York Stock Exchange (or, if the ADSs are not the traded on such exchange, the principal exchange on which the Issuer’s ADSs are then traded) on the Issue Date.

SECTION 12.05. Conversion Rate Adjustments. (a) The applicable Conversion Rate shall be adjusted from time to time by the Issuer as follows if any of the events described in clauses (i) through (v) below occur after the Averaging Period, except that the Issuer will not make any adjustments to the Conversion Rate if Holders participate (as a result of holding Notes and at the same time as ADS holders participate) in any of the transactions described below as if such Holders held a number of ADSs equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders without having to convert their Notes. A Holder will be deemed to have so participated if the transaction results in an issuance of securities or a distribution of other property that is held by the ADS depositary or the CPO trustee (to the extent required to be later distributed by the CPO trustee to the ADS depository for the benefit of such Holders of the Notes) at the time of conversion of such Notes into ADSs.

(i) If the Issuer issues solely Ordinary Shares as a dividend or any other distribution (including by recapitalization of retained earnings) on all or substantially all Ordinary Shares, or if the Issuer effects a share split or share combination of its Ordinary Shares, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following (x) the date fixed for the determination of holders of Ordinary Shares entitled to receive such dividend or distribution or (y) the date on which such split or combination becomes effective, as applicable (such date specified in clause (x) or (y), the “Dividend Record Date”);

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Business Day immediately following the Dividend Record Date;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the open of business on the Dividend Record Date; and

OS =	the number of Ordinary Shares that would have been outstanding immediately prior to the open of business on the Dividend Record Date as adjusted to take into account such dividend, distribution, split or combination.

If any dividend or distribution of the type described in this clause (i) is declared that results in an adjustment pursuant to this clause (i) but is not so paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective (in the case of a dividend or distribution) as of the earliest of the date (A) the Issuer’s shareholders’ meeting or Board of Directors determines not to pay such dividend or distribution, (B) the non-payment of such dividend is publicly announced or (C) the dividend was to have been paid, or (in the case of a stock split or combination) the date on which such split or combination was to have been effective, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(ii) If the Issuer distributes to all or substantially all holders of Ordinary Shares any rights, options, warrants or other securities entitling them for a period of not more than 45 calendar days from the record date for such distribution to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares), at a price per Ordinary Share (or conversion price per Ordinary Share) less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	(OS0 + X)

(OS0 + Y)

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or other securities (such date, the “Rights Distribution Record Date”);

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Business Day immediately following the Rights Distribution Record Date;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the open of business on the Rights Distribution Record Date;

X =	the total number of Ordinary Shares issuable pursuant to such rights, options, warrants or other securities;

and

Y =	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options, warrants or other securities divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the distribution of such rights, options, warrants or other securities.

If such rights, options, warrants or other securities are not so issued, the Conversion Rate will remain the Conversion Rate that would then be in effect if a Rights Distribution Record Date for such distribution had not been fixed. In addition, to the extent that Ordinary Shares are not delivered after the expiration of such rights, options, warrants or other securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options, warrants or other securities been made on the basis of delivery of only the number of Ordinary Shares actually delivered.

For purposes of this clause (ii), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase Ordinary Shares at less than the average of the Last Reported Sale Prices of Ordinary Shares for each Trading Day in the applicable 10 consecutive Trading Day Period, there shall be taken into account any consideration the Issuer receives for such rights, options, warrants or other securities and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by the Issuer’s Board of Directors.

(iii) If the Issuer distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Ordinary Shares, excluding

(A) dividends or distributions and rights, options, warrants and other securities described in clause (i) or (ii) above or clause (v) below;

(B) dividends or distributions paid exclusively in cash, including as described in clause (iv) below;

(C) dividends or distributions effected pursuant to a reclassification, merger, sale, conveyance or other transaction described in Section 12.06, where such dividend or distribution becomes Reference Property as described in Section 12.06; and

(D) Spin-Offs to which the provisions set forth below in this clause (iii) shall apply;

then the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	SP0

(SP0 - FMV)

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the record date for such distribution;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Business Day immediately following such record date;

SP0 =	the average of the Last Reported Sale Prices of Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Issuer’s Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding Ordinary Share as of the open of business on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision will be made so that each Holder shall receive on the date on which the distributed property is distributed to holders of Ordinary Shares, for each U.S.$1,000 principal amount of Notes, the amount of distributed property such Holder would have received had such Holder owned a number of Ordinary Shares that it would have been entitled to receive based on the Conversion Rate on the record date for such distribution; provided further that if the Issuer’s Board of Directors determines “FMV” for purposes of the foregoing adjustment by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (iii) where there has been a payment of a dividend or other distribution on the Ordinary Shares or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	(FMV + MP0)

MP0

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the opening of business on the Business Day immediately following the record date for the Spin-Off;

CR =	the applicable Conversion Rate in effect immediately after the opening of business on the Business Day immediately following such record date;

FMV =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this clause (iii) will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Business Day immediately following the record date for the Spin-Off. For purposes of determining the applicable Conversion Rate in respect of any conversion during the Valuation Period, references within the portion of this clause (iii) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date.

If any distribution or spin-off described in this clause (iii) results in an adjustment to the Conversion Rate but such distribution or Spin-Off is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution or Spin-Off had not been declared.

(iv) If the Issuer makes or pays any cash dividend or any other cash distribution to all, or substantially all, holders of the outstanding Ordinary Shares, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	SP0

(SP0 - C)

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the record date for such dividend or distribution;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Business Day immediately following such record date;

SP0 =	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Issuer distributes to holders of the Ordinary Shares.

If such dividend or distribution results in an adjustment to the Conversion Rate under the preceding paragraph and such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) If (A) the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares, and (B) the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	AC + (SP x OS)

(SP x OS0)

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Business Day next succeeding the Expiration Date;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Business Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Issuer’s Board of Directors or a committee thereof) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS =	the number of Ordinary Shares outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP =	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this clause (v) will be made at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Business Day following the Expiration Date. For purposes of determining the applicable Conversion Rate in respect of any conversion during the 10 Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding the Conversion Date. If the Issuer or one of its Subsidiaries is obligated to purchase the Ordinary Shares pursuant to any such tender or exchange offer but the Issuer or the relevant Subsidiary is permanently prevented by applicable law from effecting any such purchase or all or any portion of such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(vi) Notwithstanding the foregoing, if any calculation required to be made in determining the adjustment to the Conversion Rate under this Section 12.05(a) cannot be made at such time because the facts required for such determination cannot be ascertained, the Issuer will make such determination as soon as practicable upon such information becoming determinate, and such adjustment will be made with retroactive effect to the first such date where the adjustment is required to be made.

(vii) To the extent that any event would give rise to an adjustment to be made under more than one of the clauses set forth above, or holders of the Issuer’s Ordinary Shares have the right to elect between distributions that would be covered by more than one of such clauses, the Issuer shall, in good faith, determine the adjustment to be made, including, if applicable, the order of the adjustments.

(viii) If any event that would give rise to an adjustment under any of clauses (i)-(v) set forth above occurs (1) during the Averaging Period, the Issuer will adjust the Daily VWAPS used in calculating the Initial Conversion Price, (2) between the Unit Issue Date and the final day of the Averaging Period, the Issuer will adjust the dollar amount stated in clause (a) of Section 12.04 and/or (3) between the Issue Date and the final day of the Averaging Period, the Issuer will adjust the amount calculated pursuant to clause (c) of Section 12.04. Each adjustment described in the preceding sentence shall be made using an adjustment factor inverse to the factor that would have been applicable to the adjustment to the Conversion Rate that would have been required under this Section 12.05 had the relevant event occurred after the Conversion Rate had been established, applied by the Issuer in a good faith manner to the applicable values.

(b) The Issuer may at its option and in addition to the adjustments required by Section 12.05(a), increase the applicable Conversion Rate to avoid or diminish income Tax to holders of ADSs or rights to purchase ADSs in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event. When a Holder is deemed to have received a distribution or dividend subject to Tax withholding and such deemed distribution or dividend does not give rise to any cash from which any applicable withholding Tax or backup withholding can be satisfied, if the Issuer pays withholding Taxes or applies backup withholding on behalf of a Holder, the Issuer may, at its option, set off such payments against interest payments on the Notes or subsequent deliveries of ADSs in respect of the Notes (or against payment on the ADSs).

(c) If, following the Issue Date, in conjunction with one of the foregoing adjustment events or otherwise (i) the number of the Issuer’s CPOs represented by each ADS should change, (ii) the number of the Ordinary Shares underlying each CPO should change, (iii) one series of Ordinary Shares were to be disproportionately affected by such event as compared to the other series of Ordinary Shares, or (iv) any other change occurs in the composition of the assets underlying the CPOs or ADSs not contemplated or adequately addressed by the foregoing adjustments, and the applicable Conversion Rate (as so adjusted) does not produce a fair and equitable result, the Issuer will adopt such method as it may deem equitable and practicable vis-à-vis the holders of the Notes for the purpose of effecting an appropriate adjustment to the Conversion Rate.

(d) No adjustment in the applicable Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that (i) any adjustments which by reason of this Section 12.05(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and (ii) the Issuer shall adjust the Conversion Rate at least annually to account for any such carried forward adjustments. All calculations under this Article XII shall be made by the Issuer and shall be made to the nearest ten thousandth of an ADS. Notwithstanding the foregoing, all adjustments not previously made shall have effect and be made upon conversion of any of the Notes.

Without limiting the foregoing, the Issuer shall not be required to adjust the Conversion Rate: (i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in Ordinary Shares under any plan; (ii) upon the issuance of any Ordinary Shares, or options or rights to purchase Ordinary Shares, pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Issuer or any of its Subsidiaries; (iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the Unit Issue Date; (iv) for a change in the par value of the Ordinary Shares; or (iv) for Interest.

(e) Whenever the Conversion Rate is adjusted as provided in this Section 12.05, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Issuer shall prepare and issue a press release containing the relevant information and notify the Trustee and the Trustee shall furnish a copy of such notice to the Holders. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(f) If any distribution or transaction described in Section 12.05(a) above has not yet resulted in an adjustment to the applicable Conversion Rate on the applicable Conversion Date, and the ADSs the Holder will receive on Settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date), then promptly after such distribution or transaction has occurred, the Issuer will adjust the number of ADSs to be delivered to the Holder as the Issuer determines is appropriate to reflect the relevant distribution or transaction.

(g) For purposes of this Section 12.05, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Issuer. The Issuer shall not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Issuer.

(h) Except as stated in this Section 12.05 and Section 12.12, the Issuer shall not be required to adjust the Conversion Rate. If, however, the application of the provisions of this Section 12.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination).

(i) The Issuer shall not take any action pursuant to this Section 12.05 without complying, if applicable, with any applicable rules of any stock exchange on which the ADSs are listed at the relevant time.

SECTION 12.06. Effect of Reclassification, Consolidation, Merger, Combination, Sale, Lease or Transfer. In the event of any (i) reclassification or change of the outstanding Ordinary Shares (other than changes resulting from a subdivision or combination), (ii) consolidation, merger or combination involving the Issuer (other than a merger in which the Issuer is the surviving corporation and which does not result in any reclassification of, or change (other than changes resulting from a subdivision or combination) in, outstanding Ordinary Shares), (iii) sale, assignment, conveyance, transfer, lease or other disposition to another Person of the property and assets of the Issuer and its Subsidiaries as an entirety or substantially as an entirety, or (iv) mandatory Ordinary Share exchange, in each case as a result of which holders of Ordinary Shares shall be entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) with respect to or in exchange for such Ordinary Shares, then the Issuer or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that Holders shall thereafter be entitled to convert Notes into the kind and amount of shares of stock and other securities, property, assets or cash (or any combination thereof, but subject to the provisions of Article XI) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (such property, the “Reference Property”), subject to the right of such Holder to receive the Make Whole Fundamental Change Premium upon compliance with the provisions of Section 12.12. In such a case, any increase in the Conversion

Rate by the additional ADSs described in Section 12.12 will not be payable in additional ADSs, but will represent a right to receive the aggregate amount of cash, securities or other property into which the additional Ordinary Shares would convert in the transaction from the surviving entity (or a direct or indirect parent thereof). In the event holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in a reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Ordinary Shares that affirmatively make such an election, subject to any limitations to which the holders of Ordinary Shares are subject, including pro rata reductions applicable to any portion of the consideration payable. The Issuer shall notify the Conversion Agent and Holders of the weighted average and composition of such Reference Property promptly after determination thereof. The Issuer shall not become party to any such reclassification, change, consolidation, merger combination, sale, lease, assignment, conveyance or other transfer unless the terms of such transaction are consistent with the foregoing. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Issuer’s Board of Directors shall reasonably consider necessary by reason of the foregoing.

If the Notes become convertible into Reference Property, the Issuer shall notify the Trustee and issue a press release containing the relevant information. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales, leases, assignments, conveyances or other transfers. If this Section 12.06 applies to any event or occurrence, 0 shall not apply.

SECTION 12.07. Taxes, Duties, Fees and Costs of Issuance of ADSs or CPOs. If a Holder receives ADSs upon conversion as provided in this Indenture, the Issuer will pay any (a) documentary, stamp or similar issue or transfer Tax, duties or fees, and (b) fees of the depositary for the ADSs, in either case, in connection with the creation or delivery of such ADSs in satisfaction of such conversion, unless in either case, such payment is due because the Holder requests any ADSs to be issued in a name other than the Holder’s name, in which case the Holder will make such payment. In addition, the Issuer will pay any fees or costs in connection with the issuance of the Issuer’s CPOs representing Ordinary Shares as may be needed to allow the Issuer to deposit CPOs with the ADS depositary to create the ADSs deliverable upon conversion of Notes.

SECTION 12.08. Obligation to Cause Sufficient Ordinary Shares, CPOs and ADSs to be Issued for Purposes of Satisfying any Settlement of Conversions. The Issuer shall take all actions reasonably necessary to ensure that, upon every conversion of a Note, ADSs will be available for delivery, and will be delivered, upon such conversion promptly and as provided in this Article XII. The Issuer agrees that all Ordinary Shares underlying CPOs which may be issued and transferred to the CPO trustee upon conversion of Notes, and all CPOs which may be issued and released upon conversion of Notes, shall be duly authorized and validly issued and that upon such issuance and delivery, the Holder of Notes will receive good and valid title to such ADSs, free and clear of all Liens, encumbrances and claims. In furtherance of the foregoing, the Issuer will comply with the following covenants:

(a) the Issuer shall not declare any dividend, subdivision or other distribution of the Issuer’s Ordinary Shares that would cause an anti-dilution adjustment under the Notes unless, (x) at such time, the Issuer holds, or the shareholders concurrently approve, a sufficient number of Available Treasury Shares and (y) as soon as practicable, but in no event later than 45 days following the actions described in subclause (x), a sufficient number of CPOs is authorized and available for release, in each case to satisfy the Issuer’s obligations in connection with a conversion of all Notes taking into account such adjustment; and

(b) within 45 days of any event that causes or with the passage of time would cause the maximum number of Ordinary Shares or CPOs, necessary to satisfy the Issuer’s obligations in connection with a conversion of all Notes following such event to exceed the number of Available Treasury Shares or available CPOs, the Issuer will cause a sufficient number of Available Treasury Shares to be authorized or CPOs to be authorized and available for release, in order to satisfy its obligations in connection with a conversion of all Notes following such event.

For so long as the ADSs are listed on the New York Stock Exchange, the Issuer will take actions reasonably necessary for the listing on the New York Stock Exchange of all ADSs deliverable on conversion of Notes and will take all actions (including obtaining or giving approvals and consents and paying listing fees) reasonably necessary to ensure that each ADS delivered on conversion of a Note will, upon such delivery be so listed.

SECTION 12.09. Responsibility of Trustee and the Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty of responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. The Trustee and any other Conversion Agent shall not be responsible for any failure of the Issuer to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article XII. Without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of its Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and Opinion of Counsel (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the

Trustee nor any Conversion Agent shall have any duties to holders of the Issuer’s Ordinary Shares obtained by such holder under this Article XII, or any duty to monitor whether the Issuer issues (timely or otherwise) ADSs to Holders under this Article XII. In addition, without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine whether or to ensure that any ADS issued upon conversion of a Restricted Note shall bear any legend required by Section 2.06(b) or Section 12.02 or the restricted or unrestricted CUSIP numbers contemplated by Section 2.14, or compliance with any similar provision relating to the ADSs, nor shall the Trustee or any Conversion Agent be responsible for ensuring compliance with the restrictions set forth in Section 12.11.

Except as otherwise provided herein, the Issuer or its agents shall be responsible for making all calculations and determinations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of ADSs, accrued Interest payable on the Notes, the 5 Day Average VWAP and the applicable Conversion Rate. The Issuer or its agents shall make all these calculations and determinations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on holders of Notes. The Issuer or its agents shall provide a schedule of the Issuer’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent shall be entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. Neither the Trustee nor the Conversion Agent shall have any duty to monitor the stock price. The Trustee will forward the Issuer’s calculations to any Holder upon the written request of that Holder.

SECTION 12.10. [Reserved].

SECTION 12.11. Restriction on ADSs Issuable Upon Conversion. (a) ADSs to be issued upon conversion of Notes that bear a Restricted Securities Legend at the time of such conversion shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such ADSs shall bear the Restricted ADS Legend unless removed in accordance with Section 12.11(c).

(b) If (i) ADSs to be issued upon conversion of Notes that bear a Restricted Securities Legend at the time of such conversion are to be registered in a name other than that of the Holder of such Note or (ii) ADSs represented by a certificate bearing the Restricted ADS Legend are transferred subsequently by such Holder, then, unless (i) with respect to ADSs issued upon conversion of Restricted Notes, the Restricted Securities Legend on the Global Securities has been removed pursuant to Section 2.07(c) or (ii) a shelf registration statement has become effective with respect to the resale of such ADSs and such ADSs are being transferred pursuant thereto, the Holder must deliver to the transfer agent for the ADSs a certificate in substantially the form of Exhibit C hereto as to compliance with the restrictions on transfer applicable to such ADSs and neither the transfer agent nor the registrar for the ADSs shall be required to register any transfer of such ADSs not so accompanied by a properly completed certificate.

(c) Except in connection with a transfer described in Section 12.11(b), if certificates representing ADSs are issued upon the registration of transfer, exchange or replacement of any other certificate representing ADSs bearing the Restricted ADS Legend, or if a request is made to remove such Restricted ADS Legend from certificates representing ADSs, the certificates so issued shall bear the Restricted ADS Legend, or the Restricted ADS Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which, except in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel pursuant to the laws in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such ADSs are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer of such reasonably satisfactory evidence, the Issuer shall cause the transfer agent for the ADSs to countersign and deliver certificates representing ADSs that do not bear the legend.

(d) Notwithstanding Section 12.11(c), any certificate representing ADSs issued upon conversion of Notes (or security issued in exchange or substitution therefor) as to which the restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the date that the Issuer, pursuant to Section 2.07(c), removes the Restricted Securities Legend from the Notes, or that has been transferred pursuant to a resale registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange, be exchanged for a new certificate, of like tenor and aggregate number of ADSs, which shall not bear any Restricted ADS Legend.

SECTION 12.12. Make Whole Premium Upon a Fundamental Change. (a) If there shall have occurred a Fundamental Change, the Issuer shall pay a “Make Whole Fundamental Change Premium” to the Holders of the Notes who elect to convert their Notes in connection with such Fundamental Change. A conversion of Notes will be deemed for these purposes to be “in connection with” such Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the later of (1) 30 scheduled Trading Days before the anticipated effective date of such Fundamental Change and (2) the date on which the Issuer notifies the Holders of the anticipated “Effective Date” of a Fundamental Change (in accordance with the next sentence and the next succeeding sentence) and ending 30 Business Days following the actual Effective Date (but, in the case of a Change of Control, ending prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date). The Issuer will notify Holders and the Trustee of the anticipated Effective Date and issue a press release as soon as practicable after the Issuer first determines the anticipated Effective Date; provided that in no event will the Issuer be required to provide such notice to the Holders and the Trustee before the earlier of such time as the Issuer or its Affiliates (A) has publicly disclosed or acknowledged the circumstances giving rise to such anticipated Fundamental Change or (B) is required to publicly disclose under applicable law or the rules of any stock exchange on which the Issuer’s equity is then listed the circumstances giving rise to such anticipated Fundamental Change. The Issuer will use its commercially reasonable efforts to make such determination in time to deliver such notice no later than 30 days prior to such anticipated Effective Date.

In respect of Conversion Dates falling prior to the anticipated Effective Date, the settlement shall occur on the third Business Day following the relevant Conversion Date at the then applicable Conversion Rate without regard to the Make Whole Fundamental Change Premium and the Additional ADSs shall be delivered on the actual Effective Date in settlement of all such conversions. In respect of Conversion Dates falling on or after the actual Effective Date of the Fundamental Change, the settlement shall occur on the third Business Day following the relevant Conversion Date at the then applicable Conversion Rate (adjusted for the Make Whole Fundamental Change Premium).

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, the Issuer will deliver the Additional ADSs resulting from that adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.

The Make Whole Fundamental Change Premium will consist of an increase in the Conversion Rate for such Notes by a number of additional ADSs (the “Additional ADSs”) per U.S.$1,000 principal amount of Notes, as determined in accordance with the table below (as adjusted pursuant to this Section 12.12, the “Make-Whole Table”), based on the Effective Date and the price (the “ADS Price”) paid (or deemed paid) in the Fundamental Change per ADS (or, if applicable, the price per Ordinary Share or per CPO, transposed into a price per ADS). If the holders of ADSs receive only cash in a conversion in connection with a Fundamental Change described in clause (2) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

The ADS Prices set forth in the column headings of the Make-Whole Table shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices will equal the ADS Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional ADSs set forth in the Make-Whole Table will be adjusted in the same manner as the Conversion Rate as set forth in 0 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Fundamental Change Premium as described above.

The Make-Whole Table in its initial form sets forth the dollar value of the additional ADSs to be added to the Conversion Rate for conversions in connection with a Fundamental Change, based on ADS prices and effective dates. The Make-Whole Table in its initial form (a) expresses ADS Prices in terms of percentages of the 5 Day Average VWAP and (b) expresses amounts by which the Conversion Rate would be increased by the value, in U.S. dollars, of the relevant increase. Promptly after establishment of the initial Conversion Rate, the Issuer shall generate a final version of the Make-Whole Table (including the related paragraph that immediately follows the Make-Whole Table) including ADS Prices measured in dollars (rather than as percentages of the 5 Day Average VWAP) and amounts of additional ADSs expressed in numbers of ADSs (rather than as dollar amounts) by (a) arithmetically applying the percentages specified in the Make-Whole Table to the 5 Day Average VWAP calculated based on the Initial Conversion Price and (b) dividing dollar values of additional ADSs to be added to the Conversion Rate by the 5 Day Average VWAP. For purposes of preparing the final Make-Whole Table, numbers of additional ADSs will be rounded to the nearest 1/10,000th of an ADS and ADS prices will be rounded to the nearest cent. Promptly after establishment of the 5 Day Average VWAP and the initial Conversion Rate, the Issuer shall notify Holders and the Trustee of the 5 Day Average VWAP, the initial Conversion Rate and the final version of the Make-Whole Table and will make that information available on the Issuer’s website. After such notice is given, references to the Make-Whole Table in this Indenture and in the Notes shall be deemed to be to the final version of the Make-Whole Table (including the related paragraph that immediately follows it) in such notice. Notwithstanding anything to the contrary contained herein, if a Conversion Date occurs prior to the final Trading Day of the Averaging Period, the Make-Whole Table with respect to such Conversion Date shall be determined in good faith by the Issuer based on the Daily VWAP on the Trading Days in the Averaging Period that occurred prior to the Conversion Date.

	ADS Price (Measured as a Percentage of the 5 Day Average VWAP)
	100%	110%	120%	130%	140%	150%	160%	170%	180%	200%	250%	300%
March 13, 2015	$230.77	$230.02	$211.59	$196.43	$183.91	$173.56	$164.95	$157.75	$151.69	$142.18	$127.52	$119.00

March 15, 2016	$230.77	$215.22	$193.67	$176.14	$161.88	$150.29	$140.84	$133.12	$126.77	$117.16	$103.55	$96.48

March 15, 2017	$230.77	$199.10	$173.35	$152.70	$136.24	$123.18	$112.82	$104.61	$98.09	$88.73	$76.99	$71.80

March 15, 2018	$230.77	$180.82	$149.00	$123.99	$104.64	$89.86	$78.69	$70.29	$64.00	$55.78	$47.41	$44.56

March 15, 2019	$230.77	$160.18	$117.81	$85.59	$62.20	$45.87	$34.85	$27.64	$23.02	$18.31	$15.58	$14.97

March 15, 2020	$230.77	$153.85	$76.92	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

If the exact ADS Prices and effective dates are not set forth in the Make-Whole Table and the ADS Price is:

(1) between two adjacent ADS Price amounts in the Make-Whole Table or the Effective Date is between two adjacent Effective Dates in the Make-Whole Table, the number of Additional ADSs will be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Price amounts and the two dates based on a 365-day year, as applicable.

(2) greater than 300% of the 5 Day Average VWAP per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the Make-Whole Table), no additional ADSs will be issued upon conversion.

(3) less than 100% of the 5 Day Average VWAP per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the Make-Whole Table), no additional ADSs will be issued upon conversion.

Notwithstanding the foregoing paragraphs, in no event will the total number of ADSs issuable upon conversion of a Note exceed 116.0714 ADSs, subject to adjustment for events from and after September 26, 2014 in the same manner as the Conversion Rate as set forth in Section 12.05(a) hereof.

(b) The Issuer, or the Trustee at the direction of the Issuer, shall mail a notice of a Fundamental Change (the “Fundamental Change Notice”) to the Holders as shown on the Register and issue a press release not more than 5 days after the applicable Effective Date at the addresses as shown on the Register, with a copy to the Trustee and the Paying Agent. The Fundamental Change Notice, which shall govern the terms of the settlement of any conversion (or purchase, if applicable) in connection with a Fundamental Change, shall include such disclosures as are required by law and shall state, to the extent applicable: (i) the events causing a Fundamental Change; (ii) the Effective Date; (iii) if applicable, the last date on which a Holder may exercise the Change of Control purchase right; (iv) the Change of Control Payment if applicable; (v) if applicable, the date of the purchase (the “Change of Control Purchase Date”), which is to be no earlier than the 20th and no later than the 35th calendar day following the Effective Date; (vi) the name and address of the Paying Agent and the Conversion Agent; (vii) if applicable, the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate; (viii) if applicable, that the Notes with respect to which a Change of Control repurchase election has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control repurchase election in accordance with the terms of this Indenture; and (ix) if applicable, the procedures that Holders must follow to require the Issuer to purchase their Notes. Unless and until the Trustee shall receive a Fundamental Change Notice, the Trustee may assume without inquiry that no Fundamental Change has occurred.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

CEMEX, S.A.B. DE C.V.

By:	/s/ Rene Delgadillo Galván
Name: Rene Delgadillo Galván
Title: Attorney in fact

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Jaime Nielsen
Name: Jaime Nielsen
Title: Vice President

CIBANCO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, as Mexican Trustee

By:	/s/ Monica Jimenez-Labora Sarabia
Name: Monica Jimenez-Labora Sarabia
Title: Trustee Delegate

By:	/s/ Luis Felipe Mendoza Cardenas
Name: Luis Felipe Mendoza Cardenas
Title: Trustee Delegate

EXHIBIT A – FORM OF NOTE

[Include the following legend for Global Securities only (the “Global Securities Legend”):]	[Incluir la siguiente leyenda si se trata únicamente de Títulos Globales (la “Leyenda para los Títulos Globales”):]

“THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY CEMEX, S.A.B. DE C.V., (THE “COMPANY”) THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SUBORDINATED NOTE FOR ALL PURPOSES.

“EL PRESENTE CONSTITUYE UN TÍTULO GLOBAL EN TÉRMINOS DEL ACTA DE EMISIÓN QUE SE MENCIONA MÁS ADELANTE Y SE ENCUENTRA INSCRITO A NOMBRE DEL DEPOSITARIO O UNA PERSONA DESIGNADA POR EL MISMO, QUIEN PODRÁ SER TRATADO POR CEMEX, S.A.B. DE C.V., (LA “COMPAÑÍA”) EL FIDUCIARIO Y CUALQUIERA DE SUS AGENTES, COMO TITULAR Y TENEDOR DE ESTA OBLIGACIÓN CONVERTIBLE SUBORDINADA PARA TODOS LOS EFECTOS A QUE HAYA LUGAR.

[As part of the Global Securities Legend, include the following legend on all Global Securities for which DTC is to be the Depositary:]	[Como parte de la Leyenda para los Títulos Globales, incluir la siguiente leyenda en todos los Títulos Globales cuyo Depositario sea DTC:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A MENOS QUE ESTE TÍTULO SEA PRESENTADO POR UN REPRESENTANTE AUTORIZADO DE THE DEPOSITORY TRUST COMPANY, UNA SOCIEDAD CONSTITUIDA CONFORME A LAS LEYES DE NUEVA YORK (“DTC”), A LA COMPAÑÍA O A SU AGENTE DE REGISTRO O TRANSMISIÓN, CANJE O PAGO, Y QUE UN TÍTULO EMITIDO ESTÉ INSCRITO A NOMBRE DE CEDE & CO. O ALGÚN OTRO NOMBRE SOLICITADO POR UN REPRESENTANTE AUTORIZADO DE DTC (Y CUALQUIER PAGO SE EFECTÚE A CEDE & CO. O A DICHA OTRA ENTIDAD SOLICITADA POR EL REPRESENTANTE AUTORIZADO DE DTC), CUALQUIER TRANSMISIÓN, PRENDA U OTRO USO DEL PRESENTE POR VALOR O CON CUALQUIER OTRO OBJETO, POR PARTE O EN FAVOR DE CUALQUIER PERSONA, SERÁ INDEBIDO EN TANTO SU TITULAR REGISTRADO, CEDE & CO., TENGA ALGÚN DERECHO SOBRE EL MISMO.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.”

HASTA EN TANTO ESTE TÍTULO GLOBAL SE CANJEE TOTAL O PARCIALMENTE POR TÍTULOS VALOR NOMINATIVOS DEFINITIVOS EN LOS SUPESTOS PREVISTOS EN EL ACTA DE EMISIÓN, EN SU CASO, ESTE TÍTULO GLOBAL NO PODRÁ SER TRANSMITIDO SINO EN SU TOTALIDAD POR EL DEPOSITARIO A FAVOR DE UNA PERSONA DESIGNADA POR EL DEPOSITARIO, O POR LA PERSONA DESIGNADA POR EL DEPOSITARIO A FAVOR DEL DEPOSITARIO U OTRA PERSONA DESIGNADA POR EL DEPOSITARIO, O POR EL DEPOSITARIO O DICHA PERSONA DESIGNADA A FAVOR DE UN DEPOSITARIO SUCESOR O UNA PERSONA DESIGNADA POR DICHO DEPOSITARIO SUCESOR.”

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]	[Incluir la siguiente leyenda en todas las Obligaciones que tengan el carácter de Obligaciones Restringidas (la “Leyenda para las Obligaciones Restringidas para Obligaciones”):]

THIS SECURITY AND THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

ESTE TÍTULO VALOR Y LAS ACCIONES DE DEPOSITARIO AMERICANAS QUE SE EMITAN UNA VEZ REALIZADA LA CONVERSIÓN DEL MISMO, NO SE ENCUENTRAN INSCRITOS AL AMPARO DE LA LEY DE VALORES DE 1933 Y SUS REFORMAS (LA “LEY DE VALORES”), Y NO PUEDE SER OFRECIDO, VENDIDO, PIGNORADO O ENAJENADO EN CUALQUIER OTRA FORMA SALVO DE CONFORMIDAD CON LO DISPUESTO EN LA SIGUIENTE ORACIÓN. EN RAZÓN DE LA ADQUISICIÓN DEL PRESENTE O DE CUALQUIER DERECHO DE TITULARIDAD INDIRECTA DEL MISMO, EL ADQUIRENTE:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(1) DECLARA RESPECTO DE SÍ MISMO Y DE CUALQUIER PERSONA POR CUYA CUENTA ACTÚE, QUE ES UN “COMPRADOR INSTITUCIONAL CALIFICADO” (EN TÉRMINOS DE LA DEFINICIÓN CONTENIDA EN LA REGLA 144A DE LA LEY DE VALORES) Y TIENE LA FACULTAD ABSOLUTA DE TOMAR DECISIONES DE INVERSIÓN CON RESPECTO A DICHA CUENTA, Y

(2) AGREES FOR THE BENEFIT OF CEMEX, S.A.B. DE C.V. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE UNIT ISSUE DATE (OR OF ANY SUBSEQUENTLY ISSUED SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(2) SE OBLIGA, EN BENEFICIO DE CEMEX, S.A.B. DE C.V. A NO OFRECER, VENDER, PIGNORAR O ENAJENAR EN CUALQUIER OTRA FORMA ESTE TÍTULO VALOR O CUALQUIER DERECHO DE TITULARIDAD INDIRECTA SOBRE EL MISMO ANTES DE LA FECHA QUE OCURRA MÁS TARDE DE ENTRE (X) UN AÑO A PARTIR DE LA FECHA DE EMISIÓN DE LAS UNIDADES (O DE CUALQUIER VALOR EMITIDO SUBSECUENTEMENTE) O CUALQUIER PERÍODO MÁS CORTO PERMITIDO POR LA REGLA 144 DE LA LEY DE VALORES O CUALQUIER DISPOSICIÓN SUCESORA DE LA MISMA, Y (Y) CUALQUIER FECHA POSTERIOR, EN SU CASO, PREVISTA EN LA LEGISLACIÓN APLICABLE, SALVO:

(A) TO CEMEX, S.A.B. DE C.V., OR	(A) A CEMEX, S.A.B. DE C.V., O

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR	(B) AL AMPARO DE UN DOCUMENTO DE REGISTRO QUE SE ENCUENTRE VIGENTE DE CONFORMIDAD CON LA LEY DE VALORES, O

(C) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A, OR

(C) A UN COMPRADOR INSTITUCIONAL CALIFICADO SEGÚN DICHO TÉRMINO SE DEFINE EN LA REGLA 144A DE LA LEY DE VALORES, QUE EFECTÚE LA COMPRA POR CUENTA PROPIA O DE UN COMPRADOR INSTITUCIONAL CALIFICADO MEDIANTE UNA TRANSMISIÓN QUE CUMPLA CON LOS REQUISITOS PREVISTOS EN LA REGLA 144A Y A QUIEN SE DÉ AVISO DE QUE LA ENAJENACIÓN SE HACE AL AMPARO DE LA REGLA 144A, O

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.	(D) AL AMPARO DE UNA EXENCIÓN DE LOS REQUISITOS DE REGISTRO CONFORME A LA REGLA 144 DE LA LEY DE VALORES, O DE CUALQUIER OTRA EXENCIÓN A LOS REQUISITOS DE INSCRIPCIÓN PREVISTOS EN LA LEY DE VALORES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, CEMEX, S.A.B. DE C.V. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PREVIO AL REGISTRO DE CUALQUIER OPERACIÓN CELEBRADA EN TÉRMINOS DEL INCISO (2)(D) ANTERIOR, CEMEX, S.A.B. DE C.V. Y EL FIDUCIARIO SE RESERVAN EL DERECHO DE EXIGIR LA ENTREGA DE AQUÉLLAS OPINIONES LEGALES, CERTIFICACIONES U OTRAS CONSTANCIAS QUE RAZONABLEMENTE REQUIERAN A EFECTO DE DETERMINAR QUE LA TRANSMISIÓN PROPUESTA CUMPLE CON LO DISPUESTO POR LA LEY DE VALORES Y LAS LEYES ESTATALES EN MATERIA DE VALORES APLICABLES. NO SE OTORGA DECLARACIÓN ALGUNA EN CUANTO A LA EXISTENCIA DE UNA EXENCIÓN A LOS REQUISITOS DE INSCRIPCIÓN PREVISTOS EN LA LEY DE VALORES.

[Include the following legend on all Notes (the “Mexican Law Legend”):]	[Incluir la siguiente leyenda en todas las Obligaciones (la “Leyenda de Ley Mexicana”):]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR CNBV), AND MAY NOT BE OFFERED OR SOLD PUBLICLY, OR OTHERWISE BE THE SUBJECT OF BROKERAGE ACTIVITIES, IN MEXICO, EXCEPT THAT THE NOTES MAY BE OFFERED IN MEXICO PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH UNDER ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES), TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS. UPON THE ISSUANCE OF THE NOTES, THE ISSUER WILL NOTIFY THE CNBV OF THE ISSUANCE OF THE NOTES, INCLUDING THE PRINCIPAL CHARACTERISTICS OF THE NOTES, AND THE OFFERING OF THE NOTES OUTSIDE MEXICO. SUCH NOTICE WILL BE DELIVERED TO THE CNBV TO COMPLY WITH A LEGAL REQUIREMENT AND FOR INFORMATION PURPOSES ONLY, AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE NOTES, AS APPLICABLE, OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS CERTIFICATE AND THE OFFERING MEMORANDUM IS THE EXCLUSIVE RESPONSIBILITY OF THE ISSUER AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV.

LAS OBLIGACIONES AL AMPARO DEL PRESENTE TÍTULO NO HAN SIDO Y NO SERÁN REGISTRADAS ANTE EL REGISTRO NACIONAL DE VALORES QUE MANTIENE LA COMISIÓN NACIONAL BANCARIA Y DE VALORES, Y NO PODRÁN SER OFRECIDAS NI VENDIDAS PÚBLICAMENTE, O SER SUJETAS A CUALQUIER OTRA FORMA DE ACTIVIDADES DE INTERMEDIACIÓN EN MÉXICO, SALVO QUE DICHAS OBLIGACIONES SEAN OFRECIDAS MEDIANTE OFERTA PRIVADA DE VALORES NO INSCRITOS EN EL REGISTRO NACIONAL DE VALORES DE CONFORMIDAD CON EL ARTÍCULO 8 DE LA LEY DEL MERCADO DE VALORES, A INVERSIONISTAS INSTITUCIONALES O CALIFICADOS. CON POSTERIORIDAD A LA EMISIÓN DE LAS OBLIGACIONES, LA EMISORA DEBERÁ NOTIFICAR A LA CNBV DICHA EMISIÓN DE OBLIGACIONES, INCLUYENDO LAS CARACTERÍSTICAS PRINCIPALES DE LAS MISMAS, ASÍ COMO DE LA OFERTA DE OBLIGACIONES FUERA DE MÉXICO. DICHA NOTIFICACIÓN DEBERÁ SER ENTREGADA A LA CNBV EN CUMPLIMIENTO CON LAS DISPOSICIONES LEGALES APLICABLES Y PARA EFECTOS INFORMATIVOS ÚNICAMENTE, Y LA ENTREGA A Y RECEPCIÓN POR PARTE DE LA CNBV DE DICHA NOTIFICACIÓN NO CONSTITUYE O IMPLICA UNA CERTIFICACIÓN SOBRE LA CALIDAD INVERSIONISTA DE LAS OBLIGACIONES, SEGÚN SEA APLICABLE, O SOBRE NUESTRA SOLVENCIA ECONÓMICA, LIQUIDEZ O CALIDAD CREDITICIA O LA PRECISIÓN O INTEGRIDAD DE LA INFORMACIÓN AQUÍ INCLUIDA. LA INFORMACIÓN CONTENIDA EN EL PRESENTE TÍTULO Y EL PROSPECTO DE COLOCACIÓN ES RESPONSABILIDAD EXCLUSIVA DE LA EMISORA Y NO HA SIDO REVISADA O AUTORIZADA POR LA CNBV.

[FORM OF FACE OF NOTE] [FORMATO DEL ANVERSO DE LAS OBLIGACIONES]

No.	No.
Principal Amount U.S.$	Monto principal EUA$

[If the Note is a Global Security include the following two lines: as revised by the Schedule of Increases and Decreases in Global Security attached hereto]	[Si se trata de Título Global, incluir los siguientes dos renglones: ajustado en términos del Apéndice de Aumentos y Disminuciones en el Título Global que se anexa a la presente]

RESTRICTED CUSIP: 151290 BQ5	Clave CUSIP Restringida: 151290 BQ5
RESTRICTED ISIN: US151290BQ58	Clave ISIN Restringida: US151290BQ58
UNRESTRICTED CUSIP: 151290 BR3	Clave CUSIP Irrestricta: 151290 BR3
UNRESTRICTED ISIN: US151290BR32	Clave ISIN Irrestricta: US151290BR32

CONVERTIBLE SUBORDINATED NOTES DUE 2020	OBLIGACIONES CONVERTIBLES SUBORDINADAS CON VENCIMIENTO EN 2020

CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (together with its successors and assigns, the “Issuer”), promises to pay to [                    ], or registered assigns, the principal sum of [        ] Dollars (U.S.$[        ]) [If the Note is Global Security, add the following: , as revised by the Schedule of Exchanges of Interest in Global Security attached hereto], on March 15, 2020.

CEMEX, S.A.B. de C.V., una sociedad anónima bursátil de responsabilidad limitada constituida de conformidad con las leyes de México (en conjunto con sus sucesores y cesionarios, la “Emisora”), prometer pagar a [                    ], o a sus cesionarios registrados, la cantidad principal de [        ] dólares (EUA$[        ]) [Si se trata de un Título Global, añadir lo siguiente: , ajustada en términos del Apéndice de Canjes de Derechos Sobre el Título Global que se anexa a la presente], el 15 de marzo de 2020.

Interest Payment Dates: March 15 and September 15	Fechas de Pago de Intereses: 15 de marzo y 15 de septiembre

Record Dates: March 1 and September 1	Fechas de Registro: 1 de marzo y 1 de septiembre

Dated: March 13, 2015	Fecha: 13 de marzo de 2015

Additional provisions of this Note are set forth on the other side of this Note.	El reverso de esta Obligación contiene disposiciones adicionales.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by duly authorized officers.	EN TESTIMONIO DE LO ANTERIOR, la Emisora ha hecho que la presente Obligación haya sido firmada manualmente o por facsímile por sus representantes autorizados.

CEMEX, S.A.B. DE C.V.

By/Por:
Name/Nombre:
		Title/Cargo:	Member of the Board of Directors/Miembro del Consejo de Administración

By/Por:
Name/Nombre:
		Title/Cargo:	Member of the Board of Directors/Miembro del Consejo de Administración

CIBANCO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,
as Mexican Trustee/como representante común en México

By/Por:
Name/Nombre:
Title/Cargo:

By/Por:
Name/Nombre:
Title/Cargo:

Trustee’s Certificate of Authentication:	Certificado de Autentificación del Fiduciario:

This is one of the Notes described in the within-mentioned Indenture:	La presente es una de las Obligaciones descritas en el Acta de Emisión a que se hace referencia:

THE BANK OF NEW YORK MELLON, as Trustee/como Fiduciario

By/Por:
Authorized Signatory/Representante Autorizado

Date/Fecha:

[FORM OF REVERSE SIDE OF NOTE]	[FORMATO DEL REVERSO DE LOS TÍTULOS]

CEMEX, S.A.B. DE C.V.

CONVERTIBLE SUBORDINATED NOTES DUE 2020	OBLIGACIONES CONVERTIBLES SUBORDINADAS CON VENCIMIENTO EN 2020

Capitalized terms used by not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.	A menos que se indique lo contrario, los términos que se utilizan en la presente con mayúscula inicial tendrán los significados asignados a los mismos en el Acta de Emisión que se menciona a continuación.

1. INTEREST. CEMEX, S.A.B. de C.V. a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (together with its successors and assigns, the “Issuer”), promises to pay Interest on the principal amount of this Note at the rate established pursuant to Section 4.01 of the Indenture; provided that such rate may be increased from time to time as provided in the Indenture, including Section 4.09 and Section 6.02(b) thereof. The Issuer will pay Interest semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2015. Interest on the Notes will accrue from the most recent Interest Payment Date on which Interest has been paid or, if no Interest has been paid, from March 13, 2015. Interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay any increased Interest required to be paid by it pursuant to Section 4.09 and Section 6.02(b) of the Indenture in the manner and on the dates otherwise provided herein for the payment of Interest. To the extent lawful, the Issuer shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the interest rate borne by the Notes per annum; it shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (“Defaulted Interest”), without regard to any applicable grace period, at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

1. INTERESES. CEMEX, S.A.B. de C.V. una sociedad anónima bursátil de capital variable constituida de conformidad con las leyes de México (en conjunto con sus sucesores y cesionarios, la “Emisora”), promete pagar Intereses sobre el importe principal de esta Obligación a la tasa establecida de conformidad con la Sección 4.01 del Acta de Emisión; en el entendido de que dicha tasa podrá incrementarse de tiempo en tiempo de conformidad con lo dispuesto en el Acta de Emisión, incluyendo su Sección 4.09 y su Sección 6.02(b). La Emisora pagará Intereses por semestres vencidos los días 15 de marzo y 15 de septiembre de cada año, comenzado el 15 de septiembre de 2015. Las Obligaciones devengarán Intereses desde la última Fecha de Pago de Intereses en que se hayan pagado Intereses o, si no se han pagado Intereses, desde el 13 de marzo de 2015. En su caso, los Intereses se calcularán sobre la base de un año de 360 días y 12 meses de 30 días cada uno. En la medida permitida por la ley, la Emisora pagará cualesquiera Intereses adicionales que deba pagar de conformidad con lo dispuesto en la Sección 4.09 y la Sección 6.02(b) del Acta de Emisión, en la forma y las fechas estipuladas en la misma en cuanto al pago de Intereses. En la medida permitida por la ley, la Emisora pagará Intereses (incluyendo Intereses posteriores a la presentación de cualquier demanda al amparo de alguna Ley de Quiebras) sobre cualquier importe principal vencido, a la tasa de interés anual devengada por las Obligaciones que se encuentre vigente en ese momento; y en la medida permitida por la ley pagará Intereses (incluyendo tras la presentación de cualquier demanda al amparo de alguna Ley de Quiebras) sobre cualesquiera Intereses vencidos (“Intereses Moratorios”), a la misma tasa, independientemente de cualquier período de gracia aplicable. Los Intereses se calcularán sobre la base de un año de 360 días y 12 meses de 30 días.

All payments made by the Issuer under, or with respect to, the Notes will be made free and clear of, and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. In that event, the Issuer will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

Todos los pagos efectuados por la Emisora conforme a las Obligaciones o en relación con las mismas irán libres de toda retención o deducción a cuenta de cualesquiera Impuestos establecidos o determinados por cualquier Jurisdicción Impositiva o en representación de la misma, a menos que la Emisora esté obligada a retener o deducir Impuestos por disposición de ley o en razón de la interpretación oficial o aplicación de la misma. En dicho supuesto, la Emisora pagará a cada Tenedor de Obligaciones las Cantidades Adicionales previstas en el Acta de Emisión, sujeto a las restricciones establecidas en la propia Acta de Emisión.

2. METHOD OF PAYMENT. The Issuer will pay Interest on the Notes (except Defaulted Interest) on the Business Day on which any such Interest on any Note is due and payable to the Person in whose name each Note is registered at the close of business on the March 1 and September 1 immediately preceding the relevant Interest Payment Date (each a “Record Date”) (other than as provided in the Indenture). A Holder must surrender Notes to a Paying Agent to collect principal payments. On the Business Day prior to the date on which any payment is to be made on the Notes, the Issuer will deposit with the Trustee or with the Paying Agent an amount of money in immediately available funds sufficient to make such payment.

2. FORMA DE PAGO. La Emisora pagará cualesquiera Intereses respecto de las Obligaciones (salvo Intereses Moratorios) a más tardar el Día Hábil en que dicho importe de Intereses sobre las Obligaciones sean exigibles y pagaderos a la Persona a cuyo nombre se encuentre inscrita dicha Obligación al cierre de horas hábiles del 1 de marzo y el 1 de septiembre inmediatamente anteriores a la Fecha de Pago de Intereses correspondiente (cada una de dichas fechas, una “Fecha de Registro”) (salvo por lo dispuesto en el Acta de Emisión). Para efectos de todo pago de principal, el Tenedor deberá entregar sus Obligaciones al Agente de Pago. A más tardar el Día Hábil previo a la fecha en que el importe principal de las Obligaciones deba pagarse, la Emisora depositará con el Fiduciario o con el Agente de Pagos, en fondos inmediatamente disponibles, la cantidad suficiente para realizar dicho pago.

The Issuer will pay the principal of and Interest on the Notes at the office or agency of the Issuer maintained for such purpose, in U.S. Legal Tender. Until otherwise designated by the Issuer, the Issuer’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Issuer may pay principal and Interest by check payable in such money, and may mail such check to the Holders of the Notes at their respective addresses as set forth in the Register of Holders. Payments in respect of Notes represented by a Global Security (including principal and Interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Issuer will make all payments in respect of a Definitive Security (including principal and Interest) by mailing a check to the registered address of each Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant Record Date (or such other date as the Trustee may accept in its discretion).

La Emisora pagará el importe principal y los Intereses de las Obligaciones en la oficina o agencia mantenida para dicho efecto por la misma, en Moneda de los E.U.A. A menos que la Emisora designe otro lugar, su oficina o agencia para dicho efecto serán las Oficinas del Departamento de Fideicomisos Empresariales del Fiduciario (según la definición asignada a dicho término más adelante). Sin embargo, la Emisora podrá efectuar pagos de principal e Intereses mediante cheque denominado en dicha moneda, y podrá enviar por correo dicho cheque a los domicilios que los Tenedores de Obligaciones tengan inscritos en el registro de Tenedores. Los pagos sobre las Obligaciones amparadas por un Título Global (incluyendo principal e Intereses) se efectuarán mediante transferencia de fondos inmediatamente disponibles a las cuentas indicadas por DTC. La Emisora efectuará todos los pagos correspondientes a Títulos Definitivos (incluyendo principal e Intereses) mediante cheque enviado por correo al domicilio que cada Tenedor tenga inscrito en el registro de Obligaciones; en el entendido, sin embargo, de que tratándose de cualquier Tenedor de Obligaciones por un monto principal total de cuando menos EUA$1,000,000, los pagos sobre las Obligaciones también podrán efectuarse mediante transferencia electrónica a una cuenta en dólares de los E.U.A. mantenida por el destinatario del pago en un banco de los Estados Unidos, si dicho Tenedor elige la opción de recibir dichos pagos por transferencia electrónica mediante el envío de un aviso por escrito proporcionado los datos de su cuenta al Fiduciario o al Agente de Pagos, a más tardar en la fecha correspondiente a los 15 días inmediatamente anteriores a la Fecha de Registro aplicable (o cualquier otra fecha aceptable para el Fiduciario a su entera discreción).

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Paying Agent, Calculation Agent, Conversion Agent and Registrar. The Issuer may change the Paying Agent, Calculation Agent, Conversion Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

3. AGENTE DE PAGOS Y AGENTE DE REGISTRO. The Bank of New York Mellon (en conjunto con cualquier Fiduciario sucesor en términos del Acta de Emisión, el “Fiduciario”) actuará inicialmente como Agente de Pagos, Agente de Cálculo, Agente de Conversión y Agente de Registro. La Emisora podrá reemplazar al Agente de Pagos, al Agente de Cálculo, al Agente de Conversión, al Agente de Registro o agente de registro adjunto, sin necesidad de dar aviso previo. Sujeto a ciertas restricciones previstas en el Acta de Emisión, ni la Emisora ni sus Subsidiaras podrán actuar con alguna de dichas capacidades.

4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of March 13, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) between the Issuer, the Trustee and the Mexican Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture for a statement of such terms. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

4. ACTA DE EMISIÓN. La Emisora emitió las Obligaciones al amparo de un Acta de Emisión de fecha 13 de marzo de 2015 (tal y como la misma se modifique o adicione de tiempo en tiempo de acuerdo con sus términos, el “Acta de Emisión”), suscrita por la Emisora, el Fiduciario y el Representante Común Mexicano. Los términos de las Obligaciones incluyen los previstos en el Acta de Emisión. Las Obligaciones están sujetas y condicionadas a la totalidad de dichos términos, algunos de los cuales están resumidos en la presente, y los Tenedores deberán consultar el Acta de Emisión para conocer dichos términos. Sin embargo, en la medida en que alguna disposición de esta Obligación contravenga lo expresamente dispuesto en el Acta de Emisión, prevalecerán las disposiciones del Acta de Emisión. Por el hecho de aceptar una Obligación, todo Tenedor conviene en sujetarse a todos los términos y las disposiciones del Acta de Emisión, tal como la misma se modifique o adicione de tiempo en tiempo.

5. REDEMPTION AND REPURCHASE. The Notes are subject to certain redemption and repurchase provisions under Article III of the Indenture	5. AMORTIZACIÓN Y RECOMPRA. Las Obligaciones están sujetas a ciertas disposiciones en materia de amortización y recompra contenidas en el Artículo III del Acta de Emisión.

(A) Optional Redemption by the Issuer for Changes in Withholding Taxes	(A) Amortización a opción de la Emisora debido a reformas legales fiscales

If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations becomes effective on or after the Unit Issue Date (which, in the case of a merger, consolidation or other transaction permitted and described under Article V of the Indenture, shall be for purposes of the provision being described, the date of such merger, consolidation or other transaction) the Issuer would be obligated, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of those attributable to a withholding Tax rate of 10% with respect to the Notes (as described in Section 4.12 of the Indenture), then, at the Issuer’s option, the Notes may be redeemed in whole, but not in part, at any time on giving not less than 30 days nor more than 60 days’ notice to each Holder, at a redemption price equal to 100% of the outstanding principal amount, plus Interest, if any, up to but not including the Tax Redemption Date; provided, however, that (1) no Tax Redemption Notice may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay the Additional Amounts described in the preceding sentence if a payment on the Notes were then due, (2) at the time such Tax Redemption Notice is given such obligation to pay such Additional Amounts remains in effect and (3) the Issuer shall have satisfied the additional requirements set forth below. Such Tax Redemption Notice shall also contain the items required in Section 3.01(e) of the Indenture, including the calculation of the Make Whole Fundamental Change Premium.

Si en virtud de alguna reforma o cambio en las leyes (o en las reglas o los reglamentos promulgados al amparo de las mismas) en materia fiscal de alguna Jurisdicción Impositiva, o de alguna reforma o cambio en la interpretación oficial o aplicación de dichas leyes, reglas o reglamentos que tenga efectos generalizados, que entre en vigor en la Fecha de Emisión de las Unidades (que para estos efectos y tratándose de cualquier fusión, consolidación u otra operación descrita y permitida en el Artículo V del Acta de Emisión será para efectos de dicho artículo, la fecha de dicha fusión, consolidación u otra operación) o después de la misma, la Emisora, tras tomar todas las medidas razonables para evitarlo, se vería obligada a pagar Cantidades Adicionales por encima de las correspondientes a una tasa de retención de Impuestos del 10% en relación con las Obligaciones (conforme a lo descrito en la Sección 4.12 del Acta de Emisión), la Emisora tendrá la opción, previo aviso a cada Tenedor con no menos de 30 ni más de 60 días de anticipación, de amortizar en cualquier momento las Obligaciones, en su totalidad y no sólo en parte, a un precio de amortización equivalente al 100% del monto principal insoluto más Intereses, en su caso, a la Fecha de Amortización por Motivos Fiscales pero sin incluir dicha fecha; en el entendido, sin embargo, de que (1) no se podrá dar ningún Aviso de Amortización por Motivos Fiscales antes del plazo de 90 días anterior a la primera fecha en que la Emisora hubiere estado obligada a pagar las Cantidades Adicionales descritas en la oración que antecede si el pago sobre las Obligaciones hubiese sido exigible en dicha fecha, (2) la obligación de pagar dichas Cantidades Adicionales deberá estar vigente a la fecha de envío de dicho Aviso de Amortización por Motivos Fiscales, y (3) la Emisora deberá haber cumplido con los requisitos adicionales previstos a continuación. Dicho Aviso de Amortización por Motivos Fiscales también deberá contener la información exigida por la Sección 3.01(e) del Acta de Emisión, incluyendo el cálculo de la Prima por Prepago Debido a un Cambio Fundamental.

Prior to the publication of any Tax Redemption Notice pursuant to this provision, the Issuer will deliver to the Trustee:	Antes de publicar cualquier Aviso de Amortización por Motivos Fiscales, la Emisora enviará al Fiduciario:

(i) an Officer’s Certificate stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Issuer’s right to redeem have occurred, and

(i) un Certificado Expedido por los Funcionarios manifestando que la Emisora tiene derecho de efectuar una amortización y describiendo los hechos que acrediten la verificación de la condición suspensiva que dio origen al derecho de amortización de la Emisora, y

(ii) an Opinion of Counsel of recognized standing in the affected Taxing Jurisdiction to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

(ii) una Opinión Legal de reconocido prestigio en la Jurisdicción Impositiva relevante, en el sentido de que la Emisora está o estará obligada a pagar dichas Cantidades Adicionales como resultado de dicha reforma o cambio.

This Tax Redemption Notice, once delivered by the Issuer to the Trustee, will be irrevocable.	Una vez enviado por la Emisora al Fiduciario, el Aviso de Amortización por Motivos Fiscales será irrevocable.

(B) Repurchase at the Option of Holders Upon Certain Fundamental Changes	(B) Recompra a opción de los Tenedores en caso de Ciertos Cambios Fundamentales

Upon the occurrence of a Change of Control, the Issuer shall notify the Holders, the Mexican Trustee and the Trustee in writing of such occurrence and shall be required to make an offer to repurchase all Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount thereof, plus Interest, to, but excluding, the Change of Control Purchase Date as defined in the Indenture (unless the Change of Control Purchase Date is between a Record Date and the Interest Payment Date to which it relates, in which case the Issuer will pay Interest on such Interest Payment Date to the Holder of record on such Record Date and the Change of Control Payment will be equal to 100% of the principal amount of the Notes subject to repurchase and will not include Interest).

Tras ocurrir un Cambio de Control, la Emisora dará aviso por escrito de dicha circunstancia a los Tenedores, el Representante Común Mexicano y al Fiduciario y estará obligada a realizar una oferta de recompra respecto de todas las Obligaciones en circulación, a un precio de recompra en efectivo equivalente al 100% del importe principal más los Intereses devengados por las mismas hasta, pero excluyendo, la Fecha de Compra por Cambio de Control (según la definición asignada a dicho término en el Acta de Emisión) (a menos que la Fecha de Compra por Cambio de Control se ubique entre una Fecha de Registro y su correspondiente Fecha de Pago de Intereses, en cuyo caso la Emisora pagará Intereses en dicha Fecha de Pago de Intereses al Tenedor inscrito a dicha Fecha de Registro, y el Pago por Cambio de Control será equivalente al 100% del importe de las Obligaciones objeto de recompra y no incluirá Intereses).

6. SUBORDINATION. The payment of the principal of, premium, if any, and Interest on and any other payment due pursuant to the Indenture or this Note (including, without limitation, the payment or deposit of the Change of Control Payment pursuant to Article III of the Indenture) shall be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the Issue Date or thereafter created, incurred, assumed or guaranteed in accordance with the provisions of Article XI of the Indenture, and each Holder by accepting a Note acknowledges and agrees to be bound by such provisions. The Issuer agrees, and each Holder by accepting a Note acknowledges and agrees, that the Indebtedness evidenced by the Note is equal in right of payment to the Issuer’s current unsecured subordinated Indebtedness, which includes the Issuer’s 3.25% Convertible Subordinated Notes due 2016 and the Issuer’s 3.75% Convertible Subordinated Notes due 2018, and to any future unsecured subordinated Indebtedness.

6. SUBORDINACIÓN. El pago del importe principal, la prima, si la hubiere, los Intereses y cualesquiera otros pagos exigibles de conformidad con el Acta de Emisión o esta Obligación (incluyendo, de manera enunciativa pero no limitativa, el pago o depósito del Pago por Cambio de Control conforme al Article III del Acta de Emisión) o después de su conversión, en caso de ser aplicable, estarán subordinados y sujetos, por lo que se refiere al derecho a su pago, en la medida y forma que se establece a continuación, al pago previo e íntegro de toda la Deuda Preferente, ya sea que la misma se encuentre en circulación a la Fecha de Emisión o se cree, incurra, asuma o garantice posteriormente de conformidad con lo dispuesto en el Artículo XI del Acta de Emisión, y cada Tenedor, por el hecho de aceptar una Obligación, reconoce y conviene en sujetarse a dichas disposiciones. La Emisora, y cada Tenedor, por el hecho de aceptar una Obligación, reconoce y acepta que la Deuda documentada por esta Obligación es igual en cuanto al derecho de pago que cualquier otra Deuda subordinada sin garantía específica existente de la Emisora, incluyendo las Obligaciones Convertibles Subordinadas con Rendimiento de 3.25% con Vencimiento en 2016 y las Obligaciones Convertibles Subordinadas con Rendimiento de 3.75% con Vencimiento en 2018, y cualquier otra Deuda subordinada sin garantía específica futura.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Issuer, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but any Tax or similar governmental charge required by law or permitted by the Indenture because upon exchange a Holder requests any ADSs to be issued in a name other than such Holder’s name will be paid by such Holder. The Issuer is not required to transfer or exchange any Note surrendered for repurchase or conversion except for any portion of that Note not being repurchased or converted, as the case may be.

7. DENOMINACIONES, TRANSMISIÓN, CANJE. Las Obligaciones son nominativas, no llevan adheridos cupones y se emiten en denominaciones de EUA$100,000 y múltiplos íntegros de EUA$1,000 por encima de dicha cantidad. Todo Tenedor podrá solicitar la inscripción de la transmisión o el canje de sus Obligaciones en la oficina del Agente de Registro de acuerdo con lo dispuesto en el Acta de Emisión. El Agente de Registro y el Fiduciario podrán exigir que el Tenedor proporcione, entre otras cosas, los endosos y demás instrumentos de transmisión necesarios. La Emisora, el Fiduciario o el Agente de Registro no impondrán al Tenedor cargo alguno en razón de la inscripción de la transmisión o el canje de Obligaciones, pero el Tenedor será responsable del pago de cualesquiera Impuestos u otros cargos gubernamentales que resulten aplicables en razón de que el Tenedor solicite la emisión de ADSs a nombre de persona distinta de sí mismo. La Emisora no estará obligada a inscribir la transmisión o canje de cualquier Obligación entregado a la misma para su compra o conversión, sino por lo que toca a la porción de dicha Obligación que no vaya a ser objeto de compra o conversión, según el caso.

8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.	8. PERSONAS CONSIDERADAS COMO PROPIETARIOS. El Tenedor inscrito de una Obligación será considerado como propietario de la misma para cualesquiera efectos.

9. AMENDMENTS AND WAIVERS. Subject to certain exceptions set forth in the Indenture, with the written consent of the Holders of a majority in principal amount of the then-outstanding Notes (including without limitation consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) (i) the Issuer, the Trustee and the Mexican Trustee may amend the Indenture or the Notes, and (ii) may waive compliance in a particular instance by the Issuer with any provision of the Indenture or this Note.

9. MODIFICACIONES Y DISPENSAS. Sujeto a ciertas excepciones previstas en el Acta de Emisión, se requiere el consentimiento por escrito de los Tenedores de cuando menos la mayoría del monto principal total de las Obligaciones que se encuentren en circulación en ese momento (incluyendo, de manera enunciativa pero no limitativa, los consentimientos recibidos con motivo de una compra de Obligaciones u oferta de compra o canje relativa a las Obligaciones), para (i) la modificación del Acta de Emisión o las Obligaciones por parte de la Emisora, el Fiduciario y el Representante Común Mexicano y (ii) dispensar el cumplimiento de cualquier disposición contenida en el Acta de Emisión o esta Obligación por parte de la Emisora.

Without the consent of each Holder of an outstanding Note affected, an amendment or waiver under Section 9.02 of the Indenture may not, with respect to any Notes held by a non-consenting Holder: (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver; (b) reduce the rate of or change or have the effect of changing the time for payment of Interest on any Notes; (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; (d) make any Notes payable in money other than that stated in the Notes; (e) make any change in provisions of the Indenture entitling each Holder to receive payment of principal and Interest on such Holder’s Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (f) reduce the Change of Control Payment of any Note or amend or modify in any manner adverse to the Holders, the Issuer’s obligation to make payment of such Change of Control Payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (g) make any change in the provisions of the Indenture described under Section 4.12 of the Indenture that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from Taxes; (h) make any change to the provisions of the Indenture or the Notes that adversely affect the ranking of the Notes; and (i) make any change that impairs or adversely affects the conversion rights of any Notes.

Ninguna modificación o dispensa en términos de lo dispuesto en la Sección 9.02 del Acta de Emisión podrá, salvo con el consentimiento de cada Tenedor de una Obligación en circulación afectado por la misma, con respecto a cualesquiera Obligaciónes de un Tenedor que no haya consentido: (a) reducir el monto de las Obligaciones cuyos Tenedores pueden aprobar una modificación u otorgar una dispensa; (b) reducir la tasa de interés sobre cualesquiera Obligaciones, o cambiar o modificar de cualquier forma que tenga los mismos efectos que un cambio de fecha, la fecha de pago de Intereses sobre cualesquiera Obligaciones; (c) reducir el monto principal de cualesquiera Obligaciones, o cambiar o modificar de cualquier forma que tenga los mismos efectos que un cambio de fecha, la fecha fija de vencimiento de cualesquiera Obligaciones, o cambiar la fecha en que cualesquiera Obligaciones puedan ser objeto de amortización, o reducir el precio de amortización de las mismas; (d) disponer que cualesquiera Obligaciones sean pagaderas en alguna moneda distinta a la expresada en las Obligaciones; (e) cambiar las disposiciones del Acta de Emisión en cualquier forma que confiera a cada Tenedor el derecho a recibir el pago del principal de las Obligaciones e Intereses sobre las Obligaciones de dicho Tenedor en la fecha exigible o después de la misma o a entablar juicio para exigir dicho pago, o permitir que los Tenedores de la mayoría del importe principal de las Obligaciones dispensen Incumplimientos o Causaes de Incumplimiento; (f) reducir el Pago por Cambio de Control correspondiente a cualquier Obligación, o reformar o modificar en cualquier forma adversa para los Tenedores la obligación de la Emisora de efectuar dicho Pago por Cambio de Control, ya sea a través de modificaciones o renuncias de las disposiciones correspondientes a las obligaciones o definiciones o cualquier otra; (g) hacer cualquier cambio en las disposiciones descritas en la Sección 4.12 del Acta de Emisión que afecte en forma adversa los derechos de cualquier Tenedor o modifique los términos de las Obligaciones en forma tal que resulte en la pérdida de una exención de Impuestos; (h) hacer cualquier cambio en las disposiciones del Acta de Emisión o las Obligaciones que afecte en forma adversa el orden de prelación de las Obligaciones; o (i) hacer cualquier cambio que precluya o afecte en forma adversa los derechos de conversión correspondientes a cualesquiera Obligaciones.

The Issuer, the Trustee and the Mexican Trustee may amend the Indenture or this Note without notice to or the consent of any Holder to (a) cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note; (b) provide for the assumption by a surviving or successor corporation of the obligations of the Issuer under the Indenture or evidence and provide for the acceptance of appointment of a successor Trustee pursuant to the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code; (d) add guarantees with respect to this Note; (e) secure this Note; (f) add to the Issuer’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer; (g) make any change that does not materially adversely affect the rights of any Holder; (h) comply with the provisions of any clearing agency, clearing corporation or clearing system, including DTC, the Trustee or the Registrar with respect to the provisions of the Indenture or this Note relating to transfers and exchanges of Notes; and (i) conform the terms of the Indenture or this Note to the description thereof in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet.

La Emisora, el Fiduciario y el Representante Común Mexicano podrán modificar el Acta de Emisión o las Obligaciones sin necesidad de dar aviso u obtener el consentimiento de Tenedor alguno, para: (a) corregir cualquier ambigüedad, omisión, defecto o inconsistencia en el Acta de Emisión o las Obligaciones; (b) realizar aquellos actos necesarios en relación con la asunción de las obligaciones de la Emisora conforme al Acta de Emisión por alguna sociedad fusionante o sucesora de la Emisora, o hacer constar y reflejar la aceptación del nombramiento de un Fiduciario sucesor de conformidad con el Acta de Emisión; (c) prever la emisión de Obligaciones no amparadas por títulos, además o en lugar de Obligaciones amparadas por títulos (siempre que las Obligaciones no amparadas por títulos sean registradas para efectos de lo dispuesto por la Sección 163(f) del Código Fiscal Interno (Internal Revenue Code); (d) agregar garantías con respecto a las Obligaciones; (e) garantizar las Obligaciones; (f) agregar obligaciones de la Emisora en beneficio de los Tenedores, o renunciar a cualquier derecho o facultad conferida a la Emisora; (g) hacer cualquier arreglo que no afecte en forma adversa y significativa los derechos de cualquier Tenedor; (h) cumplir con lo dispuesto por cualquier cámara, agencia o sistema de compensación, incluyendo DTC, el Fiduciario o el Agente de Registro con respecto a lo dispuesto por el Acta de Emisión o las Obligaciones en relación con la transmisión y el canje de las Obligaciones; e (i) ajustar los términos del Acta de Emisión o las Obligaciones a fin de que se apeguen a lo descrito en el Prospecto de Colocación Preliminar (Preliminary Offering Memorandum) según sea suplementado por la Hoja de Precio, Términos y Condiciones (Pricing Term Sheet).

To secure a consent or waiver of the Holders, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Para obtener cualquier consentimiento o dispensa de parte de los Tenedores no será necesario que dichos Tenedores aprueben la forma específica de la modificación o dispensa propuesta, sino que bastará con que dicho consentimiento apruebe las cuestiones de fondo de la misma.

10. DEFAULTS AND REMEDIES. An “Event of Default” with respect to any Notes occurs if: (a) the Issuer defaults in the payment in respect of the principal of any Note when due at maturity, upon redemption or repurchase pursuant to Article III of the Indenture, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture; (b) the Issuer defaults in the payment of any installment of Interest on the Notes when due and payable, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture, including any Interest payable in connection with a redemption or repurchase pursuant to Article III of the Indenture, and continuance of such default for a period of 30 days or more; (c) the Issuer defaults in the delivery when due of all ADSs deliverable upon conversion with respect to the Notes in accordance with Article XII of the Indenture, which default continues for a period of five Business Days or more; (d) the Issuer fails to provide a timely Fundamental Change Notice in accordance with Section 12.12 of the Indenture; (e) the Issuer fails to comply with the covenant described in clause (b) of Section 12.08 of the Indenture; (f) failure by the Issuer to comply with the covenant described in clause (a) of Section 12.08 of the Indenture that continues for a period of 30 days after the Issuer receives written notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; (g) the Issuer defaults (other than a default set forth in paragraphs (a) through (f) above) in the performance of, or breaches, any other covenant or agreement of the Issuer set forth in the Indenture or this Note and fails to remedy such default or breach within a period of 45 days after its receipt of written notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (h) the Issuer or any of the Issuer’s “Significant Subsidiaries” (as defined in Article 1, Rule 1-02 of Regulation S-X) defaults with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed having a principal amount in excess of U.S.$50 million in the aggregate, whether such Indebtedness now exists or shall hereafter be created, (i) resulting in such Indebtedness becoming or being declared due and payable prior to its express maturity date or (ii) constituting a failure to pay at least U.S.$50 million of such Indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness or rescission of such declaration; (i) a final judgment for the payment of U.S.$100 million or more (excluding any amounts covered by insurance or bond) is rendered against the Issuer or any Significant Subsidiary by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or (j) a Bankruptcy Event of Default occurs.

10. INCUMPLIMIENTOS Y RECURSOS. Ocurrirá una “Causa de Incumplimiento” respecto a cualquier Obligación si: (a) la Emisora incumple con el pago del importe principal de cualquier Obligación en la fecha en que dicho pago sea exigible, ya sea a su vencimiento, contra su amortización o recompra conforme al Artículo III del Acta de Emisión, en razón de una declaración de vencimiento anticipado o por cualquier otro motivo, independientemente de que dicho pago esté o no prohibido de conformidad con lo dispuesto respecto de la subordinación en el Artículo XI del Acta de Emisión; (b) la Emisora incumple con el pago de cualesquiera Intereses sobre cualquier Obligación en la fecha en que los mismos sean exigibles y pagaderos, independientemente de que dicho pago esté o no prohibido de conformidad con lo dispuesto respecto de la subordinación en el Artículo XI del Acta de Emisión, incluyendo cualesquiera Intereses pagaderos con motivo de una amortización o recompra en términos del Artículo III del Acta de Emisión, si dicho incumplimiento subsiste durante un período de 30 días o más; (c) la Emisora incumple con la entrega, en la fecha debida, de las ADSs que deban entregarse con motivo de la conversión de Obligaciones en términos del Artículo XII del Acta de Emisión, y dicho incumplimiento subsiste durante un período de cinco Días Hábiles o más; (d) la Emisora incumple con la entrega oportuna de un Aviso de Cambio Fundamental de conformidad con lo dispuesto en la Sección 12.12 del Acta de Emisión; (e) la Emisora incumple el compromiso descrito en el inciso (b) de la Sección 12.08 del Acta de Emisión; (f) la Emisora incumple el compromiso descrito en el inciso (a) de la Sección 12.08 del Acta de Emisión y dicho incumplimiento continúa durante un período de 30 días posteriores a la recepción por la Emisora de un aviso por escrito de dicho incumplimiento de parte del Fiduciario o los Tenedores de cuando menos el 25% del monto principal de las Obligaciones que en ese momento se encuentren en circulación; (g) la Emisora incumple (en forma distinta a lo previsto a los incisos (a) a (f) anteriores) o viola cualquier otro contrato o convenio de la misma de conformidad con el Acta de Emisión o las Obligaciones y no subsana dicho incumplimiento o violación dentro del plazo de 45 días contados a partir de la recepción de un aviso por escrito al respecto de parte del Fiduciario o los Tenedores de cuando menos el 25% del monto principal de las Obligaciones que en ese momento se encuentren en circulación; (h) la Emisora o cualquiera de sus “Subsidiarias Significativas” (según dicho término se define en el Artículo 1, Regla 1-02 del Reglamento S-X) incurre en algún incumplimiento con cualquier hipoteca, contrato o instrumento en virtud del cual se encuentre insoluta o se garantice o haga constar cualquier Deuda por concepto de dinero obtenido en préstamo cuyo monto principal total ascienda a más de EUA$50 millones, independientemente de que dicha Deuda exista actualmente o se contrate en el futuro, (i) que dé como resultado que dicha Deuda se vuelva o se declare exigible y pagadera antes de su fecha programada de vencimiento, y (ii) que represente un incumplimiento de pago de cuando menos EUA$50 millones de dicha Deuda en la fecha en que dicha cantidad sea exigible y pagadera (después de haber vencido cualquier período de gracia aplicable), ya sea que dicha fecha sea su fecha programada de vencimiento, recompra obligatoria, declaración de vencimiento u otra fecha; en el entendido de que dicha Causa de Incumplimiento se tendrá por subsanada y no subsistente tras el pago de dicha Deuda o la rescisión de dicha declaración; (i) algún tribunal competente dicta sentencia definitiva en contra de la Emisora o cualquier Subsidiaria Significativa, condenándola al pago de EUA$50 millones o más (excluyendo cualesquiera cantidades amparadas por seguros o fianzas), y dicha sentencia no se deshecha, suspende, desestima, paga o en cualquier otra forma libera dentro de los 60 días siguientes a (i) la fecha de prescripción del derecho a interponer un recurso en contra de la misma sin que se haya interpuesto recurso alguno, o (ii) la fecha en que se hayan agotado todos los derechos de interposición de recursos; o (j) alguna Causa de Incumplimiento por Quiebra.

If an Event of Default (other than an Event of Default with respect to the Issuer specified in paragraph (j) above) occurs and is continuing, then and in every such case (i) the Trustee, by written notice to the Issuer, or (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare all of the unpaid principal of, and Interest, on all the Notes to be due and payable. Upon such declaration such principal amount, and Interest, shall become immediately due and payable, notwithstanding anything contained in the Indenture or this Note to the contrary, but subject to the provisions of Article XI of the Indenture. If the Event of Default with respect to the Issuer specified in paragraph (j) above occurs, all unpaid principal of, and Interest on, the Notes then outstanding shall become automatically due and payable, subject to the provisions of Article XI of the Indenture, without any declaration or other act on the part of the Trustee or any Holder.

En caso de que haya ocurrido y subsista alguna Causa de Incumplimiento (distinta de una Causa de Incumplimiento respecto a la Emisora conforme a lo previsto en el inciso (i) anterior, entonces y en cada uno de dichos casos (i) el Fiduciario, mediante aviso por escrito a la Emisora, o (ii) los Tenedores de cuando menos el 25% del monto principal insoluto de las Obligaciones que en ese momento se encuentren en circulación, mediante aviso por escrito a la Emisora y al Fiduciario, podrán declarar y a solicitud de dichos Tenedores el Fiduciario declarará exigible y pagadero el importe total del monto principal insoluto de las Obligaciones y los Intereses sobre las mismas. Tras dicha declaración, dicho monto principal e Intereses se volverán inmediatamente exigibles y pagaderos no obstante cualquier disposición en contrario contenida en el Acta de Emisión o las Obligaciones pero sujeto a lo dispuesto en el Artículo XI del Acta de Emisión. En caso de que se actualice la Causa de Incumplimiento prevista en el inciso (j) anterior con respecto a la Emisora, la totalidad del importe principal de las Obligaciones y los Intereses sobre las Obligaciones que se encuentren en circulación en ese momento se volverán inmediatamente exigibles y pagaderos sujeto a lo dispuesto en el Artículo XI del Acta de Emisión, sin necesidad de declaración o acto ulterior alguno por parte del Fiduciario o cualquier Tenedor.

Notwithstanding any other provision in Article VI of the Indenture, if an Event of Default occurs arising out of the Issuer’s breach of its obligation to file or furnish reports or other financial information as required under the Indenture, the Issuer may elect to pay Additional Interest on the Notes as the sole remedy for such Event of Default, and the Trustee and the Holders will not have any right under the Indenture to accelerate the maturity of the Notes as a result of any such Event of Default, except as provided below. If elected, the Issuer shall pay Additional Interest to all Holders at a rate equal to 0.50% per annum through the 180th day after the occurrence of such Event of Default (which shall be the 135th day after the end of the 45-day grace period set forth in Section 6.01(g) of the Indenture),or such earlier date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived. On the 181st day, such Additional Interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 181st day) and, if the Event of Default is continuing on such 181st day, the Notes will be subject to acceleration as provided in the above paragraph. The provisions hereof will not affect the rights of the Holders in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation of the Issuer to increase the interest rate of, and the amount of Interest payable on, the Notes pursuant to Section 4.09 of the Indenture, except as otherwise provided therein. Any Additional Interest paid pursuant to this paragraph will be payable at the times and in the manner provided for the payment of regular Interest on the Notes. In order to elect to pay Additional Interest on the Notes as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with reporting obligations in accordance with this paragraph, the Issuer must notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default first occurs. If the Issuer fails to timely give such notice, does not pay such Additional Interest or elects not to pay such Additional Interest, the Notes will be immediately subject to acceleration as provided in the above paragraph.

No obstante cualquier otra disposición contenida en el Artículo VI del Acta de Emisión, si ocurre alguna Causa de Incumplimiento como resultado del incumplimiento de las obligaciones de presentación o entrega de información financiera de la Emisora en términos del Acta de Emisión, la Emisora tendrá la opción de pagar Intereses Adicionales sobre las Obligaciones a manera de medio exclusivo de subsanar dicha Causa de Incumplimiento, en cuyo caso el Fiduciario y los Tenedores no tendrán derecho alguno al amparo del Acta de Emisión para declarar vencidas las Obligaciones en forma anticipada como resultado de dicha Causa de Incumplimiento, excepto por lo previsto más adelante. De elegir dicha opción, la Emisora pagará Intereses Adicionales a todos los Tenedores a una tasa equivalente al 0.50% anual hasta el 180o. día posterior a la actualización de dicha Causa de Incumplimiento (mismo que coincidirá con el 135o. día siguiente al vencimiento del período de gracia de 45 días previsto en la Sección 6.01(g) del Acta de Emisión) o hasta aquélla fecha anterior en que se subsane o dispense la Causa de Incumplimiento relativa a las obligaciones de entrega de información citadas en este inciso. Dichos Intereses Adicionales dejarán de devengarse el 181o. día (o antes, en caso de que la Causa de Incumplimiento relativa a las obligaciones de entrega de información citadas en este inciso se subsane o dispense antes de dicho 181o. día) y, si la Causa de Incumplimiento aún subsiste en dicho 181o. día, las Obligaciones estarán sujetas a vencimiento anticipado de conformidad con lo antes dispuesto. Lo antes dispuesto no afectará los derechos de los Tenedores en caso de que ocurra alguna otra Causa de Incumplimiento, y es independiente, distinto y adicional a la obligación de la Emisora de incrementar la tasa de interés y el monto de los Intereses pagaderos sobre las Obligaciones de conformidad con la Sección 4.09 del Acta de Emisión a menos que la presente disponga lo contrario. Cualesquiera Intereses Adicionales pagaderos de conformidad con lo dispuesto en este párrafo se pagarán en las fechas y la forma prescritas para el pago de Intereses ordinarios sobre las Obligaciones. Para elegir la opción de pagar Intereses Adicionales como medio exclusivo para subsanar durante los primeros 180 días siguientes a la actualización de una Causa de Incumplimiento derivada de la falta de cumplimiento de las obligaciones de entrega de información conforme a este párrafo, la Emisora deberá dar aviso de su elección a todos los Tenedores y al Fiduciario y Agente de Pagos a más tardar al cierre de las horas hábiles del quinto Día Hábil posterior a la fecha en que haya ocurrido por vez primera dicha Causa de Incumplimiento. Si la Emisora incumple con el envío oportuno de dicho aviso, no paga dichos Intereses Adicionales u opta por no pagar dichos Intereses Adicionales, las Obligaciones quedarán inmediatamente sujetas a vencimiento anticipado de conformidad con lo antes dispuesto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Except in the case of a Default or Event of Default in payment of principal of, or interest on, this Note, the Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, or Interest, if applicable) if and so long as a committee of the Trustee’s Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The Issuer must furnish an annual compliance certificate to the Trustee.

Los Tenedores no podrán hacer valer el Acta de Emisión o las Obligaciones sino en la forma prevista en el Acta de Emisión. El Fiduciario podrá exigir indemnización satisfactoria antes de realizar cualquier acto para exigir el cumplimiento del Acta de Emisión o las Obligaciones. Sujeto a ciertas excepciones, los tenedores de la mayoría del importe principal de las Obligaciones que se encuentren en circulación en un momento dado podrán girar instrucciones al Fiduciario con respecto al ejercicio de los poderes o facultades del mismo. Salvo que se trate de un Incumplimiento o Causa de Incumplimiento con el pago de principal de cualquier Obligación o Intereses sobre la misma, el Fiduciario podrá abstenerse de dar aviso de la subsistencia de cualquier incumplimiento (salvo que se trate de un incumplimiento con el pago del principal o, en su caso, Intereses sobre cualquier Obligación), siempre y cuando un comité formado por sus Delegados Fiduciarios determine de buena fe que el diferimiento de dicho aviso es en interés de los Tenedores. La Emisora deberá proporcionar al Fiduciario un informe anual respecto al cumplimiento de sus obligaciones

11. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.

11. OPERACIONES ENTRE EL FIDUCIARIO Y LA EMISORA. El Fiduciario o cualquiera de sus Filiales, ya sea en lo individual o con cualquier otro carácter, podrá otorgar o extender créditos a la Emisora o créditos garantizados por la misma, aceptar depósitos de parte de la Emisora y prestar servicios a ésta o a sus Filiales, y podrá por demás celebrar operaciones con la Emisora o sus Filiales como si no ocupase el cargo de Fiduciario.

12. NO RECOURSE AGAINST OTHERS. No director, officer, employee or shareholder, as such, of the Issuer from time to time shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

12. AUSENCIA DE RECURSOS CONTRA TERCEROS. Ninguna Persona que de tiempo en tiempo tenga el carácter de consejero, funcionario, empleado o accionista de la Emisora será en razón de dicha circunstancia y en momento alguno responsable de las obligaciones de la Emisora bajo las Obligaciones o el Acta de Emisión, o respecto de cualquier demanda en razón o que esté basada o relacionada con dichas obligaciones o su creación. Por el hecho de aceptar una Obligación, su Tenedor dispensa dicha responsabilidad y los libera de la misma. Esta liberación y dispensa forman parte de la contraprestación por las Obligaciones.

13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.	13. VALIDACIÓN. Esta Obligación no será válida a menos que contenga la firma autógrafa del Fiduciario o un agente de validación.

14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

14. ABREVIATURAS. Podrán utilizarse abreviaturas de uso común a nombre de cualquier Tenedor o su cesionario, incluyendo: TEN CO = tenedores en común, TEN INT = tenedores indivisibles, TEN MA = tenedores mancomunados con derechos transferibles por sucesión y no como tenedores en común, CUST = Custodio, y L/U/D/M = Ley Uniforme Sobre las Donaciones a Menores (Uniform Gifts to Minors Act).

15. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered Holder of this Note has the right, at such Holder’s option, to convert at any time after the last trading day in the Averaging Period used in the calculation of the initial conversion price of the notes and prior to the close of business on the fourth Business Day immediately preceding the Maturity Date (or in case this Note or any portion hereof is subject to a Tax Redemption Notice or a duly completed election for repurchase, before the close of business on the Business Day prior to the Tax Redemption Date or the Change of Control Purchase Date, as the case may be (unless the Issuer defaults in payment due upon redemption or repurchase)) at a conversion rate equal to (i) 1,000 divided by (ii) the initial conversion price (which will be equal to the greater of (a) U.S. $11.20, (b) 130% of the 5 Day Average VWAP (as defined in the Indenture) of the Issuer’s ADSs, and (c) 110% of the closing price of the Issuer’s ADSs on the New York Stock Exchange on the Issue Date), as adjusted from time to time as provided in the Indenture, including with respect to the Make Whole Fundamental Change Premium, upon surrender of this Note to the Issuer at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Issuer), accompanied by written notice of conversion duly executed (and if the ADSs to be issued on conversion are to be issued in any name other than that of the registered Holder of this Note by instruments of transfer, in form satisfactory to the Issuer, duly executed by the registered Holder or its duly authorized attorney) and, in case such surrender shall be made during the period after 5 p.m., New York City time on the Record Date immediately preceding any Interest Payment Date through 9:00 a.m. New York City time on such Interest Payment Date, also accompanied by payment, in funds acceptable to the Issuer, of an amount equal to the Interest, otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted; provided, however, that no such payment need be made if the Notes are surrendered for conversion after the final Record Date. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for Interest accrued hereon or for dividends on ADSs delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, or sales or transfers of substantially all the Issuer’s assets. Notwithstanding the first paragraph under this Section 15, if a Fundamental Change occurs after Notes have been issued but prior to completion of the 5 trading-day period in respect of which the Issuer would otherwise calculate the 5 Day Average VWAP, the initial Conversion Rate will be 130% of the closing sale price of the Issuer’s ADSs on the New York Stock Exchange on the Issue Date.

15. CONVERSIÓN. Sujeto a lo dispuesto en esta Acta de Emisión y una vez que se haya cumplido con lo previsto en la misma, el Tenedor inscrito de esta Obligación tendrá el derecho, a elección de dicho Tenedor, de convertir, en cualquier momento después del último día de intermediación en el Período de Promedio utilizado para el cálculo del precio de conversión inicial de las obligaciones y antes del cierre de las horas hábiles del cuarto Día Hábil inmediatamente anterior a la Fecha de Vencimiento (o si esta Obligación o parte de la misma está sujeta a un Aviso de Amortización por Motivos Fiscales o a una solicitud de recompra debidamente requisitada, con anterioridad al cierre de las horas hábiles del Día Hábil anterior a la Fecha de Amortización por Motivos Fiscales o la Fecha de Compra por Cambio de Control, según sea el caso (a menos que la Emisora incumpla con el pago correspondiente a dicha amortización o recompra)), a una razón de conversión igual a (i) 1,000 dividido por (ii) el precio de conversión inicial (el cual será equivalente a lo que resulte mayor entre (a) EUA$11.20, (b) 130% del VWAP Promedio a 5 Días (según se define en el Acta de Emisión) de las ADSs de la Emisora, y (c) 110% del precio de cierre de la ADSs de la Emisora en la Bolsa de Valores de Nueva York (New York Stock Exchange) en la Fecha de Emisión), razón que estará sujeta a ajuste de tiempo en tiempo conforme a lo previsto en el Acta de Emisión, incluyendo por lo que se refiere a la Prima por Prepago Debido a un Cambio Fundamental, mediante la entrega de esta Obligación a la Emisora en la oficina o agencia mantenida por la misma para dicho efecto (y en cualesquiera otras oficinas o agencias que la Emisora designe para dicho efecto), acompañada de un aviso de conversión debidamente requisitado (y si las ADSs que dicho Tenedor recibirá con motivo de la conversión van a emitirse a nombre de Persona distinta al Tenedor inscrito de esta Obligación, por instrumentos de transmisión en forma satisfactoria para la Emisora, debidamente firmados por el Tenedor o su representante autorizado), y en caso de que la entrega se efectúe durante el período comprendido de las 5:00 p.m., hora de la ciudad de Nueva York, de la Fecha de Registro inmediatamente anterior a cualquier Fecha de Pago de Intereses, a las 9:00 a.m., hora de la ciudad de Nueva York, de dicha Fecha de Pago de Intereses, deberá ir acompañada del pago, en fondos aceptables para la Emisora, de una cantidad igual a los Intereses que de otra forma serían pagaderos en dicha Fecha de Pago de Intereses sobre el monto principal que se está convirtiendo; en el entendido, sin embargo, de que no será necesario pago alguno si las Obligaciones se entregan para su conversión después de la Fecha de Registro final. Sujeto al requisito de pago en caso de conversión posterior al cierre de las horas hábiles de la Fecha de Registro inmediatamente anterior a cualquier Fecha de Pago de Intereses, al momento de conversión no se efectuará ajuste alguno por concepto de los dividendos pagados sobre las ADSs que se entreguen como resultado de la conversión. El derecho a convertir esta Obligación está sujeto a las disposiciones en materia de conversión previstas en el Acta de Emisión en caso de ciertas fusiones o consolidaciones, o de la venta o transmisión de sustancialmente todos los activos de la Emisora. No obstante lo dispuesto en el primer párrafo de esta Sección 15, si un Cambio Sustancial ocurre con posterioridad a que las Obligaciones hayan sido emitidos pero con anterioridad al período de 5 días de intermediación respecto al cual la Emisora de otro modo hubiese calculado el VWAP Promedio a 5 Días, la Tasa de Conversión inicial será equivalente al 130% del precio de venta al cierre de la ADSs de la Emisora en la Bolsa de Valores de Nueva York (New York Stock Exchange) en la Fecha de Emisión.

No fractional portions of ADSs shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full ADSs which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional portions of ADSs otherwise would be issuable upon the conversion of any Note or Notes, the Issuer will deliver a number of ADSs rounded up to the nearest whole number of ADSs.

No se emitirán fracciones de ADSs con motivo de la conversión de Obligaciones. Si un mismo Tenedor entrega al mismo tiempo más de una Obligación para su conversión, el número de ADSs íntegras a emitirse con motivo de dicha conversión se calculará con base en el monto principal total de las Obligaciones (o las porciones designadas de las mismos, en la medida permitida por la presente) entregadas para su conversión. En caso de que salvo por lo antes dispuesto debieran emitirse fracciones de ADSs con motivo de la conversión de cualquier Obligación o cualesquiera Obligaciones, la Emisora entregará un número de ADSs redondeado al alza para reflejar el número de ADSs completas más próximo.

If a Fundamental Change occurs and a Holder elects to convert its Notes, the Issuer will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs. A conversion of Notes will be deemed for these purposes to be “in connection with” such Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the later of (i) 30 scheduled Trading Days before the anticipated effective date of such Fundamental Change and (ii) the date on which the Issuer notifies the Holders of the anticipated effective date of a Fundamental Change (in accordance with the next sentence and the next succeeding sentence) and ending 30 Business Days following the actual effective date of such Fundamental Change (but, in the case of a Change of Control, ending prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date). The Issuer will notify Holders and the Trustee of the anticipated effective date of such Fundamental Change and issue a press release as soon as practicable after the Issuer first determines the anticipated effective date of such Fundamental Change provided that in no event will the Issuer be required to provide such notice to the Holders and the Trustee before the earlier of such time as the Issuer or its Affiliates (a) has publicly disclosed or acknowledged the circumstances giving rise to such anticipated Fundamental Change or (b) is required to publicly disclose under applicable law or the rules of any stock exchange on which the Issuer’s equity is then listed the circumstances giving rise to such anticipated Fundamental Change. The Issuer will use its commercially reasonable efforts to make such determination in time to deliver such notice no later than 30 days prior to such anticipated effective date of such Fundamental Change. The number of additional ADSs by which the Conversion Rate will be increased will be determined by reference to Section 12.12 of the Indenture, based on the date on which the Fundamental Change occurs or becomes effective and the ADS price paid (or deemed paid) per ADS (or, if applicable, the price per Ordinary Share or per CPO, transposed into a price per ADS) in the Fundamental Change. In no event will the total number of ADSs issuable upon conversion exceed 116.0714 ADSs, subject to adjustment for events from and after September 26, 2014 in the same manner as the Conversion Rate as set forth in Section 12.05(a) of the Indenture.

En caso de que haya ocurrido un Cambio Fundamental y un Tenedor opte por la conversión de sus Obligaciones, la Emisora ajustará la Tasa de Conversión aplicable a las Obligaciones entregadas para su conversión, agregando ADSs adicionales. Para estos efectos, toda conversión de Obligaciones se considerará hecha “en relación con” dicho Cambio Fundamental si el Agente de Conversión recibe el aviso de conversión respectivo dentro del período comprendido desde e incluyendo B- la fecha que coincida con el 30o. Día de Operaciones anterior a la fecha efectiva prevista de dicho Cambio Fundamental y C- la fecha en que la Emisora notifique a los Tenedores la “Fecha Efectiva” prevista de un Cambio Fundamental (de acuerdo con la siguiente oración y la oración que le sigue), la que ocurra más tarde de entre ambas fechas, hasta y que concluya el 30o. Día Hábil posterior a la verdadera Fecha Efectiva (pero, tratándose de un Cambio de Control, que concluya con anterioridad al cierre de las horas hábiles del Día Hábil inmediatamente anterior a la Fecha de Compra por Cambio de Control). La Emisora notificará a los Tenedores y al Fiduciario la Fecha Efectiva prevista de dicho Cambio Fundamental y emitirá un comunicado de prensa tan pronto como ello sea posible después de determinar por vez primera dicha Fecha Efectiva prevista; en el entendido, de que la Emisora no estará obligada en ningún caso a dar dicho aviso a los Tenedores y al Fiduciario antes de que la Emisora o sus Filiales (a) hayan aceptado y revelado al público las circunstancias que hayan dado lugar a dicho Cambio Fundamental previsto, o estén obligadas, de conformidad con la legislación aplicable o las reglas establecidas por cualquier bolsa de valores en la que se encuentren listadas para su cotización las acciones de la Emisora, a revelar al público las circunstancias que dieron lugar a dicho Cambio Fundamental previsto. La Emisora hará esfuerzos comercialmente razonables para realizar dicha determinación a tiempo de poder enviar dicho aviso con cuando menos 30 días de anticipación a dicha Fecha Efectiva prevista. El número de ADSs en que se incrementará la Tasa de Conversión se determinará conforme a lo dispuesto en la Sección 12.12 del Acta de Emisión, con base en la fecha en que ocurra el Cambio Fundamental o el mismo surta efectos, y el precio por ADS pagado (o que se presuma pagado) (o, en su caso, el precio por Acción Ordinaria o por CPO, transpolado a un precio por ADS) en relación con el Cambio Fundamental. En ningún caso el número total de ADSs a ser emitidas al momento de la conversión excederá de 116.0714 ADSs, sujeto a ajuste a eventos antes y después del 26 de septiembre 2014 en los mismos términos que la Tasa de Conversión conforme a lo previsto en la Sección 12.05(a) del Acta de Emisión.

16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. HOLDERS OF NOTES BY ACCEPTING A BENEFICIAL INTEREST IN THE NOTES AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR ANY TRANSACTION RELATED HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

16. LEGISLACIÓN APLICABLE. ESTA OBLIGACIÓN SE REGIRÁ POR LA LEY DEL ESTADO DE NUEVA YORK Y SE INTERPRETARÁ DE CONFORMIDAD CON LA MISMA. EN LA MEDIDA MÁS AMPLIA PERMITIDA POR LA LEGISLACIÓN APLICABLE, LOS TENEDORES DE OBLIGACIONES, POR EL SIMPLE HECHO DE ACEPTAR LOS DERECHOS DE BENEFICIARIO CORRESPONDIENTES A LAS MISMAS, RENUNCIAN A CUALQUIER DERECHO QUE PUEDAN TENER CON RESPECTO A LA CELEBRACIÓN DE JUICIOS ANTE JURADO EN RELACIÓN CON CUALQUIER ACCIÓN, PROCEDIMIENTO O CONTRADEMANDA DERIVADA DE ESTA OBLIGACIÓN O RELACIONADA CON LA MISMA.

17. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. The Issuer has appointed CEMEX NY Corporation, 590 Madison Avenue, 41st Floor, New York, New York 10022, Attention: Legal Counsel, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or this Note which may be instituted in any U.S. Federal or State court located in the State of New York, County of New York. The Issuer has agreed that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Issuer of a successor agent in The City of New York, New York as authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the Indenture or this Note.

17. AGENTE PARA EMPLAZAMIENTOS; SOMETIMIENTO A JURISDICCIÓN; REUNCIA A INMUNIDADES. La Emisora ha nombrado a CEMEX NY Corporation, 590 Madison Avenue, 41st Floor, New York, New York, 10022, (E.U.A.), Atención: Legal Counsel, como agente autorizado (el “Agente Autorizado”) al que podrá corrérsele traslado de todos los escritos, emplazamientos y requerimientos relativos a cualquier juicio, acción o procedimiento surgido como resultado o que esté basado en el Acta de Emisión o las Obligaciones y pueda interponerse ante cualquier tribunal federal o estatal con sede en el estado de Nueva York, condado de Nueva York. La Emisora ha convenido que el nombramiento del Agente Autorizado será irrevocable en tanto se encuentre en circulación cualquiera de las Obligaciones o hasta que la Emisora nombre de manera irrevocable y para dicho efecto a un agente autorizado sucesor en la ciudad de Nueva York, Nueva York y dicho agente sucesor haya aceptado su nombramiento. Todo emplazamiento entendido con el Agente Autorizado se considerará en todo sentido como un emplazamiento personal entendido con la Emisora. En la medida en que la Emisora esté sujeta o en el futuro adquiera cualquier inmunidad (soberana o de otro tipo) en contra de cualquier acción, juicio o procedimiento, la jurisdicción de cualquier tribunal, separación en juicio o cualquier proceso legal (ya sea que se trate de emplazamiento, adhesión u otro concepto) respecto de sí misma o de cualquiera de sus bienes, en este acto la Emisora renuncia irrevocablemente y se obliga a no invocar dicha inmunidad respecto de sus obligaciones conforme al Acta de Emisión o a esta Obligación.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to the Issuer at the address set forth for notice in the Indenture.

A solicitud por escrito de cualquier Tenedor, la Emisora proporcionará a dicho Tenedor, sin costo alguno, una copia del Acta de Emisión que contenga el texto de esta Obligación en letra más grande. Dichas solicitudes podrán dirigirse a la Emisora al domicilio previsto para el envío de avisos en el Acta de Emisión.

For purposes of paragraph of Article 210 of the LGTOC, based on the Financial Statements, as of December 31, 2014, the (i) total stockholders’ equity (capital contable) of the Issuer was Ps.148,171, (ii) the Issuer’s paid-in capital stock was Ps. 105,367, (iii) the amount of the total assets of the Issuer was Ps. 514,961, (iv) the amount of the total liabilities of the Issuer was Ps. 366,790 and (v) the amount of the net total assets of the Issuer was Ps. 148,171.

Para efectos de lo dispuesto en la fracción II del artículo 210 de la LGTOC, de acuerdo con los Estados Financieros al 31 de diciembre de 2014: (i) el capital contable de la Emisora ascendía a Ps.148,171 millones; (ii) el capital social pagado de la Emisora ascendía a Ps.105,367 millones; (iii) el valor de los activos totales de la Emisora ascendía a Ps.514,961 millones; (iv) el importe de los pasivos de la Emisora ascendía a Ps.366,790 millones; y (v) el valor del activo total neto de la Emisora ascendía a Ps.148,171 millones.

The corporate purpose of the Issuer, includes, among other items, (i) to acquire or subscribe shares and to participate in the capital or the administration of all types of national or foreign companies or partnerships, and (ii) the issuance, endorsement, receipt, aval and any other form of subscription of negotiable instruments and to carry out all kind of transactions with them.

El objeto social de la Emisora comprende, entre otros fines, (i) adquirir o suscribir acciones, y participar en el capital o en la administración de todo tipo de sociedades o asociaciones, nacionales o extranjeras, y (ii) la emisión, endoso, aceptación, aval y cualquier otra forma de suscripción de títulos de crédito y la realización de todo tipo de operaciones con los mismos.

The Spanish version of the Indenture will be registered with the Public Registry of Property and Commerce of Monterrey, Nuevo León, México under mercantile file number .	La versión en español del Acta de Emisión será inscrita en el Registro Público de la Propiedad y del Comercio de la ciudad de Monterrey, Nuevo León, México bajo el folio mercantil .

This Note has been issued in English and Spanish text side-by-side. In case of any inconsistency or question as to the proper interpretation or construction of this Note between the text in English and the text in Spanish, the English text shall control in all cases.

Esta Obligación se emite a dos columnas en inglés y español. En caso de cualquier discrepancia o duda en cuanto a la correcta interpretación de esta Obligación entre sus versiones en inglés y español, imperará en todo caso la versión en inglés.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Transfer	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such increase or decrease	Signature of Authorized Signatory of Trustee or Registrar

FORM OF CONVERSION NOTICE

UNRESTRICTED NOTES

The Bank of New York Mellon

101 Barclay Street – 7W

New York, NY 10286

Attention: International Corporate Trust

Re:	Convertible Subordinated Notes due 2020 (the “Notes”) of CEMEX, S.A.B. de C.V. (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 13, 2015 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as Trustee and CIBanco S.A., Institución de Banca Múltiple, as Mexican Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned, registered owner of the aggregate amount of Notes specified below, hereby irrevocably exercises the option to convert such Notes, or a portion thereof herein designated (which is U.S.$1,000 or an integral multiple thereof and provided that if only a portion is converted that the portion not so converted is in a minimum principal amount of U.S.$1,000), into Ordinary Shares of the Issuer deliverable in the form of ADSs in accordance with the terms of the Indenture, and directs that the ADSs issuable and deliverable upon the conversion and any Notes representing any unconverted principal amount, be issued and delivered in book-entry form through the facilities of DTC, for credit to the account of the Person indicated below, unless a different name has been indicated below. If ADSs or any portion of the Notes not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer Taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest and Taxes accompanies this notice of conversion.

The undersigned represents that, as of the date hereof, it has not delivered a purchase notice as described under the Indenture with respect to its Notes.

The undersigned acknowledges and agrees that no ADSs will be delivered prior to the effectiveness of any registration statement under the Securities Act relating to the ADSs, unless the Conversion Agent receives a deposit certificate in the form provided under the ADS Deposit Agreement and duly signed and completed on behalf of the applicable beneficial owner. The forms of such certificates are available from the Conversion Agent.

No ADSs will be delivered on conversion until any amount payable by the undersigned on account of Interest is paid, any certificates evidencing specified Notes not held in book-entry form are duly endorsed or assigned to the Issuer or in blank and surrendered and any Taxes or other charges or documents required in connection with the transfer on conversion, and any other required items, are delivered to the Conversion Agent.

Conversion of the specified number of Notes is subject to the requirements established by the Issuer and the ADSs depositary pursuant to the Indenture and the ADS Deposit Agreement, as well as to the procedures of DTC and Indeval, as in effect from time to time. Each conversion shall be deemed to have been effected with respect to a Note (or portion thereof) on the Conversion Date, and the Person in whose name any certificate or certificates for ADSs are issuable upon such conversion shall be deemed to have become on said date the holder of record of the ADSs represented thereby. Any such surrender on any date when the Issuer’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note is surrendered. Prior to such conversion, the undersigned will have no rights derived from, or in connection with, the ADSs issuable upon conversion.

Please provide the information requested below, as applicable:

1. PLEASE SPECIFY THE NOTES HELD AND THE PORTION THEREOF TO BE CONVERTED:

Principal amount held: U.S.$

CUSIP number(s):

DTC account where held:

Principal amount being converted (if less than all): U.S.$

All Notes to be converted will be converted into ADSs of the Issuer and, together with any unconverted Notes, will be delivered in book-entry form to the DTC account specified above.

2. IF OTHER ARRANGEMENTS ARE DESIRED, please specify the type, number and form of ADSs to be delivered upon conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested:

ADSs

Book Entry:
Number of ADSs:
DTC Account:

Unconverted Notes

Book Entry:
Number of ADSs:
DTC Account:

Please sign and date this notice in the space provided below.

[Signature page follows]

DATE:

(Please Print):

(Name)

(Signature)
Title:

(If the holder is a corporation, partnership or fiduciary, the title of the Person signing on behalf of the holder must be stated)

(Address)

(City, State and Zip Code)

(Area Code and Telephone Number)

(Fax Number)

(Email Address)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

FORM OF CONVERSION NOTICE

RESTRICTED NOTES

The Bank of New York Mellon

101 Barclay Street – 7W

New York, NY 10286

Attention: International Corporate Trust

Re:	Convertible Subordinated Notes due 2020 (the “Notes”) of CEMEX, S.A.B. de C.V. (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 13, 2015 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as Trustee, and CIBanco S.A., Institución de Banca Múltiple, as Mexican Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned, owner of the aggregate amount of Notes specified below, hereby irrevocably exercises the option to convert such Notes, or a portion thereof herein designated (which is U.S.$1,000 or an integral multiple thereof and provided that if only a portion is converted that the portion not so converted is in a minimum principal amount of U.S.$1,000)), into Ordinary Shares of the Issuer deliverable only in the form of ADSs in accordance with the terms of the Indenture, and directs that the ADSs issuable and deliverable upon the conversion and any Notes representing any unconverted principal amount, be issued and delivered in book-entry form through the facilities of DTC, for credit to the account of the Person indicated below, unless restricted ADSs are to be issued and delivered in the event of any conversion of Notes (x) within 12 months after the date of issuance of the Notes, or (y) by any person that is an Affiliate of the Issuer. Restricted ADSs are not eligible for delivery in book-entry form through the facilities of DTC but instead will be issued and delivered as uncertificated ADSs registered in the name of the owner on the books of Citibank, N.A., the ADS Depositary. If ADSs or any portion of the Notes not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer Taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest and Taxes accompanies this notice of conversion.

The undersigned represents that, as of the date hereof, it has not delivered a purchase notice as described under the Indenture with respect to its Notes.

The undersigned understands that, upon conversion of Notes, freely transferable ADSs will be delivered only if (i) the Notes are being converted upon the expiration of twelve months after their date of issuance, and (ii) the converting Note holder is not an Affiliate of the Issuer.

No ADSs will be delivered on conversion until any amount payable by the undersigned on account of Interest is paid, any certificates evidencing specified Notes not held in book-entry form are duly endorsed or assigned to the Issuer or in blank and surrendered and any Taxes or other charges or documents required in connection with the transfer on conversion, and any other required items, are delivered to the Conversion Agent.

Conversion of the specified number of Notes is subject to the requirements established by the Issuer and the ADSs Depositary pursuant to the Indenture and the ADS Deposit Agreement, as well as to the procedures of DTC and Indeval, as in effect from time to time. Prior to such conversion, the undersigned will have no rights derived from, or in connection with, the ADSs issuable upon conversion.

Please provide the information requested below, as applicable:

1. PLEASE SPECIFY THE NOTES TO BE CONVERTED:

Principal amount being converted: U.S.$

CUSIP number(s):

DTC account where held:

2. IF NOTES ARE BEING CONVERTED UPON THE EXPIRATION OF A SIX MONTH PERIOD AFTER THE UNIT ISSUE DATE AND ADSs IN UNRESTRICTED FORM ARE REQUESTED, the holder of Notes being converted certifies by checking the box that s/he/it is not an Affiliate of the Issuer.

3. IF UNRESTRICTED ADSs ARE BEING REQUESTED, please provide the following ADS delivery instructions:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

Email of contact person at DTC Participant:

4. IF RESTRICTED ADSs ARE BEING REQUESTED, please provide the following ADS delivery instructions:

Name of Restricted ADS holder:

Street Address:

City, State, and Country:

Nationality:

Social Security or Tax Identification Number:

Please sign and date this notice in the space provided below.

[Signature page follows]

DATE:

(Please Print):

(Name)

(Signature)
Title:

(If the holder is a corporation, partnership or fiduciary, the title of the Person signing on behalf of the holder must be stated)

(Address)

(City, State and Zip Code)

(Area Code and Telephone Number)

(Fax Number)

(Email Address)

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:

Authorized Signature of Officer:

Title of Officer Signing This Guarantee:

Address:

Area Code and Telephone Number:

Dated:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have this Note repurchased by the Issuer pursuant to Section 3.03 of the Indenture, check the box: [    ]

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.03 of the Indenture, state the amount (in multiples of U.S.$1,000): U.S.$        . (If you elect to have your Note purchased in part, the portion of the Note not redeemed must have an aggregate principle amount of at least U.S.$1,000.)

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

FORM OF CERTIFICATION

FOR TRANSFER PURSUANT TO RULE 144

[Date]

The Bank of New York Mellon

101 Barclay Street – 7W

New York, NY 10286

Attention: International Corporate Trust

Re:	Convertible Subordinated Notes due 2020 (the “Notes”) of CEMEX, S.A.B. de C.V. (the “Issuer”) (CUSIP: 151290 BQ5 (restricted), 151290 BR3 (unrestricted))

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 13, 2015 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as Trustee and CIBanco S.A., Institución de Banca Múltiple, as Mexican Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed sale of U.S.$         aggregate principal amount of the Notes, which represent an interest in a 144A Global Security beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

FORM OF RESTRICTED ADS LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF CEMEX, S.A.B. de C.V. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER OCTOBER 3, 2014 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE (OTHER THAN A TRANSFER PURSUANT TO RULE 144), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OF RESTRICTED ADSs

(Transfers pursuant to Section 12.11(c) of the Indenture)

Citibank, N.A

C/O Depositary Receipts Operations

480 Washington Blvd., 30th Floor

Jersey City, NJ 07310

Re:	Restricted ADSs of CEMEX, S.A.B. de C.V. (the “Issuer”)

Reference is hereby made to the Indenture, dated as of March 13, 2015 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as Trustee and CIBanco S.A., Institución de Banca Múltiple, as Mexican Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to                      ADSs represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of                      (the “Transferor”) to effect the transfer of such ADSs.

Such ADSs are only being transferred:

CHECK ONE BOX BELOW

(1)	[ ] to the Issuer; or

(2)	[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	[ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder; or

(4)	[ ] pursuant to a shelf registration statement of the Issuer that has been declared effective under the Securities Act of 1933, in connection with the transfer of such ADSs.

[signature page follows]

C-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the ADSs evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the ADSs such certifications and other information, and if box (3) is checked such legal opinions, as the Issuer has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[Name of Transferor]

By:
Name:
Title:

Medallion Signature Guarantee:

Dated:

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EXHIBIT D

[To include Financial Statements]

D-1

EXHIBIT E

Summary of Terms of the Offering

Pricing Term Sheet

September 26, 2014

CEMEX, S.A.B. de C.V.

Contingent Convertible Units and

Convertible Subordinated Notes due 2020 (the “Notes”)

The information in this pricing term sheet supplements CEMEX, S.A.B. de C.V.’s preliminary offering memorandum, dated September 22, 2014 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. References to American Depositary Shares (“ADSs”) are to ADSs of the Issuer.

GENERAL

Issuer	CEMEX, S.A.B. de C.V.

Sole Book-Running Manager and Initial Purchaser	Citigroup Global Markets Inc.

Use of Proceeds	The Issuer will only receive proceeds from the offering of the Contingent Convertible Units to the extent that Note Purchase Contracts are exercised on the Note Purchase Date. Assuming the Note Purchase Contracts are fully exercised on the Note Purchase Date, the estimated net proceeds to the Issuer from this offering, after deducting the initial purchaser’s commissions and estimated offering expenses will be approximately U.S.$196 million. The Issuer intends to use the net proceeds from this offering, together with available cash, if necessary, to repay in full the amount outstanding under the Issuer’s Existing Notes that matures without conversion.

NYSE Last Reported Sale Price on September 25, 2014	U.S.$13.14 per ADS

Governing law	New York

THE CONTINGENT CONVERTIBLE UNITS

Security Description	Contingent Convertible Units, each consisting of:

	•	a Note Purchase Contract; and

	•	an undivided beneficial ownership in Treasury Securities and Excess Initial Proceeds, if any, held in the Securities Account collateralizing the Contingent Convertible Unit holder’s obligation to purchase the Notes on the Note Purchase Date

Stated Amount	$1,000 per Contingent Convertible Unit

Amount Offered	200,000 Contingent Convertible Units

Offering price	$1,000 per Contingent Convertible Unit, plus accrued Contract Payments, if any, from October 3, 2014

Note Purchase Contracts	Under the Note Purchase Contracts, holders of Contingent Convertible Units agree to purchase from the Issuer, and the Issuer agrees to sell to the holders of the Contingent Convertible Units, the Notes on the Note Purchase Date if the Note Purchase Contracts are exercised

Note Purchase Date	March 13, 2015

Exercise Amount	The aggregate stated principal amount of Contingent Convertible Units in respect of which Note Purchase Contracts will be exercised will be based on the principal amount of the Existing Notes that matures without conversion:

• if less than $100 million principal amount of Existing Notes matures without conversion, the Exercise Amount will be zero;

• if from U.S.$100 million to, and including, U.S.$200 million aggregate principal amount of Existing Notes matures without conversion, the Exercise Amount will be equal to the aggregate principal amount of Existing Notes that matures without conversion; and

• if more than $200 million principal amount of Existing Notes matures without conversion, the Exercise Amount will be $200 million

U.S.$203,972,000 aggregate principal amount of Existing Notes are outstanding as of the date of this pricing term sheet. The Issuer will covenant in the Note Purchase Contract Agreement not to (a) voluntarily repurchase any Existing Notes (other than pursuant to a tax redemption if the conditions to such redemption under the existing terms of the Existing Notes were met) or (b) offer an increased conversion rate or other inducement to cause holders to convert Existing Notes.

Existing Notes	The Issuer’s 4.875% Convertible Subordinated Notes due 2015

Unit Issue Date	October 3, 2014

Contract Payments	3.0% per annum from the Unit Issue Date

Contract Payment Dates	The 15th day of each month and on the Note Purchase Date, commencing on November 15, 2014

Format	144A Global Units

Identifiers (Units)	CUSIP: 151290 BP7 (144A)

ISIN: US151290BP75 (144A)

THE NOTES
Security Description	Convertible Subordinated Notes due 2020

Principal Amount	Aggregate principal amount issued will be equal to the Exercise Amount

Issue Date	March 13, 2015 (the Note Purchase Date)

Maturity Date	March 15, 2020

Interest Payment Dates	March 15 and September 15, beginning on September 15, 2015

Annual Interest Rate	Interest on the Notes will accrue at a fixed rate equal to the sum of:

(a) the 5-Year Swap Rate on March 11, 2015, determined as described under “Description of the Notes—Interest” in the Preliminary Offering Memorandum, plus

(b) 195 basis points, plus

(c) the marginal spread (the “Marginal Spread”) determined (based on the 5 Day Average VWAP as defined under “Description of the Notes – General” in the Preliminary Offering Memorandum) by reference to the following table:

5 Day Average VWAP	Marginal Spread

Greater than $8.62	0 basis points

Less than or equal to $8.62, but greater than $8.00	50 basis points

Less than or equal to $8.00, but greater than $7.50	137.5 basis points

Less than or equal to $7.50, but greater than $7.00	200 basis points

Less than or equal to $7.00, but greater than $6.50	250 basis points

Less than or equal to $6.50, but greater than $6.00	287.5 basis points

Less than or equal to $6.00	350 basis points

It will not be possible to calculate the 5 Day Average VWAP until after the fifth trading day from and including March 18, 2015 and the interest rate on the Notes will not be known until after that time. As a result, we will notify holders and the Trustee of the interest rate without taking the Marginal Spread into account promptly following its determination on March 11, 2015 and will separately notify holders and the Trustee of the interest rate taking the Marginal Spread into account promptly following determination of the Marginal Spread (at the time that the 5 Day Average VWAP is determined). In each case we will also make the relevant information available on our website.

If, between the date of this pricing term sheet and the final day of the Averaging Period, any event occurs that would cause an adjustment to the conversion rate for the Notes, we will adjust the 5 Day Average VWAP as applied to the table above using an adjustment factor inverse to the factor that would have been applicable to the adjustment to the conversion rate that would have been required (as described under

“—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum) had the relevant event occurred after the conversion rate had been established, applied by us in a good faith manner to the applicable values.

Issue Price	U.S.$1,000 per Note, payable with Treasury Maturity Cash Proceeds from the Securities Account.

Initial Conversion Price

Subject to the additional provisions described under “Description of the Notes—General” in the Preliminary Offering Memorandum, the initial conversion price for the Notes will be equal to the greater of (a) U.S.$11.20, (b) 130% of the 5 Day Average VWAP of the Issuer’s ADSs, and (c) 110% of the closing sale price of the Issuer’s ADSs on the New York Stock Exchange (or, if the Issuer’s ADSs are not the traded on such exchange, the principal exchange on which the Issuer’s ADSs are then traded) on the Note Purchase Date.

The “5 Day Average VWAP” of the Issuer’s ADSs will be equal to the average of the daily volume-weighted average prices of the Issuer’s ADSs for the 5 trading-day period beginning on March 18, 2015. The initial conversion rate will be equal to the quotient of (x) 1,000 divided by (y) the initial conversion price. The initial conversion rate will be rounded to the nearest 1/10,000th of an ADS.

Initial Conversion Rate	The initial conversion rate will be equal to (x) 1,000 divided by (y) the initial conversion price

Denomination	Integral multiples of U.S.$1,000

Conversion Rights	Holders may convert their Notes into the Issuer’s ADSs (which represent CPOs, which in turn have ordinary shares as underlying securities) at any time after the last trading day of the Averaging Period used in the calculation of the initial conversion price for the Notes and prior to the close of business on the fourth business day immediately preceding the maturity date of the Notes.

Make Whole Conversion upon Fundamental Change

If a holder elects to convert its Notes in connection with a fundamental change (as defined under “Description of the Notes—Conversion Rights—Make Whole Amount Upon the Occurrence of a Fundamental Change” in the Preliminary Offering Memorandum), then the Issuer will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion.

The following table sets forth the U.S. Dollar value of the additional ADSs to be added to the conversion rate for conversions in connection with a fundamental change, based on hypothetical ADS prices and effective dates. This table (a) expresses hypothetical ADS Prices in terms of percentages of the 5 Day Average VWAP (as defined above under “—General”) and (b) expresses amounts by which the conversion rate would be increased by the value, in U.S. Dollars, of the relevant increase. Promptly after establishment of the initial conversion rate, we will generate a final version of the table (including the related paragraph that immediately follows it) including ADS Prices measured in U.S. Dollars (rather than as percentages of the 5 Day Average VWAP) and amounts of additional ADSs expressed in numbers of ADSs (rather than as U.S. Dollar amounts).

	ADS Price (Measured as a Percentage of the 5 Day Average VWAP)
	100%	110%	120%	130%	140%	150%	160%	170%	180%	200%	250%	300%
March 13, 2015	$230.77	$230.02	$211.59	$196.43	$183.91	$173.56	$164.95	$157.75	$151.69	$142.18	$127.52	$119.00

March 15, 2016	$230.77	$215.22	$193.67	$176.14	$161.88	$150.29	$140.84	$133.12	$126.77	$117.16	$103.55	$96.48

March 15, 2017	$230.77	$199.10	$173.35	$152.70	$136.24	$123.18	$112.82	$104.61	$98.09	$88.73	$76.99	$71.80

March 15, 2018	$230.77	$180.82	$149.00	$123.99	$104.64	$89.86	$78.69	$70.29	$64.00	$55.78	$47.41	$44.56

March 15, 2019	$230.77	$160.18	$117.81	$85.59	$62.20	$45.87	$34.85	$27.64	$23.02	$18.31	$15.58	$14.97

March 15, 2020	$230.77	$153.85	$76.92	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

The exact ADS prices and effective dates may not be set forth in the table above, in which case if the ADS price is:

•	between two adjacent ADS price amounts in the table or the effective date is between two adjacent effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two dates based on a 365-day year, as applicable.

•	greater than 300% of the 5 Day Average VWAP per ADS subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be issued upon conversion.

•	less than 100% per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of ADSs issuable upon conversion exceed a number equal to 116.0714 ADSs, although that maximum is subject to adjustment for events from and after September 26, 2014 in the same manner as the conversion rate as set forth above under “—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Repurchase at Option of Holder

Other than in the event of a change of control, holders may not require the Issuer to repurchase any Notes prior to their stated maturity date.

If a change of control (as defined in clause (1) of the definition of “fundamental change” under “Description of the Notes—Conversion Rights—Make Whole Amount Upon the Occurrence of a Fundamental Change” in the Preliminary Offering Memorandum) occurs at any time, each holder will have the right, at that holder’s option, to require the Issuer to purchase all or part of that holder’s Notes for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest (including additional interest, if any) and additional amounts, if any, up to, but excluding, the repurchase date.

Redemptions

Other than in the event of a tax redemption, the Issuer may not redeem any Notes prior to their stated maturity date.

If as a result of changes in tax laws imposing withholding or deductions on payments under the Notes, the Issuer is required to pay additional amounts in excess of those attributable to withholding taxes imposed at a rate of 10% with respect to the Notes, the Issuer will have the option to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest up to but not including the date fixed for redemption and any additional amounts that may be payable, so long as the Issuer is not prohibited from having such an option under the Facilities Agreement.

Transactions by the Initial Purchaser	The initial purchaser and/or its affiliates expect to enter into derivative and/or structured transactions with customers, at their request, in connection with a material portion or possibly all of the Contingent Convertible Units and the initial purchaser and/or its affiliates may also purchase Contingent Convertible Units to hedge its risk exposure in connection with such transactions, which purchases would likely reduce the amount of Contingent Convertible Units available for trading (the “float”) and may reduce the market prices at which you can resell your Contingent Convertible Units. Also, the initial purchaser and/or its affiliates may acquire Contingent Convertible Units for their own proprietary accounts. Such acquisitions may have an effect on demand for and the price of the Contingent Convertible Units.

New York Stock Exchange Symbol for the Issuer’s ADSs	CX

Format	144A Global Notes

Identifiers (Notes)	CUSIP: 151290 BQ5 (144A)

ISIN: US151290BQ58 (144A)

CUSIP: 151290 BR3 (unrestricted)

ISIN: US151290BR32 (unrestricted)

* * *

This communication is intended for the sole use of the person to whom it is provided by the sender.

THE CONTINGENT CONVERTIBLE UNITS AND THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR CNBV), AND MAY NOT BE OFFERED OR SOLD PUBLICLY, OR OTHERWISE BE THE SUBJECT OF BROKERAGE ACTIVITIES, IN MEXICO, EXCEPT THAT THE CONTINGENT CONVERTIBLE UNITS AND THE NOTES MAY BE OFFERED IN MEXICO PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH UNDER ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES), TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS. UPON THE ISSUANCE OF THE CONTINGENT CONVERTIBLE UNITS AND THE NOTES, WE WILL NOTIFY THE CNBV OF THE ISSUANCE OF THE CONTINGENT CONVERTIBLE UNITS OR THE NOTES, AS APPLICABLE, INCLUDING THE PRINCIPAL CHARACTERISTICS OF THE CONTINGENT CONVERTIBLE UNITS OR THE NOTES, AS APPLICABLE, AND THE OFFERING OF THE CONTINGENT CONVERTIBLE UNITS AND THE NOTES OUTSIDE MEXICO. SUCH NOTICE WILL BE DELIVERED TO THE CNBV TO COMPLY WITH A LEGAL REQUIREMENT AND FOR INFORMATION PURPOSES ONLY, AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE CONTINGENT CONVERTIBLE UNITS OR THE NOTES, AS APPLICABLE, OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN AND IN THE OFFERING MEMORANDUM. THE INFORMATION CONTAINED HEREIN AND IN THE OFFERING MEMORANDUM IS THE EXCLUSIVE RESPONSIBILITY OF THE ISSUER AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV.

None of the Contingent Convertible Units, the Notes or the ADSs and CPOs underlying the Notes, have been, or will be, registered under the U.S. Securities Act of 1933, as amended, or the Securities Act, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Contingent Convertible Units are being offered only to qualified institutional buyers pursuant to Rule 144A, as promulgated under the Securities Act. Unless so registered, the Contingent Convertible Units, the Notes issuable upon exercise of any underlying Note Purchase Contract and the securities issuable upon conversion of the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. See “Transfer Restrictions; Notice to Investors” in the Preliminary Offering Memorandum for additional information about eligible offerees and transfer restrictions.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.